Annual Financial Report

(Japanese GAAP)

This report is an English translation of “Yukashoken-Houkokusho” as of and for the year ended March 31, 2004, pursuant to the Japanese Securities and Exchange Law, Regulation 24-1

Document for filing:	Annual Financial Report

Pursuant to:	Japanese Securities and Exchange Law, Regulation 24-1

Administrative division for filing to:	Director of Kanto Local Finance Bureau

Filing date:	June 23, 2004

Period of Annual Financial Report for:	April 1, 2003 ~ March 31, 2004

Company name (in English):	NISSIN CO., LTD.

Representative:	Kunihiko Sakioka President and Representative Director

Location of Matsuyama Head Office:	7-6, Chifune-machi 5-chome, Matsuyama City, Ehime, Japan (The address above is for the registered head office; the actual principal executive office is the Tokyo Head Office indicated below)

Telephone:	+ 81-89-943-2400

Contact:	Shigeharu Nakashima, General Manager of Accounting Department

Location of Tokyo Head Office:	6-1, Nishi-shinjuku 1-chome, Shinjuku-ku, Tokyo

Telephone:	+ 81-3- 3348-2424

Contact:	Shigeharu Nakashima, General Manager of Accounting Department

Location where the filing is available to the public:	Tokyo Head Office, Nissin Co., Ltd. (6-1, Nishi-shinjuku 1-chome, Shinjuku-ku, Tokyo)

Osaka Branch Office, Nissin Co., Ltd. (2-27, Shiromi 1-chome, Chuo-ku, Osaka)

Omiya Branch, Nissin Co., Ltd. (23-1, Kishiki-cho 1-chome, Omiya-ku, Saitama City, Saitama)

Chiba Branch, Nissin Co., Ltd. (14-13, Fujimi 1-chome, Chuo-ku, Chiba City, Chiba)

Yokohama Higashiguchi Loan Office, Nissin Co., Ltd. (32, Kinko-cho 5-chome, Kanagawa-ku, Yokohama City, Kanagawa)

Nagoya Branch, Nissin Co., Ltd. (5-31, Nishiki 3-chome, Naka-ku, Nagoya City, Aichi)

Sannomiya Loan Office, Nissin Co., Ltd. (2-20, Gokodori 4-chome Chuo-ku, Kobe City, Hyogo)

Tokyo Stock Exchange, Inc. (2-1, Nihonbashi Kabuto-cho, Chuo-ku, Tokyo)

Annual Financial Report

FIRST SECTION: CORPORATE INFORMATION

Note: All amounts in these financial statements are rounded down to the nearest unit.

ITEM 1.   OVERVIEW OF THE CORPORATION

1.	Key Financial Data and Trends

	For the Year Ended/As of March 31,
	2000	2001	2002	2003	2004
	(in millions, except percentages, shares, per share data, times and number of employees)
Consolidated Financial Data:
Operating revenues	¥—	¥32,106	¥36,515	¥45,601	¥45,693
Ordinary income	—	9,090	9,256	10,714	11,112
Net income	—	5,153	4,817	5,209	6,186
Shareholders’ equity	—	38,981	43,191	44,905	53,832
Total assets	—	161,489	177,834	203,714	207,955
Shareholders’ equity per share (in yen)	—	3,573.25	1,310.62	708.98	425.90
Net income per share (in yen):
Basic	—	477.54	146.13	79.63	49.04
Diluted	—	477.52	146.12	—	45.21
Shareholders’ equity ratio (%)	—	24.1	24.3	22.0	25.9
Return on equity (%)	—	13.2	11.7	11.8	12.5
Price earnings ratio (times)	—	13.2	11.3	12.2	17.3
Net cash (used in) provided by operating activities	—	(9,191)	(20,396)	(14,347)	5,053
Net cash provided by (used in) investing activities	—	95	287	(1,462)	(2,184)
Net cash provided by (used in) financing activities	—	17,788	11,384	22,306	(6,237)
Cash and cash equivalents at end of year	17,148	25,841	17,116	23,612	20,243
Number of employees (persons)	—	695	859	832	851
Average number of temporary employees (persons)	—	69	77	82	94

Non-consolidated Financial Data:
Operating revenues	29,076	32,027	36,401	41,381	40,795
Ordinary income	8,002	9,217	9,431	10,304	10,596
Net income	4,421	5,230	4,978	4,945	5,483
Gains from investments in equity-method affiliates	—	—	—	—	—
Common stock	5,912	6,167	6,610	6,610	7,218
Issued shares (in thousand shares)	10,780	10,909	33,156	66,312	134,726
Shareholders’ equity	33,920	39,059	43,430	44,883	53,150
Total assets	137,703	161,484	177,697	201,680	201,733
Shareholders’ equity per share (in yen)	3,146.46	3,580.35	1,317.86	708.95	420.58
Dividends per share (in yen):
Full-year dividends	60.00	70.00	25.00	15.00	8.50
Of which half-year dividend	25.00	35.00	12.50	6.50	3.75
Net income per share (in yen):
Basic	411.89	484.67	151.02	75.85	43.49
Diluted	410.54	484.65	151.01	—	40.19
Shareholders’ equity ratio (%)	24.6	24.2	24.4	22.3	26.4
Return on equity (%)	14.1	14.3	12.1	11.2	11.2
Price earnings ratio (times)	10.8	13.0	10.9	12.8	19.5
Dividend pay-out ratio (%)	14.6	14.5	16.6	19.4	19.4
Net cash used in operating activities	(8,746)	—	—	—	—
Net cash used in investing activities	(1,202)	—	—	—	—
Net cash provided by financing activities	17,014	—	—	—	—
Cash and cash equivalents at end of year	17,038	—	—	—	—
Number of employees (persons)	604	690	816	813	785
Average number of temporary employees (persons)	69	69	76	81	86

Annual Financial Report

Notes:	1)	Consumption taxes are excluded from operating revenues.
	2)	Consolidated financial statements were not prepared prior to the year ended March 31, 2001, which was the first year for which consolidated financial statements were prepared.
	3)	Diluted net income per share for the year ended March 31, 2003 was not presented, as there was no dilutive effect for the corresponding year.
	4)	On May 21, 2001, Nissin Co., Ltd. completed a three-for-one stock split.
	5)	On May 21, 2002, Nissin Co., Ltd. completed a two-for-one stock split.
	6)	On May 20, 2003, Nissin Co., Ltd. completed a two-for-one stock split.
	7)	Beginning as of and for the year ended March 31, 2002, treasury stock has been presented as a component of shareholders’ equity and per share data (excluding dividends per share) are calculated based on the number of issued shares less the number of shares of treasury stock.
	8)	The full-year dividend per share for the year ended March 31, 2003 includes the ¥1 memorial dividend in connection with the listing of Nissin Co., Ltd. shares on the New York Stock Exchange.
	9)	Accounting Standards Board Statement (“ASB Statement”) No. 2, “Accounting Standard Concerning Net Income Per Share”, and Accounting Standards Board Guidance (“ASB Guidance”) No. 4, “Guidance for Accounting Standard Concerning Net Income Per Share”, issued by Accounting Standards Board of Japan (“ASBJ”) on September 25, 2002, were adopted beginning for the year ended March 31, 2003. In addition, per share data are adjusted retrospectively as follows, reflecting the above mentioned standard and guidance and stock splits:

	Year Ended / As of March 31,
Per Share Data	2000	2001	2002	2003	2004
	(in yen)
Consolidated:
Shareholders’ equity per share	¥—	¥297.30	¥327.29	¥354.49	¥425.90
Net income per share:
Basic	—	39.32	36.17	39.82	49.04
Diluted	—	39.32	36.17	—	45.21

Non-consolidated:
Shareholders’ equity per share	261.81	297.90	329.10	354.48	420.58
Dividends per share:
Full-year dividends	5.00	5.83	6.25	7.50	8.50
Of which half-year dividend	2.08	2.92	3.13	3.25	3.75
Net income per share:
Basic	33.93	39.92	37.39	37.92	43.49
Diluted	33.82	39.92	37.39	—	40.19

Annual Financial Report

2.	Corporate History

May, 1960	Nissin Shoji Co., Ltd. (Common stock ¥1.85 million) established in Matsuyama City as a financial institution specializing in discounting commercial bills.
April, 1967	Merged with Nissin Real Estate Co., Ltd. (Common stock ¥8 million).
July, 1967	Began offering real estate secured loans.
July, 1972	Began offering consumer loans.
September, 1981	Began offering small business owner loans.
February, 1984	Registered as a money-lending company following the enactment of “Moneylending Business Restriction Law”.
September, 1988	Expanded business network to the Chugoku region by opening the Hiroshima Branch.
March, 1990	Expanded business network to the Kinki region by opening the Osaka-Minami Branch.
April, 1990	Merged with National Shinpan Co., Ltd. (Common stock ¥10 million).
May, 1990	Began offering Wide loans.
November, 1990	Changed company name to Nissin Co., Ltd., and relocated the head office to the current location.
March, 1992	Expanded business network to the Kyushu region by opening the Fukuoka Branch.
January, 1994	Expanded business network to the Kanto region by opening the Omiya Branch.
April, 1994	Obtained approval from Japan Securities Dealers Association to register shares on the OTC market.
August, 1994	Established the Tokyo Office to strengthen financing activities and recruiting capabilities in the Kanto region.
March, 1995	Expanded business network to the Chubu region by opening the Nagoya Branch.
June, 1995	Expanded business network to the Tohoku region by opening the Sendai Branch. Expanded business network to the Hokkaido region by opening the Sapporo Branch.
September, 1996	Listed on the Second Section of the Osaka Securities Exchange.
October, 1996	Upgraded the Tokyo Office to branch office status.
April, 1998	Upgraded the Tokyo Branch Office to head office status.
December, 1998	Listed on the Second Section of the Tokyo Stock Exchange.
September, 1999	Listed on the First Section of the Tokyo Stock Exchange and Osaka Securities Exchange.
March, 2000	Began offering Business Timely loans.
July, 2001	Established Nissin Servicer Co., Ltd., currently a consolidated subsidiary.
August, 2002	Listed on the New York Stock Exchange.
November, 2003	Established NIS Lease Co., Ltd., currently a consolidated subsidiary.

Annual Financial Report

3.	Description of Business

Our corporate group (collectively the “Company”), comprised of NISSIN CO., LTD. (“NISSIN”), its six subsidiaries and four affiliates, provides integrated financial services as its primary business. Information about the members of the group is given below:

Business Segment	Business Category	Company Name	Business Description	Note

Integrated financial services	Consumer loans	Nissin Co., Ltd.	Provision of unsecured loans, guaranteed loans and secured loans	—

	Small business owner loans	Shinsei Business Finance Co., Ltd.	Provision of unsecured loans to small and medium-sized firms or owners	Equity-method affiliate

		Nissin Co., Ltd.	Credit guarantee in connection with individual and business owner loans	—

	Credit guarantees	Nissin Credit Guarantee Co., Ltd.	Credit guarantee in connection with real estate leases

		NIS Lease Co., Ltd.	Credit guarantee in connection with accounts receivable	Consolidated subsidiaries

	Leasing		Provision of leases, installment loans and rentals

	Customer development and mediation services	Ascot Co., Ltd. Webcashing.com Co., Ltd.	Internet-based loans and credit card customer development and mediation	Equity-method affiliates

Loan servicing	Loan servicing	Nissin Servicer Co., Ltd.	Acquisition, management and collection of specific money claims	Consolidated subsidiaries

		J One Investment Co., Ltd.	Investments in acquisition of specific money claims

		CN Capital Co., Ltd.	Acquisition of specific money claims	Equity-method affiliate

Other businesses	Life or non-life insurance agency	Nissin Insurance Co., Ltd.	Marketing of life or non-life insurance	Consolidated subsidiaries

	Real estate related businesses	NIS Real Estate Co., Ltd.	Real estate lease management

Notes:	1)	On April 24, 2003, Shiq Consulting Co., Ltd. changed its company name to Nissin Credit Guarantee Co., Ltd., and started credit guarantee business operations in connection with real estate leases.
	2)	On April 25, 2003, Nissin Insurance Co., Ltd., a wholly owned subsidiary, was established and commenced life or non-life insurance agency business operations.
	3)	On June 25, 2003, Swan Credit Co., Ltd. completed allotments of shares to third parties, causing NISSIN’s equity interest in Swan Credit Co., Ltd to fall below 20% of total shares. Because NISSIN has no ability to exercise significant influence over Swan Credit Co., Ltd., the equity method was not applied to Swan Credit Co., Ltd. for the year ended March 31, 2004.
	4)	On July 15, 2003, BB Net Corp. (Osaka Securities Exchange Hercules-listed company) completed allotments of shares to third parties, causing NISSIN’s equity interest in BB Net Corp. to fall below 20% of total shares. Because NISSIN has no ability to exercise significant influence over BB Net Corp., the equity method was not applied to BB Net Corp. for the year ended March 31, 2004.
	5)	On September 8, 2003, NIS Real Estate Co., Ltd., a subsidiary, was established and commenced real estate management business operations in connection with real estate lease management.
	6)	On November 10, 2003, NIS Lease Co., Ltd., a wholly owned subsidiary, was established and commenced leasing business operations.
	7)	The equity method was not applied to i-cf, Inc. (Tokyo Stock Exchange Mothers-listed company) because NISSIN sold its entire equity interest in i-cf, Inc.
	8)	On March 31, 2004, NISSIN acquired an equity interest in Webcashing.com Co., Ltd., which became an equity-method affiliate.
	9)	On March 18, 2004, NISSIN sold a portion of its equity interest in Big Apple Co., Ltd., and excluded the company from NISSIN’s consolidated subsidiaries.
	10)	NISSIN indirectly owns J One Investment Co., Ltd., a wholly owned subsidiary of Nissin Servicer Co., Ltd., and CN Capital Co., Ltd., an equity-method affiliate of Nissin Servicer Co., Ltd. Both companies were established on January 26, 2004.
	11)	On June 15, 2004, Nissin Credit Guarantee Co., Ltd., a wholly owned subsidiary, transferred its credit guarantee business operations in connection with real estate leases to NIS Lease Co., Ltd., a wholly owned subsidiary.

Annual Financial Report

Our business flow chart is shown below:

Annual Financial Report

4.	Overview of Subsidiaries and Affiliates

(Consolidated Subsidiaries)

		Common Stock		Interest Owned
Company Name	Location	(in millions)	Main Business	(%)	Relationship
Nissin Servicer Co., Ltd. (Notes 3 and 5)	Shinjuku-ku, Tokyo	¥762	Loan servicing	89.8%	NISSIN guarantees borrowings from bank by Nissin Servicer and 1 interlocking director
Nissin Credit Guarantee Co., Ltd.	Shinjuku-ku, Tokyo	10	Integrated financial services	100.0	2 interlocking directors
Nissin Insurance Co., Ltd.	Shinjuku-ku, Tokyo	10	Other businesses	100.0	1 interlocking director
NIS Real Estate Co., Ltd.	Shinjuku-ku, Tokyo	30	Other businesses	95.0	2 interlocking directors and 1 statutory auditor
NIS Lease Co., Ltd.	Shinjuku-ku, Tokyo	275	Integrated financial services	100.0	2 interlocking directors and 1 statutory auditor
J One Investment Co., Ltd.	Chiyoda-ku, Tokyo	3	Loan servicing	89.8 (89.8)	—

(Equity-method Affiliates)

		Common Stock		Interest Owned
Company Name	Location	(in millions)	Main Business	(%)	Relationship
Ascot Co., Ltd. (Note 6)	Chiyoda-ku, Tokyo	¥450	Integrated financial services	25.0%	1 interlocking director
Shinsei Business Finance Co., Ltd.	Chuo-ku, Tokyo	984	Integrated financial services	25.0	NISSIN guarantees borrowings by customers of and borrowings from a bank by Shinsei Business Finance and 1 interlocking director
Webcashing.com Co., Ltd.	Minato-ku, Tokyo	300	Integrated financial services	38.0	—
CN Capital Co., Ltd.	Shinjuku-ku, Tokyo	3	Loan servicing	44.9	—
				(44.9)

Notes:	1)	“Main Business” refers to the “Business Segment”.
	2)	Each number presented in parentheses is the percentage of interest indirectly owned by NISSIN.
	3)	The subsidiary is a “specified subsidiary” which must be presented as a separate segment.
	4)	There were no subsidiaries and affiliates required to file securities registration statements or statutory securities reports.
	5)	The subsidiary’s operating revenue, net of intercompany sales, contributes to more than 10% of the consolidated operating revenues. However, the presentation of significant financial results information is omitted, as the subsidiary’s operating revenue, including intercompany sales, contributes to more than 90% of the operating revenues generated by its business segment.
	6)	On April 19, 2004, Ascot Co., Ltd., an equity-method affiliate, relocated its principal office to Minato-ku, Tokyo.

5.	Employees

(1)	Employees of the Company

	March 31, 2004
	Integrated
	Financial Services		Loan Servicing		Other Businesses		Total
	(persons)
Number of Employees	809	(86)	40	(5)	2	(3)	851	(94)

Notes:	1)	The number of employees represents the number of full-time employees, including third party’s employees loaned to the Company, net of employees loaned to third parties outside the Company.
	2)	Each number presented in parentheses is the average number of temporary employees for the one-year period, who are not included in the relevant number of full-time employees.
	3)	Temporary employees include part-timers and persons with consulting (shokutaku) agreements, net of temporary employees dispatched from personnel agencies.

Annual Financial Report

(2)	Employees of NISSIN

March 31, 2004
		Average Years	Average
Number of Employees	Average Age	of Service	Annual Salary
(persons)	(years)	(years)	(in thousands)
785 (86)	28.7	4.5	¥4,656

Notes:	1)	The number of employees represents the number of full-time employees, including non-NISSIN employees loaned to NISSIN, net of employees loaned to companies other than NISSIN.
	2)	The average annual salary includes bonuses and additional wages.
	3)	Each number presented in parentheses is the average number of temporary employees for the one-year period, who are not included in the relevant number of full-time employees.
	4)	Temporary employees include part-timers and persons with consulting (shokutaku) agreements, net of temporary employees dispatched from personnel agencies.

(3)	Labor Union

None of the Company’s employees are members of labor union. The relations between management and labor are excellent.

Annual Financial Report

ITEM 2.   OVERVIEW OF BUSINESS

1.	Summary of Operating Results

(1)	Business Performance

In order to prevent deflation and stabilize the capital markets, the Japanese government, together with the Bank of Japan, has implemented powerful and comprehensive measures. Under these measures, the Japanese economy shows signs of recovery mainly in the corporate sector, such as improvement in corporate profits and an increase in business investments, and the stock markets have improved, as the expectation for economic recovery has increased. However, financial instability and deflationary trends have not changed significantly due to the tough employment conditions and low levels of personal consumption.

In NISSIN’s industry, concerns over the deterioration of operating results persisted despite the leveling in the number of corporate and personal bankruptcies. The industry was negatively affected by weak personal consumption, which led borrowers to restrain their borrowings and make early repayments. Lenders found difficulty in trying to increase their loans receivable balances because of fewer borrowers, and witnessed increases in loan loss-related expenses.

Given this business environment, we focused our efforts on realizing our goal of becoming a “Total Financial Solutions” company through creation of new credit businesses and strengthened our emphasis on our loan business centered on small business owners, as the importance of the consumer finance market declined. In addition, we aimed to improve the quality of assets, mainly composed of loans receivable, and tightened credit screening standards with a view to improving future profitability.

As a result, the summary of our consolidated financial results is as follows:

	Year Ended March 31,		Changes
	2003	2004	Amount	Percentage
	(in millions except percentages)
Operating revenues	¥45,601	¥45,693	¥91	0.2%
Operating income	11,041	11,559	517	4.7
Ordinary income	10,714	11,112	397	3.7
Net income	5,209	6,186	976	18.7

A summary of the business performance in each of the Company’s business segments is provided below:

1.	Integrated Financial Services

I.	Loan business

In the loan business, the Company’s core business, in order to strengthen and improve the efficiency of its business structure, NISSIN restructured its business organization and integrated some of its branches and loan offices as well as set up the Tokyo Branch for handling of commercial bill discounts, promissory note advances and accounts receivable-collateralized loans, and established the Real Estate Financial Department to provide loans secured by real estate with high liquidity as working capital to condominium developers.

Moreover, business alliances were formed with Orient Credit Co., Ltd. in August 2003, with Gulliver International Co., Ltd. in September 2003 and with usen Corp. in November 2003 to promote the Company’s financial version of an OEM strategy.

II.	Credit guarantee business

In the credit guarantee business, in order to promote its guarantee business in connection with loans to individuals and business

Annual Financial Report

owners, 30 branch offices of NISSIN became agents for Shinsei Business Finance Co., Ltd., a joint venture with Shinsei Bank, Limited, and the Company is strengthening its existing joint ventures including those with Sanyo Electric Credit Group, while seeking synergies with its loan business. In addition, NIS Lease Co., Ltd. was established during the year ended March 31, 2004, and commenced its guarantee business in connection with accounts receivable arose from corporate transactions

III.	Leasing business

NIS Lease Co., Ltd. was established to commence leasing business operations in connection with the Company’s provision of financial services such as leases, installment loans and rentals to middle risk business owners, who frequently experience difficulty in fulfilling their financial needs in the existing lease market.

As a result of the above, operating revenues from integrated financial services for the year ended March 31, 2004 decreased by ¥509 million, or 1.2%, to ¥40,863 million, compared with the operating revenues from integrated financial services for the previous year. With respect to operating income from integrated financial services, financial costs decreased due to a drop in the balance of interest-bearing debts and improvement in the terms of our transactions. Despite increases in loan loss-related costs due to increases in corporate and personal bankruptcies, total other operating expenses decreased due to reductions in expenses such as advertising expense. Consequently, operating income from integrated financial services increased by ¥43 million, or 0.4%, to ¥10,570 million, compared with the operating income from integrated financial services for the previous year.

2.	Loan Servicing

In the loan servicing business conducted principally by Nissin Servicer Co., Ltd., by utilizing the credit management know-how and expertise cultivated by NISSIN’s experience in the integrated financial services business, it has successfully operated in the business of purchasing and collecting distressed loans by expanding the business while improving efficiency. As a result, for the year ended March 31, 2004, operating revenues from loan servicing increased by ¥1,740 million, or 60.9%, to ¥4,599 million and operating income increase by ¥559 million, or 164.1%, to ¥899 million, compared with the respective figures for the previous year.

3.	Other Businesses

Nissin Insurance Co., Ltd. was established on April 25, 2003 and commenced life or non-life insurance agency business operations. In addition, NIS Real Estate Co., Ltd. was established on September 8, 2003 and commenced real estate management business operations in connection with real estate lease management.

As a result, for the year ended March 31, 2004, operating revenues from other business decreased by ¥1,138 million, or 83.2%, to ¥230 million and operating income decreased by ¥188 million, or 68.3%, to ¥87 million, compared with the respective figures for the previous year.

(2)	Cash Flows

As of March 31, 2004, cash and cash equivalents (hereafter referred to as “cash”) decreased to ¥20,243 million, a decrease of ¥3,369 million, compared with cash at the end of the previous year. This is mainly due to a decrease in interest-bearing debt, despite a smaller net increase in notes and loans receivable.

(Cash Flows from Operating Activities)

For the year ended March 31, 2004, net cash provided by operating activities amounted to ¥5,053 million, compared with net cash of ¥14,347 million used in operating activities for the previous year. This change is mainly attributable to net income before income taxes of ¥10,774 million, an increase of ¥1,601 million, loan loss-related costs of ¥14,119 million, an increase of ¥560 million, collections of purchased loans of ¥2,468 million, an increase of ¥322 million, and due to tightening credit risk management, a smaller net increase in notes and loans receivable of ¥13,579 million, a decrease of ¥18,436 million, compared with the respective figures for the previous year.

Annual Financial Report

(Cash Flows from Investing Activities)

For the year ended March 31, 2004, net cash used in investing activities amounted to ¥2,184 million, compared with net cash of ¥1,462 million used in investing activities for the previous year. This change is mainly attributable to the purchases of investment securities and software for new network system infrastructures.

(Cash Flows from Financing Activities)

For the year ended March 31, 2004, net cash used in financial activities amounted to ¥6,237 million, compared with net cash of ¥22,306 million provided by financing activities for the previous year. This change is mainly attributable to a net decrease in bonds of ¥3,750 million and long-term borrowings of ¥5,179 million and an acquisition of treasury stock of ¥868 million.

Annual Financial Report

2.	Operating Results

(1)	Operating Results of the Company

1.	Operating Revenues by Business Segment

	Year Ended March 31,
	2003		2004
		Percentage		Percentage
	Amount	of Total	Amount	of Total
	(in millions except percentages)
Integrated financial services
Interest income from notes and loans receivable:
Consumer loans	¥11,651	25.6%	¥9,772	21.4%
Wide loans	13,033	28.6	12,717	27.8
Small business owner loans	9,674	21.2	11,318	24.8
Business timely loans	4,513	9.9	4,588	10.0
Secured loans	196	0.4	198	0.4
Notes receivable	2	0.0	28	0.1

Total interest income from notes and loans receivable	39,073	85.7	38,623	84.5

Other financial income	0	0.0	1	0.0

Other operating income:
Loan origination fee	1,175	2.6	926	2.0
Recovery from loans previously charged-off	978	2.1	795	1.8
Guarantee fees received	93	0.2	368	0.8
Revenue from leases and installment loans	—	—	101	0.2
Other	52	0.1	48	0.1

Total other operating income	2,299	5.0	2,239	4.9

Sub-total	41,373	90.7	40,863	89.4

Loan servicing
Revenue from purchased loans collected	2,858	6.3	4,537	10.0
Other operating income	—	—	61	0.1

Sub-total	2,858	6.3	4,599	10.1

Other businesses
Other operating income	1,369	3.0	230	0.5

Total	¥45,601	100.0%	¥45,693	100.0%

Notes:	1)	Business segments presented above are identical to the business segments presented in “3. Description of Business”. The figures for the year ended March 31, 2003 were computed using the same business segment classification as for the year ended March 31, 2004.
	2)	Consumption taxes are excluded from the amounts presented above.

Annual Financial Report

2.	Operating Assets by Business Segment

	March 31,
	2003		2004
		Percentage		Percentage
	Amount	of Total	Amount	of Total
	(in millions except percentages)
Integrated financial services
Notes and loans receivable:
Consumer loans	¥40,938	23.0%	¥35,604	19.7%
Wide loans	62,767	35.2	55,686	30.8
Small business owner loans	52,651	29.6	55,152	30.5
Business timely loans	17,302	9.7	18,658	10.3
Secured loans	1,449	0.8	9,942	5.5
Notes receivable	15	0.0	396	0.2

Total notes and loans receivable	175,123	98.3	175,440	97.0

Assets held for leases and installment loans	—	—	380	0.2

Sub-total	175,123	98.3	175,821	97.2

Loan servicing
Purchased loans receivable	3,077	1.7	5,059	2.8

Total	¥178,201	100.0%	¥180,880	100.0%

Notes:	1)	Installment loans included in “Assets held for leases and installment loans” represents the amounts of total installment loans less the amounts of unrealized revenue from installment loans.
	2)	Other than those presented above, guaranteed loans outstanding in connection with the credit guarantee business in integrated financial services are as follows:

	March 31,
	2003	2004
	(in millions)
Guaranteed loans outstanding	¥1,504	¥3,619

Note:	The amounts of guaranteed loans outstanding presented above are the amounts before deduction of reserves for guarantee losses.

(2)	Operating Results of NISSIN

A.	Disclosure under the “Regulation for Disclosure of Special Finance Companies”

1.	Loans Outstanding by Category

	March 31, 2003
	Number of	Percentage		Percentage	Average
	Account	of Total	Amount	of Total	Interest Rate
	(in millions except accounts, percentages and interest rates)
Consumers
Unsecured loans (except housing loans)	142,436	79.1%	¥103,705	59.3%	25.58%
Secured loans (except housing loans)	198	0.1	738	0.4	16.89
Housing loans	—	—	—	—	—

Sub-total	142,634	79.2	104,444	59.7	25.52

Business owners
Unsecured loans	37,337	20.8	69,953	39.9	25.13
Secured loans	88	0.0	710	0.4	10.06
Notes receivable	28	0.0	15	0.0	20.29

Sub-total	37,453	20.8	70,679	40.3	24.97

Total	180,087	100.0%	¥175,123	100.0%	25.30%

Annual Financial Report

	March 31, 2004
	Number of	Percentage		Percentage	Average
	Account	of Total	Amount	of Total	Interest Rate
	(in millions except accounts, percentages and interest rates)
Consumers
Unsecured loans (except housing loans)	122,784	75.2%	¥91,290	52.0%	25.24%
Secured loans (except housing loans)	168	0.1	661	0.4	11.94
Housing loans	—	—	—	—	—

Sub-total	122,952	75.3	91,952	52.4	25.15

Business owners
Unsecured loans	39,946	24.5	73,706	42.0	24.16
Secured loans	121	0.1	9,391	5.4	11.74
Notes receivable	176	0.1	396	0.2	13.13

Sub-total	40,243	24.7	83,488	47.6	22.71

Total	163,195	100.0%	¥175,440	100.0%	23.98%

Notes:	1)	The amounts of unsecured loans for consumers represent the sum of the amounts of consumer loans and Wide loans. The amounts of unsecured loans for business owners represent the sum of the amounts of small business owner loans and Business Timely loans. In addition, accounts receivable-collateralized loans are excluded from the amounts of small business owner loans.
	2)	Each amount represents the sum of loans receivable and notes receivable.

2.	Loans Outstanding by Type of Pledged Assets

	March 31,
	2003				2004
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Pledged Assets	Account	of Total	Amount	of Total	Account	of Total	Amount	of Total
	(in millions except accounts and percentages)
Investment securities	9	0.0%	¥503	0.3%	13	0.0%	¥761	0.5%
Of which equity stock	5	0.0	500	0.2	11	0.0	761	0.5
Receivables	—	—	—	—	11	0.0	110	0.0
Of which bank deposits	—	—	—	—	—	—	—	—
Products	—	—	—	—	—	—	—	—
Real estate	277	0.2	945	0.5	265	0.2	9,180	5.3
Foundations	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—

Sub-total	286	0.2	1,449	0.8	289	0.2	10,052	5.8
Guaranteed	58,531	32.5	115,418	65.9	57,758	35.4	110,728	63.1
Unsecured	121,242	67.3	58,240	33.3	104,972	64.3	54,262	30.9
Notes receivable	28	0.0	15	0.0	176	0.1	396	0.2

Sub-total	180,087	100.0%	¥175,123	100.0%	163,195	100.0%	¥175,440	100.0%

Note:	Each amount represents the sum of loans receivable and notes receivable.

Annual Financial Report

3.	Loans Outstanding by Loan Term

	March 31,
	2003				2004
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Loan Term	Account	of Total	Amount	of Total	Account	of Total	Amount	of Total
	(in millions except accounts and percentages)
Revolving loans	121,242	67.3%	¥58,240	33.2%	104,972	64.3%	¥54,262	30.9%
One year or less	49	0.0	59	0.0	361	0.2	12,149	6.9
Over one year to 5 years	57,739	32.1	114,470	65.4	56,177	34.5	104,652	59.7
Over 5 years to 10 years	1,039	0.6	2,257	1.3	1,670	1.0	4,299	2.5
Over 10 years to 15 years	18	0.0	95	0.1	14	0.0	68	0.0
Over 15 years to 20 years	—	—	—	—	1	0.0	8	0.0
Over 20 years to 25 years	—	—	—	—	—	—	—	—
Over 25 years	—	—	—	—	—	—	—	—

Total	180,087	100.0%	¥175,123	100.0%	163,195	100.0%	¥175,440	100.0%

Average loan term per account	43 months				44 months

Notes:	1)	The average loan term per account is calculated based on the assumption that the loan term of revolving loans is three years because the contract is renewed every three years automatically.
	2)	Each amount represents the sum of loans receivable and notes receivable.

4.	Loans Outstanding by Type of Industry

	March 31,
	2003				2004
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Types of industry	Account	of Total	Amount	of Total	Account	of Total	Amount	of Total
	(in millions except accounts and percentages)
Manufacturing	1,956	1.1%	¥3,733	2.1%	2,213	1.4%	¥4,170	2.4%
Construction	4,433	2.5	9,098	5.2	4,933	3.0	9,749	5.6
Public utility	—	—	—	—	—	—	—	—
Transportation/communication	1,070	0.6	2,214	1.3	1,124	0.7	2,215	1.3
Wholesale/retail/restaurants	21,397	11.9	38,879	22.2	22,363	13.7	39,429	22.5
Finance/insurance	211	0.1	434	0.2	249	0.2	499	0.2
Real estate	406	0.2	800	0.5	517	0.3	4,993	2.8
Service	6,758	3.7	12,919	7.4	7,618	4.7	14,193	8.1
Individuals	142,634	79.2	104,444	59.6	122,952	75.3	91,952	52.4
Other	1,222	0.7	2,597	1.5	1,226	0.7	8,236	4.7

Total	180,087	100.0%	¥175,123	100.0%	163,195	100.0%	¥175,440	100.0%

Note:	Each amount represents the sum of loans receivable and notes receivable.

Annual Financial Report

5.	Funding Status

	March 31,
	2003		2004
		Average		Average
	Amount	Borrowing Rate	Amount	Borrowing Rate
	(in millions except percentages)
Borrowings from financial institutions and other	¥104,920	2.67%	¥96,201	2.36%
Other	47,474	2.50	47,165	2.22
Bonds/commercial paper	43,900	2.51	40,700	2.26

Total	152,394	2.61	143,367	2.32
NISSIN’s capital	55,563	—	67,076	—
Common stock	¥6,610	—%	¥7,218	—%

Notes:	1)	NISSIN’s capital represents the amount of total assets plus allowances, accrued bonuses and reserves, less the sum of total liabilities, the planned amount of dividends and the bonuses for directors and statutory auditors.
	2)	The average borrowing rate is the weighted-average interest rate of borrowings during the period.

Annual Financial Report

B.	Overview of Operations

1.	Number of Branches, Automatic Teller Machines (“ATMs”) and Cash Dispensers (“CDs”)

	March 31,
	2003	2004
Manned branch and loan offices	72	70
ATMs and CDs pursuant to alliance arrangements	1,108	1,116

Notes:	1)	All ATMs and CDs are located only in the Shikoku region. NISSIN was able to use the ATMs and CDs of 5 banks upon alliance agreements at March 31, 2003 and 2004.
	2)	NISSIN has no self-owned ATMs or CDs.
	3)	All arrangements to use ATMs and CDs were terminated on May 31, 2004.

2.	Operating Revenues

(a)	Operating Revenue by Operating Activity

	Year Ended March 31,
	2003		2004
		Percentage		Percentage
	Amount	of Total	Amount	of Total
	(in millions except percentages)
Interest income from notes and loans receivable
Consumer loans	¥11,651	28.2%	¥9,772	24.0%
Wide loans	13,033	31.5	12,717	31.2
Small business owner loans	9,674	23.4	11,318	27.7
Business Timely loans	4,513	10.9	4,588	11.2
Secured loans	196	0.5	198	0.5
Notes receivable	2	0.0	28	0.1

Sub-total	39,073	94.5	38,623	94.7

Other financial income
Interest on deposits	0	0.0	0	0.0
Other	—	—	0	0.0

Sub-total	0	0.0	1	0.0

Other operating income
Loan origination fee	1,175	2.8	926	2.3
Recovery from loans previously charged-off	978	2.4	795	1.9
Rent revenue from real estate leases	56	0.1	37	0.1
Factoring fees received	3	0.0	6	0.0
Guarantee fees received	93	0.2	367	0.9
Other	0	0.0	38	0.1

Sub-total	2,307	5.5	2,170	5.3

Total	¥41,381	100.0%	¥40,795	100.0%

Note:	Consumption taxes are excluded from the operating revenues presented above.

Annual Financial Report

(b)	Interest Income from Notes and Loans Receivable by Region

	Year Ended March 31,
	2003		2004
		Percentage		Percentage
Region	Amount	of Total	Amount	of Total
	(in millions except percentages)
Hokkaido	¥1,152	3.0%	¥1,332	3.4%
Tohoku	2,165	5.6	2,166	5.6
Kanto	13,375	34.2	13,357	34.6
Chubu	3,725	9.5	3,802	9.9
Kinki	6,676	17.1	6,815	17.7
Chugoku	2,867	7.3	2,707	7.0
Shikoku	3,896	10.0	3,484	9.0
Kyushu	5,213	13.3	4,957	12.8

Total	¥39,073	100.0%	¥38,623	100.0%

Notes:	1)	Consumption taxes are excluded from the operating revenues presented above.
	2)	“Regions” are categorized by location of the branch or loan office. The prefectures included in each region are as follows:
(The same definitions of regions also apply to those under 4 — (d)).
		Hokkaido:	Hokkaido
		Tohoku:	Aomori, Iwate, Miyagi, Fukushima
		Kanto:	Ibaraki, Tochigi, Gunma, Saitama, Chiba, Tokyo, Kanagawa
		Chubu:	Niigata, Ishikawa, Nagano, Gifu, Shizuoka, Aichi
		Kinki:	Mie, Kyoto, Osaka, Hyogo, Nara, Wakayama
		Chugoku:	Shimane, Okayama, Hiroshima, Yamaguchi
		Shikoku:	Tokushima, Kagawa, Ehime, Kochi
		Kyushu:	Fukuoka, Nagasaki, Kumamoto, Oita, Miyazaki, Kagoshima, Okinawa

3.	Originated Loan Amounts by Product

	Year Ended March 31,
	2003		2004
		Percentage		Percentage
Loan Product	Amount	of Total	Amount	of Total
	(in millions except percentages)
Consumer loans	¥22,591	20.8%	¥17,537	17.4%
Wide loans	34,293	31.6	20,709	20.5
Small business owner loans	36,560	33.7	35,061	34.8
Business Timely loans	14,329	13.2	13,935	13.8
Secured loans	810	0.7	12,696	12.6
Notes receivable	47	0.0	931	0.9

Total	¥108,633	100.0%	¥100,872	100.0%

Annual Financial Report

4.	Loans Outstanding

(a)	Loans Outstanding by Product

	March 31,
	2003				2004
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Loan Product	Account	of Total	Amount	of Total	Account	of Total	Amount	of Total
	(in millions except accounts and percentages)
Consumer loans	106,731	59.3%	¥40,938	23.4%	88,809	54.4%	¥35,604	20.3%
Wide loans	35,705	19.8	62,767	35.8	33,975	20.8	55,686	31.8
Small business owner loans	22,826	12.7	52,651	30.1	23,794	14.6	55,152	31.4
Business Timely loans	14,511	8.0	17,302	9.9	16,163	9.9	18,658	10.6
Secured loans	286	0.2	1,449	0.8	278	0.2	9,942	5.7
Notes receivable	28	0.0	15	0.0	176	0.1	396	0.2

Total	180,087	100.0%	¥175,123	100.0%	163,195	100.0%	¥175,440	100.0%

(b)	Loans Outstanding by Loan Balance

	March 31,
	2003				2004
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Loan Balance	Account	of Total	Amount	of Total	Account	of Total	Amount	of Total
	(in millions except accounts and percentages)
¥500,000 or less	102,407	56.9%	¥33,420	19.1%	84,419	51.8%	¥27,542	15.7%
¥500,001 ~ ¥1,000,000	24,378	13.5	20,931	12.0	27,122	16.6	22,954	13.1
¥1,000,001 ~ ¥3,000,000	47,082	26.1	95,474	54.5	45,225	27.7	86,593	49.4
¥3,000,001 ~ ¥5,000,000	6,069	3.4	23,857	13.6	5,862	3.6	22,655	12.9
¥5,000,001 ~ ¥10,000,000	141	0.1	874	0.5	493	0.3	3,324	1.9
Over ¥10,000,000	10	0.0	564	0.3	74	0.0	12,370	7.0

Total	180,087	100.0%	¥175,123	100.0%	163,195	100.0%	¥175,440	100.0%

Average balance of loans outstanding per account (in thousands)			¥972				¥1,075

Note:	Each amount represents the sum of loans receivable and notes receivable.

(c)	Loans Outstanding by Interest Rate

	March 31,
	2003				2004
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Interest Rate	Account	of Total	Amount	of Total	Account	of Total	Amount	of Total
	(in millions except accounts and percentages)
Less than 20%	584	0.3%	¥897	0.5%	1,808	1.1%	¥15,734	9.0%
20% or more but less than 25%	43,622	24.2	100,955	57.7	48,703	29.8	99,969	57.0
From 25% to 29.2%	135,881	75.5	73,270	41.8	112,684	69.1	59,736	34.0

Total	180,087	100.0%	¥175,123	100.0%	163,195	100.0%	¥175,440	100.0%

Average contractual interest rate (%)		25.30%				23.98%

Notes:	1)	Each amount represents the sum of loans receivable and notes receivable.
	2)	The average contractual interest rate is the weighted-average interest rate at the end of period.

Annual Financial Report

(d)	Loans Outstanding by Region

	March 31,
	2003				2004
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Region	Account	of Total	Amount	of Total	Account	of Total	Amount	of Total
	(in millions except accounts and percentages)
Hokkaido	5,310	3.0%	¥5,087	2.9%	5,498	3.4%	¥5,178	2.9%
Tohoku	9,578	5.3	9,277	5.3	7,361	4.5	8,018	4.6
Kanto	58,695	32.6	63,130	36.0	55,811	34.2	72,695	41.4
Chubu	16,777	9.3	15,540	8.9	14,027	8.6	14,223	8.1
Kinki	31,180	17.3	31,259	17.9	29,302	18.0	30,392	17.3
Chugoku	12,439	6.9	11,579	6.6	10,596	6.5	9,953	5.7
Shikoku	25,035	13.9	18,029	10.3	22,212	13.6	16,450	9.4
Kyushu	21,073	11.7	21,219	12.1	18,388	11.2	18,528	10.6

Total	180,087	100.0%	¥175,123	100.0%	163,195	100.0%	¥175,440	100.0%

Notes:	1)	The definitions of regions are listed in 2-(b) above.
	2)	Each amount represents the sum of loans receivable and notes receivable.

(e)	Loans Outstanding by Customers’ Gender and Age

	March 31,
	2003				2004
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Gender/Age	Account	of Total	Amount	of Total	Account	of Total	Amount	of Total
	(in millions except accounts and percentages)
Male
20~29 years old	15,802	8.8%	¥13,896	7.9%	12,312	7.5%	¥11,349	6.5%
30~39 years old	26,664	14.8	27,786	16.0	24,382	14.9	32,987	18.8
40~49 years old	21,425	11.9	24,140	13.8	20,307	12.5	27,024	15.4
50~59 years old	19,238	10.7	22,987	13.1	19,139	11.7	24,479	13.9
60 years old or over	11,255	6.2	10,757	6.1	11,662	7.2	12,818	7.3

Sub-total	94,384	52.4	99,569	56.9	87,802	53.8	108,658	61.9

Female
20~29 years old	10,902	6.1	7,428	4.2	7,889	4.8	5,599	3.2
30~39 years old	20,753	11.5	15,857	9.1	17,401	10.7	13,442	7.7
40~49 years old	20,739	11.5	19,472	11.1	18,159	11.1	16,739	9.5
50~59 years old	21,419	11.9	22,796	13.0	19,951	12.2	20,842	11.9
60 years old or over	11,890	6.6	9,998	5.7	11,993	7.4	10,159	5.8

Sub-total	85,703	47.6	75,554	43.1	75,393	46.2	66,782	38.1

Total	180,087	100.0%	¥175,123	100.0%	163,195	100.0%	¥175,440	100.0%

Notes:	1)	For a corporation, the gender and age represent those of its representative.
	2)	Each amount represents the sum of loans receivable and notes receivable.

5.	Loans Outstanding Per Office and Per Employee

	March 31,
	2003		2004
	Number of		Number of
	Account	Amount	Account	Amount
	(in millions except accounts)
Loans outstanding per office	2,501	¥2,432	2,331	¥2,506
Loans outstanding per employee	293	284	286	307

Notes:	1)	Loans outstanding per office are calculated based on the total number of branches and loan offices at period end. The total numbers of branches and loan offices at March 31, 2003 and 2004 were 72 and 70, respectively.
	2)	Loans outstanding per employee are calculated based on the number of sales persons at period end. The numbers of sales persons at March 31, 2003 and 2004 were 615 and 571, respectively.

Annual Financial Report

3.	Challenges for the Company

Japan’s long-term deflationary trend has caused personal consumption to stagnate, and corporate and personal bankruptcies as well as debt restructuring using legal procedures to increase rapidly. In the Company’s industry, further enhancement of credit risk management and improvement of credit quality are common concerns of every company.

In response to this issue, the Company has promoted increased efficiency and skill improvement of the credit screening department’s operations and the reorganization of its credit management structure. In addition, the Company is actively seeking alliance opportunities by developing new business partners and establishing a follow-up system for various business partners. Through such measures, the Company aims to provide high-quality financial services that accurately respond to the diversifying financial needs of its clients. Moreover, the Company anticipated that this move would improve the quality of its loans receivable.

(1)	Improvement in the productivity and skills of the credit screening department

The improvement of the skills and capabilities of the credit screening department is required in order to:

•	Screen the applicants for loans at early stages, improve asset (notes and loans receivable) quality as well as increase asset quantity.

•	Implement a prompt and quick credit screening process, in response to the increasing number of applications from each strategic alliance, and provide loans according to the risk levels of applicants.

•	Implement appropriate credit screening decisions based on the customers’ business details, business scales and other various factors, to promote the financial version of an “OEM strategy”.

(2)	Reorganization of credit management structure

The Company restructured its loan mix by the sale of its consumer loans receivable to Orient Credit Co., Ltd. in June 2004. The tough economic environment has contributed to an increase in the percentage of bad debts in our portfolio. In response, the Company will strengthen and improve the efficiency of its credit management and limit any further increase in loan loss-related costs by reorganizing its credit management structure such as by reviewing its operational flows and reallocating its employees engaged in credit management.

(3)	Development of new alliance partners

The development of new alliance partners, in order to improve asset (notes and loans receivable) quality, is based on the following alliance strategies:

1.	Financial version of an ‘‘OEM strategy’’

Many firms in industries such as manufacturing have not been able to engage in transactions with owners of small and medium-sized firms and small retailers because of their higher credit risks. When marketing its products, the Company will seek to meet the goals of its alliance partners to expand sales, as well as the business investment needs of owners of small and medium-sized firms and small retailers, through services such as minimizing credit risks and providing credit screenings, loan guarantees and loan servicing for third parties.

2.	Alliance strategy for services to small business owners

To develop business support services for business owners and offer new financial services not available from the traditional finance industry, the Company will promote alliances with firms in other industries and other financial institutions in order to combine the brand value and customer bases of our alliance partners with the Company’s credit expertise.

Annual Financial Report

3.	Alliance strategy for services to consumers

In order to be able to respond to customers’ financing needs, the Company will build a new customer service base for its alliance partner firms and expand the Company’s sales channels, by promoting tie-ups with consumer loan firms and through guaranteed loan businesses.

(4)	Establishment of a follow-up system for each alliance business

In order for the Company to offer the best service that could be tailored to each customer, proper assessment of various types and various financial needs of customers mediated through each alliance company is required. The Company’s aim is to establish a system that can make proper assessments, take prompt actions, and execute matters thoroughly as well as to assess the effects.

4.	Business Risk Factors

The risks that may affect our business results, stock price, financial position, etc., are discussed below. The forward-looking statements in this annual financial report are based on current management’s judgment as of the filing date June 23, 2004.

Risks and uncertainties which may affect our business results are not limited to the factors listed below, as unknown risks and uncertainties may be as yet unexpected to us.

(1)	Risk from business environment

1.	Weak economic conditions

While the Japanese consumer loan market has grown rapidly in recent years, the continued sluggishness of the Japanese economy has resulted in increases in personal bankruptcies and defaults on loans. According to the latest preliminary figures from the Supreme Court of Japan, personal bankruptcies in Japan reached an all time high of 242,377 cases for calendar year 2003, an increase of 12.9% compared with the corresponding figure for the previous year. Moreover, tough employment conditions and poor levels of personal consumption have resulted in a sharp downturn in consumer sentiment, leading to an increasing number of people reluctant to refinance or obtain new loans.

Loan loss-related expenses due to these economic conditions increased to ¥14,098 million for the year ended March 31, 2004, an increase of ¥540 million compared to loan loss-related expenses for the previous year. If the economic situation in Japan does not improve or worsens, we may be forced to further increase our provisions for loan losses, or we may be forced to tighten credit screening policies, which would limit our acquisition of new customers, thereby adversely affecting our financial condition and results of operations.

2.	Competition generally may adversely affect our ability to attract new customers

The statutory maximum interest rate reduction under the amendment of the Contributions Law on June 7, 2000, forced some small and medium-size lenders to consumers and individual small business owners out of the business. Mergers and acquisitions among the larger consumer finance companies has led to concentration of Japan’s consumer finance industry. Furthermore, the Japanese banks and other financial institutions have expanded out of their traditional markets and entered the consumer finance industry particularly through formation of joint ventures or business and capital alliances among major banks and leading consumer finance companies. Moreover, non-financial institutions and foreign financial institutions have entered the consumer finance industry particularly through acquisitions or alliances. These institutions will probably continue to enter the consumer finance industry through various forms and approaches.

Under these competitive pressures, we have shifted our loan portfolio toward products with guarantor, and sold to Orient Credit Co.,

Annual Financial Report

Ltd., a consumer finance company, most of the outstanding balance of our consumer loans, in order to acquire prime customers which bear a lower risk of loan losses. However, if we lose these high quality customers to our competitors, it could adversely affect our financial condition and results of operations.

3.	Misconduct by an employee or director or negative publicity beyond our control

An act of an employee or director that could be considered misconduct includes:

•	conduct that exceeds authority;
•	concealment of unauthorized or unsuccessful activities; and
•	improper use of confidential information or leakage of personal information.

Such misconduct could result in regulatory sanctions, legal liability and serious reputational or financial harm to us.

The precautions we take may not always deter or prevent such misconduct, even though we have not in the past suffered materially from misconduct by an employee or director. Even if we succeed in managing the conduct of our own employees and directors, we may suffer reputationally or financially from misconduct by other lenders in the finance industry to the extent of its negative impact on the consumer finance and small business finance industry. This could lead to introduction of additional regulations or laws favoring borrowers that might erode our profitability, therefore could affect our financial position and results of operations.

In addition, in response to the growing criticism of unregistered moneylenders’ loan businesses, the Amendment of the Moneylending Business Restriction Law and the Contributions Law were promulgated on August 1, 2003 and became effective from January 1, 2004. In addition to the earlier implementation in September 2003 of laws regarding stronger penalties, prohibition of advertisement and solicitation, and detection of unregistered moneylenders, the Amendment primarily set forth stricter requirements for the business registration, guidelines, concerning loan operating supervisors, and constrain unregistered money lenders’ ability to engage in harmful marketing and loan collection practices, invalidation of loan agreement with higher than 109.5% interest rate per year and increase penalties on violations of the statutory maximum interest rate. However, if the damages caused by these unregistered moneylenders do not decline, the Japanese Government would have to consider tighter regulations, such as applying harsher penalties and proposing further reduction in the statutory maximum interest rate under the Contributions Law.

(2)	Regulations

1.	Regulations under Japanese law

Our main business is provision of integrated financial services. The main laws and regulations, with which we must comply, are as follows.

I.	Regulation of the interest rate

•	Contributions Law (the “CL”)
•	Interest Rate Restriction Law (the “IRRL”)

II.	Regulation of loan operations

•	Moneylending Business Restriction Law (the “MBRL”)

III.	Other related regulations

•	Law Concerning Protection of Personal Information (the “LCPPI”)
•	Law on Customer Identification and Retention of Records on Transactions by Financial Institutions (the “LCI”)

Annual Financial Report

The overview of the laws or regulations mentioned above and the accompanying risks are as follows.

I.	The CL and the IRRL

On June 1, 2000, the Japanese Diet enacted the amendment of the CL and reduced the statutory maximum interest rate from 40.004% to 29.20% per annum. Since the maximum lending rate on all of NISSIN’s products had been set below 29.20% even before the amendments were enacted, results of operations were not particularly affected by these amendments. However, on August 1, 2003, the Amendment of MBRL and the CL was promulgated and, according to Provision 12-2 of the Amendment, a revision of Article 5-2 of the CL regarding the statutory maximum interest rate will be implemented after three years from promulgation, taking into consideration the economic and financial conditions such as demand for fund, and business practices of moneylenders such as pricing of lending rates to customers according to their financial ability and credibility. As a result, if the Japanese Government significantly reduces the statutory maximum interest rate further to a level lower than our contractual interest rate, it could adversely affect our financial position and results of operations.

The IRRL Article 1-1 provides that a loan with an interest rate exceeding a prescribed rate is invalid with respect to the portion exceeding the maximum rate. Prescribed rates are 20% per annum for loans of less than ¥100 thousands; 18% per annum for loans of ¥100 thousands or more but less than ¥1 million; and 15% per annum for loans of ¥1 million or more. Our contractual loan interest rate, as is customary in the consumer finance industry in Japan, normally exceeds the prescribed rate. However, the MBRL Article 43 provides that a payment by a borrower or guarantor of interest in excess of the rate prescribed by the IRRL is valid so long as the excess interest is paid discretionary and the moneylender has complied with the specified legal documentation and notification procedures. In addition, the IRRL Article 1-2 provides that a payment by a borrower or guarantor of interest in excess of the rate prescribed by the IRRL is non-refundable so long as the excess portion is paid discretionary.

In our industry, borrowers, however, occasionally dispute payments of excess interest. Based on claims such as defects in loan contracts as stipulated by MBRL, such borrowers normally file lawsuits seeking the refund of interest paid in excess of the rate prescribed by the IRRL, and many have successfully won the court’s verdict. In the past, we have negotiated refunds of previously paid excess interest in certain situations primarily involving threatened customer bankruptcy or threatened litigation but have not suffered any significant damages. However, future similar lawsuits could affect our financial position and results of operations.

II.	Moneylending Business Restriction Law

We must comply with the MBRL in performing integrated financial services, which are our main business. On February 10, 1984, NISSIN registered as a moneylender with the Shikoku Local Finance Bureau under Article 3 of MBRL, and has since renewed its registration every three years. As a registered moneylender, NISSIN is subject to various regulations, such as prohibition of excessive lending, display of lending terms and conditions, advisement of lending terms and conditions, prohibition of exaggerated advertisements, requirements of issuance of written notice and issuance of receipts, preparation of accounts and records, restriction on the acquisition of blank power of attorney, regulations on loan collection practices, return of loan contracts, indication of registration signs and restrictions on loan assignments.

In addition, on January 1, 2004, amendments on MBRL enacted a reinforcement of moneylender’s registration system, a tighter regulation concerning marketing and loan collection practices, and increased penalties on unregistered moneylenders and violations of the statutory maximum interest rate stipulated by the CL.

Furthermore, on January 6, 2001, revised guidelines were implemented to constrain excessive lending, by establishing up a standard on provision of an unsecured, non-guaranteed loan based on face-to-face evaluation that the loan not exceed ¥500 thousands per individual, or equivalent to one-tenth of the borrowers annual salary. The finance service association to which we belong, in accordance to these laws and acts, are implementing self-imposed regulations concerning appropriate loan provision and loan collection practices, and appropriate advertisements.

Any amendments to these laws and acts could affect our business and results of operations.

Annual Financial Report

III.	The LCPPI and the LCI

On May 30, 2003, the LCPPI was promulgated to be effective from April 1, 2005. Under the LCPPI, an entrepreneur or corporation handling personal data is required to protect such personal information in connection with its collection, retention, use and submission to a third party and when considered necessary, to file a certain reports. Since we are categorized as such company, failure to comply with certain duties stipulated by the LCPPI, when considered necessary in order to protect personal rights and interests, empowers the competent minister to recommend or order required administrative sanctions for non-compliance against us. At present, there are no specific legislative enactments ruling consumer finance industry but any material enactments regarding such specific legislation could affect our business activities.

In addition, the LCI was implemented on January 6, 2003. Under the LCI, a financial institution must identify its customers and keep a record of transactions, and a management system of customer account information is required.

Furthermore, necessary measures established and implemented by governmental organizations and basic policies stipulated by the Japanese Government could affect our business activities, therefore our results of operations.

2.	Regulations under U.S. law

In August 2002, we listed our shares on the New York Stock Exchange; therefore we are required to comply with the regulations of U.S. laws and regulations thereunder as described below.

In general, a company which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities, may be deemed to be an investment company under the U.S. Investment Company Act of 1940. We do not believe that we are an investment company as defined under the U.S. Investment Company Act of 1940. However, if we were to be deemed an investment company, we would be prohibited from issuing our securities in the United States and may have to terminate U.S. listing or other sponsorships promoting a U.S. trading market for our issued securities.

On July 30, 2002, Congress passed the Sarbanes-Oxley Act, designed to restore shareholder confidence in publicly traded securities following a series of highly publicized corporate scandals by providing greater transparency in corporate accounting and reporting. All issuers, including foreign issuers, of securities of which are registered under Securities Exchange Act of 1934 are subjected to the Act, which emphasizes the responsibility of the issuer’s management and board of directors over financial reporting, and establishment and maintenance of effective internal controls, as well as improvement of disclosure levels. Furthermore, violation by any person or corporation of the Sarbanes-Oxley Act shall be treated for all purposes in the same manner as a violation of the Securities Exchange Act of 1934, and any such person or corporation shall be subject to more severe penalties, as revised in accordance with the Sarbanes-Oxley Act. Pursuant to the Section 302 of Sarbanes-Oxley Act, the principal financial officer or officers are requested to certify in each annual report that the report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, the financial statements and other financial information included in the report fairly present in all material respect the financial condition and results of operations of the company as of and for the periods presented in the report, and the signing offices are responsible for establish and maintaining internal control.

We are in the midst of strengthening our corporate governance structure in order to comply with the Act while obtaining advisory opinions from outside experts, such as lawyers and accountants. However, intentional or unintentional failure of our management to comply with this Act, including with respect to certifications regarding its financial reporting, could subject it to legal sanctions, therefore tarnish its credibility and adversely affect our stock price and our business activities.

3.	The growing variety of legal means with which our customers can seek protection from creditors

In recent years, the number of legal means with which retail borrowers can seek protection from creditors has increased. On February 17, 2000, Japan’s Special Conciliation Law was enforced and under the law, a borrower in financial difficulty may, under the supervision of a committee consisting of a judge and court-appointed arbitrators having specialized knowledge of law, finance and other relevant matters, negotiate with some or all of their lenders to reschedule or revise payment obligations. The borrower may also petition a court to order suspension of enforcement procedures against the borrower’s assets during the negotiation procedures, with less requirements needed compared to the former civil conciliation procedures.

Annual Financial Report

On April 2001, with the purpose of attaining a simplified and prompt economical recovery of an individual, an amendment of the Civil Rehabilitation Law was enacted. The law provides several alternative procedures for restructuring loan repayments with the court’s approval by individual borrowers in financial difficulty without declaring personal bankruptcy under the Bankruptcy Law.

With a growing number of individuals in Japan experiencing financial difficulties due to Japan’s prolonged economic slump, the number of customers seeking protection from creditors by taking advantage of these legal means has increased. For the year ended March 31, 2004, 836 customers applied for procedures under the Special Conciliation Law and Civil Rehabilitation Law with respect to which we charged off ¥471 million of loans outstanding. These laws may discourage borrowers who would otherwise make an effort to repay the entirety of their loans from doing so because of the relative ease of restructuring their loan payments.

Also, the Amendment of the Bankruptcy Law was enacted on May 25, 2004 to simplify the procedure for, and improve the debtors’ and debtors’ estates protection under, personal bankruptcy. Under this Amendment, a debtor can take advantage of a unified discharge procedure and a larger scope of bankruptcy estates to be retained by such insolvent debtor.

Also, this Amendment may discourage borrowers who would otherwise make an effort to repay the entirety of their loans from doing so because of the relative ease of restructuring their loan payments. While we are generally able to collect a small portion of payments owed to us pursuant to the Special Conciliation Law and Civil Rehabilitation Law, we generally recover nothing under personal bankruptcy proceedings.

Furthermore, the accessibility of lawyers and judicial scriveners who advise retail borrowers in financial difficulties has increased due to various deregulatory measures, including enforcement of Regulations Concerning Advertisement by Lawyers, which have enabled advertisements by lawyers since October 2000, and the amendment of Judicial Scriveners Law on April 1, 2003, which partly enables proceedings of reconciliation and civil conciliation by judicial scriveners in the Summary Court.

At present, it is not possible to anticipate the effects of the enforcement or deregulation of these laws and regulations to our business. However, if this trend continues, the number of our customers seeking legal protection from enforcement of terms of payment and adjournment of payment may increase, and as a result, if the number of delinquent loans increase, our provisions for loan losses may increase and our profitability could be adversely affected.

(3)	Business Risk

1.	Funding and market interest rates

To be consistent with the CL, we have been reducing our maximum contractual lending interest rate gradually, regardless of fluctuations in our contractual borrowing interest rates. Therefore, changes in the interest rate environment could affect our business results.

Interest rates in Japan have been extremely low for several years, reflecting government monetary policy including the “zero interest rate” policy of the Bank of Japan. The official discount rate offered by the Bank of Japan has remained at 0.1% since September 2001. Partly as a result of this policy, our weighted period-end average contractual interest rates on our own borrowings have been extremely low in recent years: 2.4% as of March 31, 2003 and 2.3% as of March 31, 2004 for our borrowings from banks or other financial institutions, as well as for our borrowings from capital market.

Although the Bank of Japan has signaled that it plans to maintain the current interest rate policy to address deflation concerns, the Bank of Japan may reverse its policy and increase interest rates. In that case, lenders may increase interest rates on their loans to us and we may not be able to pass its increased interest expenses to our customers in the form of higher rates on its loans due to competitive considerations and to the legal limits on interest rates that we may charge. Any increase in the interest rates our lenders charge could thus have an adverse effect on our operating margins and profitability.

Annual Financial Report

In addition, our fixed rate borrowings, including corporate bonds comprised 63.4%, and floating rate borrowings comprised 36.6% of the total borrowings as of March 31, 2004.

We raise funds through loans from financial institutions, primarily regional Japanese banks and non-bank financial institutions, and the capital markets by issuing debt securities. As of March 31, 2004, the aggregate amount of our borrowings was ¥147,877 million, which represented approximately 84.0% of our loans outstanding as of the same date, of which 67.9% of our borrowings came from banks, non-banks, insurance companies and other financial institutions, and of which 32.1% of our borrowings came from the capital market, by issuances of corporate bonds, including convertible bonds, and commercial paper. In recent years, financial institutions are experiencing a more challenging business environment, and in order to retain stable fund-raising activities, we have decentralized and diversified our financing sources.

A downgrade in our credit ratings or those of similar companies or Japanese companies generally, for instance, could result in an increase in the interest rates that lenders charge us. For example, the downgrade of our debt rating by the Japan Credit Rating Agency, together with recent downgrades of the debt ratings of other consumer finance companies, has forced us to curtail our debt issuances and increase our reliance on bank loans with typically higher interest rates. A number of other factors largely beyond our control could impair our ability to borrow, including severe disruptions of the financial markets, negative views about the prospects for the finance industry generally or further downgrades of Japan’s sovereign debt ratings. An inability to obtain sufficient funds from lenders or capital markets on favorable terms or at all could impair our ability to extend loans to borrowers, reduce our competitiveness and the profitability of our lending and adversely affect our financial condition.

2.	Our information or technological systems and networks

We increasingly rely on internal and external information and technological systems and networks to generate new business, provide services to customers and manage our operations. In particular, our business depends on:

•	the ability of our automated telephone system to handle high volumes of phone calls and to provide customers a more convenient and private alternative;
•	the reliability and security of third-party databases from which we obtain credit information about our customers;
•	the reliability of Sanyo Electric Credit’s wire transfer service that we use to disburse loans to accounts designated by our customers; and
•	the reliability of the financial institutions that hold our customers’ accounts from which we automatically deduct their payments to us.

In addition, we depend on the following hardware and software and third parties to manage transaction and accounting data, confidential customer information and other back-office operations:

•	our main computer housed in an NEC affiliate’s data center, to which all data are backed up on each business day;
•	our fiber-optic networks to support our daily backup from our database servers to the main computer;
•	an NEC affiliate to provide maintenance and support work for our main computer; and
•	dedicated lines that connect our main computer and outsourcing center to our application servers and e-mail servers.

Our hardware and software are vulnerable to damage or interruption from human error, natural disasters, power loss, computer hackers, computer viruses and similar events or the loss of support services from third parties such as NEC and its affiliates, our main systems solution provider, telephone carriers and Internet backbone providers. Any disruption, outages, or delays or other difficulties experienced by any of these technological and information systems and networks could result in a decrease in new accounts, loss or exposure of confidential information, delay in repayment of outstanding borrowings or decreased consumer confidence in our business, or otherwise adversely affect our results of operations.

Annual Financial Report

3.	Influence of president and his family

As a result of the direct and indirect ownership or control of approximately 39.5% of our issued shares by Sakioka family members, our president and his family members, including our chairman, can exercise a controlling influence over important decisions affecting our business and affairs.

These decisions may involve significant corporate transactions such as the sale of our company, corporate restructuring, investment in other businesses or assets, or the terms of future financings. The interests of these shareholders in these and other matters may differ from yours.

4.	Portfolio risk

In response to the rise in loan loss-related expenses due to increasing corporate insolvencies and personal bankruptcies, we have limited the provision of unsecured, non-guaranteed consumer loans and concentrated in promoting guaranteed loans such as Wide loans and small business owner loans. Wide loans are unsecured loans to individuals with one or more independent guarantors. Although the proceeds from these loans can be used for various purposes, such as leisure and educational expenditures, the borrower normally applies the proceeds from these loans to the consolidation of loans from multiple lenders into a single loan, which improves the efficiency of repayment. Meanwhile, in recent years, we have concentrated our resources to promoting small business owner loans. In addition to the conventional marketing techniques, the promotion of strategic alliances with companies in other industries have contributed to an increase in small business owner loans outstanding over the past several years, and as of March 31, 2004, small business owner loans outstanding comprised 31.4% of the total balance of loans outstanding.

As compared with unsecured, non-guaranteed consumer loans, Wide loans and small business owner loans are guaranteed loans, and therefore higher collection rate could be anticipated. However, a rise in the charged-off ratio of Wide loans and small business owner loans could adversely affect our business and results of operations.

5.	Our Strategy

I.	Strategic alliances and joint ventures to acquire new customers

We have been pursuing various strategic alliances and joint ventures, including referral relationships with consumer finance companies and other financial institutions. We expect to continue seeking strategic alliances and joint ventures to build our customer base, but may not be able to successfully grow new ventures or maintain alliances with third parties. These strategic alliances and joint ventures may not achieve profitability and we may fail to recover any investments or expenditures made. This could adversely affect our business strategies and results of operations.

II.	Risks concerning business operations of Nissin Servicer Co., Ltd.

On October 25, 2001, Nissin Servicer Co., Ltd., a consolidated subsidiary, was licensed under the Ministry of Justice based on the “Special Law Concerning Credit Management and Collection (Servicer) Operation.” Although we comply with the law and its regulations in conducting business operations, a revision of the law could affect our business, and therefore our results of operations.

In Nissin Servicer’s industry, most loans were acquired from transferors through a bidding process. It is expected that the market will become more competitive over the next few years with the expected increase in the number of new competitors. Nissin Servicer may not be able to bid successfully under these circumstances, and is considering various measures, including strategies to improve the accuracy of pricing and commencement of a loan collection agency business. However, failure to place successful bids for purchased loans or deterioration of our profitability caused by rises in loan purchase prices could significantly affect our business and results of operations.

Annual Financial Report

5.	Significant Contracts

On May 6, 2004, NISSIN and Orient Credit Co., Ltd. signed an agreement concerning the sale of unsecured and unguaranteed consumer loans receivable to Orient Credit Co., Ltd. This decision has been made pursuant to the Company’s basic strategy of concentrating on the markets for both small business owner loans and Wide loans in order to achieve an even higher level of enterprise value. The sale was executed on June 1, 2004 and the total sales price of consumer loans receivable and corresponding interest receivable, which is ¥32,942 million, is equivalent to the balance of these consumer loans outstanding as of May 31, 2004.

In addition, in conjunction with the above-mentioned agreement, NISSIN and Orient Credit Co., Ltd. signed an operating agreement in order to enable smooth sales, management and other operations in connection with the consumer loan asset within the period before the data transition date.

6.	Research and Development

None

Annual Financial Report

7.	Management’s Discussion and Analysis

(1)	Significant Accounting Policies and Estimates

The following describes our significant accounting policies that affect our more significant judgments and estimates used in the preparation of our consolidated financial statements. The preparation of our consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent liabilities. These estimates are based on, but not limited to, historical results, industry standards and current economic conditions, giving due consideration to materiality. Our estimates are based on information that is currently available to us and on various other assumptions that we believe are reasonable under the circumstances. Actual results may vary from those estimates, and those estimates could differ, under different assumptions or conditions.

1.	Interest Income from Loans Receivable

Interest income from loans receivable is recognized on an accrual basis. Article 1-1 of the Interest Rate Restriction Law (the “IRRL”) provides that a loan with an interest rate exceeding a prescribed rate is invalid with respect to the portion exceeding the maximum rate. However, Article 1-2 of the IRRL provides that a payment by a borrower or guarantor of interest in excess of the prescribed rate is valid and non-refundable so long as the excess interest is paid without coercion, mistake or threat and provided that we have complied with the specified legal documentation and notification procedures pursuant to Article 43 of the Moneylending Business Restriction Law.

We recognize accrued interest income on loans receivable outstanding as of the balance sheet date at the lower of the restricted rate or the contractual interest rate. Contractual interest in excess of the restricted rate is recognized as interest income when collected. Accrual of interest income is suspended when loan principal is charged-off or is wholly or partially reserved.

2.	Loans Receivable and Allowance for Loan Losses

In order to provide for loan losses, we calculate the estimated probable uncollectible amount by applying a percentage derived from collection experience in the past to the general loans, plus individually consider the estimated uncollectible amounts with respect to the doubtful loans.

The allowance for loan losses is maintained at a level that, in our management’s judgment, is adequate to provide for the estimated probable uncollectible loan losses from known and inherent risks in our loan portfolios. In evaluating the adequacy of the allowance, management considers various factors, including current economic conditions, such as unemployment and bankruptcy rates, and historical loss experience. Recoveries of previously charged-off amounts are recognized as income.

Restructured loans include any loans which are restructured for interest, principal or term. Allowances for restructured loans are based on collection history or legal classification of the borrowers.

Our policy is generally to charge off loan balances and cease accrual of interest as follows:

(a)	Consumer loans and Business Timely loans: When a loan’s contractual payment becomes 67 days delinquent or upon other events such as bankruptcy of the borrower.

(b)	Small business owner loans and Wide Loans: When we believe the likelihood of any future collection is minimal. Events triggering charge-offs include bankruptcy of both the borrower and guarantor. Interest accrual is terminated at the earlier of the date when contractual payments are 97 days delinquent or the date when all or a part of loan principal is deemed uncollectible.

(c)	Secured loans: When we believes the likelihood of any future collection is minimal. We considers the availability and value of collateral in determining the level of charge-off. Interest accrual is terminated at the earlier of the date when contractual payments are 97 days delinquent or the date when all or a part of loan principal is deemed uncollectible.

Annual Financial Report

Other than above, in the case that loans are restructured, we charge off the amount of the recorded loan balance less the restructured loan balance.

3.	Purchased Loans Receivable and Revenue Recognition

Revenue from purchased loans collected is recognized using the collection amount at the time of collection of such loans. Costs of purchased loans collected is recognized using the level yield method for those purchased loans for which we can reasonably estimate the expected timing and amount of cash flows and, cost recovery method for inestimable purchased loans.

Purchased loans represent loans purchased from third party originators and are reported at purchased cost. Due to the non-performing status of these loans when initially purchased and lack of history with the borrowers, we initially recognize revenue from these loans using the cost recovery method. Under this method, payments from a borrower are first applied to loan principal. Once the purchased cost is fully recovered, subsequent receipts are recognized as interest income.

However, for those purchased loans for which we can reasonably estimate the expected timing and amount of cash flows, we use those expected future cash flows to record the loans receivable and amortize the implied interest into revenue using the level yield method. As of March 31, 2004, approximately ¥846 million in book value of loans was accounted for under the level yield interest method.

If we determine that the purchased loans cannot recover its cost, an allowance for the expected uncollectible portion is established. The loan is written-off once we deem the entire loan uncollectible.

(2)	Results of Operations

For the year ended March 31, 2004, despite a decrease in interest income generated from the loan business, an increase in guarantee fees received from the credit guarantee business and the positive development in the loan servicing business contributed to operating revenues of ¥45,693 million, an increase of ¥91 million, or 0.2%, compared with operating revenues for the previous year.

With respect to operating income, financial costs decreased due to a drop in the balance of interest-bearing debts and improvement in the terms of our transactions. Despite increases in loan loss-related costs and cost of purchased loan collected, due to reductions in expenses such as advertising expense, total other operating expenses decreased. Consequently, operating income totaled ¥11,559 million, an increase of ¥517 million, or 4.7%, compared with operating income for the previous year.

In order to concentrate our managerial resources in our principal business, we sold our real estate for leases and investment securities, as a result of which it recorded a special gain. This special gain, together with the increase in operating income, contributed to net income of ¥6,186 million, an increase of ¥976 million, or 18.7%, compared with net income for the previous year.

1.	Operating Revenues

Despite an increase in the average balance of loans outstanding, which amounted to ¥176,181 million for the year ended March 31, 2004, an increase of ¥7,514 million, compared with ¥168,667 million for the previous year primarily as a result of our efforts in proactively promoting loans with guarantors through referral relationships with financial service providers while considering credit control and risk management, interest income from notes and loans receivable was ¥38,623 million, a decrease of ¥449 million, or 1.2%, compared with ¥39,073 million for the previous year due to a decrease in our weighted average lending rate from 25.30% for the previous year to 23.98% for the year ended March 31, 2004. Revenue from purchased loans collected was ¥4,537 million, an increase of ¥1,679 million, or 58.7%, compared with ¥2,858 million for the previous year due to the developments in our loan servicing business. With respect to other operating income, despite an increase in guarantee fees received by focusing on the credit guarantee business, other operating income was ¥2,530 million, a decrease of ¥1,138 million, or 31.0%, compared with ¥3,669 million for the previous year.

Annual Financial Report

2.	Operating Expenses

Financial costs were ¥3,389 million, a decrease of ¥285 million, or 7.8%, compared with ¥3,675 million for the previous year due to a decrease in the balance of interest-bearing debts at March 31, 2004 to ¥147,877 million, a decrease of ¥6,317 million, or 4.1%, compared with ¥154,194 million at the end of the previous year, improvement in the terms of our transactions and diversification of financing methods, such as through the issuance of commercial paper.

Costs of purchased loans collected were ¥2,468 million, an increase of ¥322 million, or 15.0%, compared with ¥2,146 million for the previous year due to the developments in loan servicing business.

With respect to other operating expenses, despite increases in loan loss-related costs due to increases in corporate and personal bankruptcies, total other operating expenses were ¥28,276 million, a decrease of ¥462 million, or 1.6%, compared with ¥28,738 million for the previous year due to reductions in expenses such as advertising expense.

3.	Operating Income

As a result of increases in guarantee fees received and revenue from purchased loans collected, as well as our efforts in reductions of financial costs and other operating expenses, operating income totaled ¥11,559 million, an increase of ¥517 million, or 4.7%, compared with ¥11,041 million for the previous year.

4.	Other Income and Expenses

Other income totaled ¥49 million, a decrease of ¥20 million, or 28.9%, compared with ¥69 million for the previous year, mainly due to dividends received of ¥22 million and guarantee fees received of ¥5 million. Other expenses totaled ¥496 million, an increase of ¥100 million, or 25.3%, compared with ¥396 million for the previous year, mainly due to interest expense of ¥74 million and equity losses in affiliates of ¥222 million.

5.	Ordinary Income

As a result of operating income of ¥11,559 million, other income of ¥49 million and other expenses of ¥496 million, ordinary income came to ¥11,112 million, an increase of ¥397 million, or 3.7%, compared with ¥10,714 million for the previous year.

6.	Special Gain and Losses

Special gain totaled ¥1,125 million, an increase of ¥905 million, or 411.5%, compared with ¥220 million for the previous year, due to gain on sales of fixed assets of ¥117 million, gain on sales of investment securities of ¥319 million, gain on change of equity interest of ¥373 million and gain on sales of equity interest in subsidiaries and affiliates of ¥314 million. Special losses totaled ¥1,463 million, a decrease of ¥297 million, or 16.9%, compared with ¥1,761 million for the previous year, despite impairment loss of fixed assets of ¥590 million, losses on sales of investment securities of ¥469 million and impairment loss of investment securities of ¥239 million.

7.	Net Income

As a result of the above, income before income taxes was ¥10,774 million, an increase of ¥1,601 million, compared with ¥9,173 million for the previous year. Pursuant to an amendment of the Japanese Corporation Tax Law, the statutory income tax rate was reduced. However, income taxes were ¥4,584 million, an increase of ¥630 million, compared with ¥3,948 million for the previous year, and consequently, net income rose to ¥6,186 million, an increase of ¥976 million, compared with ¥5,209 million for the previous year.

Annual Financial Report

(3)	Liquidity and Capital Resources

1.	Cash Flows

As of March 31, 2004, cash and cash equivalents (hereafter referred to as “cash”) decreased to ¥20,243 million, a decrease of ¥3,369 million compared with cash at the end of the previous year. This is mainly due to the decrease in interest-bearing debts, despite a smaller net increase in notes and loans receivable.

Net cash provided by operating activities amounted to ¥5,053 million, compared with net cash of ¥14,347 million used in operating activities for the previous year. This change is mainly attributable to net income before income taxes of ¥10,774 million, an increase of ¥1,601 million, loan loss-related costs of ¥14,119 million, an increase of ¥560 million, collections of purchased loans of ¥2,468 million, an increase of ¥322 million, and due to tightening credit risk management, a smaller net increase in notes and loans receivable of ¥13,579 million, a decrease of ¥18,436 million, compared with the respective figures for the previous year.

Net cash used in investing activities amounted to ¥2,184 million, compared with net cash of ¥1,462 million used in investing activities for the previous year. This change is mainly attributable to the purchases of investment securities and software for new network system infrastructures.

Net cash used in financial activities amounted to ¥6,237 million, compared with net cash of ¥22,306 million provided by financing activities for the previous year. This change is mainly attributable to a net decrease in bonds of ¥3,750 million, a net decrease in long-term borrowings of ¥5,179 million, a net increase in asset backed commercial paper of ¥2,808 million and an acquisition of treasury stock of ¥868 million.

2.	Liquidity and Capital Requirements

Our principal capital and liquidity needs are for funding loans to customers, acquisition of purchased loans, general working capital, capital expenditures to finance the growth of our business, dividend payments and acquisition of treasury stock.

(Loans)

As we are principally in the business of providing loans to individuals, our most critical capital requirement is loan provision.

(Acquisition of Purchased Loans)

We mainly purchase distressed loans from third party originators such as financial institutions in our loan servicing business operations.

(Working Capital)

Our working capital needs are primarily for financial costs such as interest expenses, and operating expenses including employee expenses, commission fees and rental expenses.

(Capital Expenditure)

Our capital expenditures for the year ended March 31, 2004 were mainly used for integrated financial services, the principal business of NISSIN in connection with the establishment and relocation of branches and loan offices for the purpose of enhancing its sales operations and NIS Lease Co., Ltd. for acquisitions of assets held for leases.

For the year ending March 31, 2005, NISSIN has budgeted capital expenditures in the amount of ¥76 million for the expansion of Tokyo Head Office in order to enhance management division and ¥55 million for relocation of branch and loan offices in order to enhance sales operations. In addition, NIS Lease Co., Ltd. has budgeted capital expenditures in the amount of ¥4,888 million for the acquisition of assets held for leases.

Annual Financial Report

(Dividend Payments)

The amount of dividend payments depends on various factors, including our future earnings and the economic trend. However, we need sufficient liquidities, in order to provide the planned amount.

(Acquisition of Treasury Stock)

At NISSIN’s Annual Shareholders’ Meeting held on June 24, 2003, our shareholders authorized us to repurchase up to 3 million shares for up to ¥2 billion in the period up to our next shareholders’ meeting in June 2004. Subsequent to the approval, we repurchased 3 million shares of our common stock for ¥1,203 million during the year ended March 31, 2003. In addition, at NISSIN’s Annual Shareholders’ Meeting held on June 22, 2004, a resolution was approved concerning a partial amendment of NISSIN’s articles of incorporation which permits acquisition of shares of treasury stock by Board of Directors approval. We will continuously plan to acquire treasury stock after carefully considering the trends in our results of operations, financial position and share price as well as the market trends.

3.	Financial Position

As of March 31, 2004, total assets increased by ¥4,240 million, or 2.1%, compared with total assets at the end of the previous year, to ¥207,955 million. This increase is primarily attributable to an increase of ¥6,578 million, or 213.4%, in investment securities to ¥9,661 million in connection with various venture investments in which we are seeking synergies and market valuation of securities, despite a slight increase of ¥1,538 million, or 0.9%, in notes and loans receivable, including bankrupt and delinquent loans receivable, to ¥179,290 million and an increase of ¥2,286 million, or 19.1%, in allowance for loan losses to ¥14,246 million, compared with the respective figures at the end of the previous year, which reflect our conservative provision of reserves in view of the recent economic situation.

Total liabilities decreased by ¥4,847 million, or down 3.1%, compared with total liabilities at the end of the previous year to ¥153,961 million. This decrease is mainly attributed to a decrease in interest-bearing debts of ¥6,317 million, or down 4.1%, compared with interest-bearing debts at the end of the previous year.

With respect to shareholders’ equity, treasury stock increased to ¥3,727 million, compared with ¥2,816 million at the end of the previous year due to acquisition of treasury stock pursuant to the Article 210 of Commercial Code. However, net income for the year ended March 31, 2004 amounted to ¥6,186 million, or up 18.7%, compared with net income for the previous year and exercises of stock warrants resulted increases in common stock to ¥7,218 million, up ¥607 million, or 9.2%, and additional paid-in capital to ¥9,691 million, up ¥757 million, or 8.5%, compared with the respective figures at the end of the previous year. Consequently, total shareholders’ equity increased to ¥53,832 million, an increase of ¥8,926 million, or 19.9%, and the shareholders’ equity ratio as of March 31, 2004 increased to 25.9%, an increase of 3.9%, compared with the shareholders’ equity ratio at the end of the previous year.

4.	Capital Resources

We seek to manage our capital resources and liquidity to provide adequate funds for current and future financial obligations. We derive the funds we require to meet our capital requirements principally from cash flow provided by operations, borrowings from financial institutions and issuances of bonds and commercial papers. In addition, in order to improve our financial position, we reduced our financial costs by diversification of our financing methods.

We believe that our existing cash and cash equivalents as of March 31, 2004, and the amount of cash that we anticipate will be generated from our business operations, together with our existing access to borrowings and capital markets, will be sufficient for us to continue to operate our business at current levels through the year ending March 31, 2005.

Annual Financial Report

5.	Commitments

(Long-term Borrowings)

We require a significant amount of funds for the purpose of extending loans to our customers. One hundred percent of our borrowings are denominated in yen. As of March 31, 2004, we had long-term borrowings, including convertible bonds, and asset backed commercial paper, as well as current portion of long-term borrowings, totaling ¥142,577 million.

Of our total long-term borrowings at March 31, 2004, ¥98,341 million were from loans, principally from banks and other financial institutions. Generally, our long-term loans have a maturity of approximately two to five years, and accrue interest on a fixed rate basis or on a floating rate basis. At March 31, 2004, the weighted average rate of our long-term loans was 2.3%.

In addition, ¥37,770 million of our total long-term borrowings at March 31, 2004 were from the issuance of long-term bonds, including convertible bonds. We have a limited history of debt issuances because consumer finance companies and small business lenders were barred from using direct financing to fund lending operations prior to the enforcement of Nonbank Bond Issuing Law in May 1999.

(Short-term Borrowings)

Our short-term borrowings comprise bank loans and commercial paper. Interest rates on bank loans as of March 31, 2003 and 2004 are fixed under contracts ranging from 2.0% to 2.5% and from 2.0% to 2.3%, with the weighted average interest rates of these bank loans being 2.0%, respectively. Interest rates on commercial paper as of March 31, 2003 and 2004 range from 1.1% to 1.3% and from 0.3% to 1.0%, with the weighted average interest rates of these commercial papers being 1.2% and 0.8%, respectively. All short-term borrowings have terms ranging from approximately 2 months to 12 months and are usually renewed at maturity subject to renegotiation of interest rates and other factors.

(Collateral for Borrowings)

Information on the details of our assets pledged as collateral and corresponding borrowings secured by the collateral is stated in “ITEM 5. FINANCIAL STATEMENTS — Consolidated Financial Statements — Notes to Consolidated Financial Statements — Consolidated Balance Sheets”.

Annual Financial Report

6.	Contingencies

(Lending Commitments)

Information on the details of our credit line agreements is stated in “ITEM 5. FINANCIAL STATEMENTS — Consolidated Financial Statements — Notes to Consolidated Financial Statements — Consolidated Balance Sheets”.

(Guarantees)

As of March 31, 2004, we had outstanding guarantees in the total amount of ¥3,619 million. This includes guarantees for borrowings of business owners, lease obligations, accounts receivable in connection with the complementation of customers’ credibility in corporate transactions and credit guarantees in connection with real estate leases. Pursuant to each agreement, we receive certain percentage of the outstanding guarantees as guarantee fees. Meanwhile, we are required to perform as a guarantor for the borrowings for which payments are delinquent for a certain period of time. In order to provide for estimated probable losses from these guarantee transactions, we maintain a reserve for estimated guarantee losses. In addition, for the year ended March 31, 2004, as a result of our contractual commitments under these arrangements, we paid ¥89 million as a guarantor.

In addition, as of March 31, 2004, we guarantee bank borrowings of ¥1,200 million of Shinsei Business Finance Co., Ltd., an equity-method affiliate.

Annual Financial Report

ITEM 3.   OVERVIEW OF PROPERTY AND EQUIPMENT

1.	Overview of Capital Expenditures

Our total amount of investment in tangible fixed assets was ¥433 million during this fiscal year. Main expenditures were for integrated financial services, the principal business of NISSIN in connection with the opening and relocating of new branches and loan offices in order to enhance its sales operations, and NIS Lease Co., Ltd. for acquisitions of assets held for leases. All capital expenditures were made without additional funding.

In addition, during the year ended March 31, 2004, real estate for lease, which had book values of ¥230 million as of March 31, 2003, was sold by NISSIN for the purpose of concentrating and specializing its managerial resources in its principal business.

Annual Financial Report

2.	Major Property and Equipment

(1)	NISSIN

		Book Value (in millions except square meter)
		Building					Number of
Name of Office	Description	and		Land			Employees
(Location)	(Business Segment)	Structures	Equipment	(m2)		Total	(persons)
Tokyo Head Office (Shinjuku-ku, Tokyo)	Head office or management division (—)	¥42	¥45	¥—		¥88	106
Matsuyama Head Office		368	32	355		756	41
(Matsuyama City, Ehime)				(815.07)
				[409.51	]
Osaka Branch Office (Chuo-ku, Osaka)		10	2	—		12	14

Eastern Japan Investigation Department (Kawaguchi City, Saitama)	Sales support (Integrated financial services)	5	5	—		11	53

Hokkaido region (Sapporo Branch and other 1)	Branches and loan offices (Integrated financial services)	0	0	—		1	22
Tohoku region (Sendai Branch and other 4)		2	1	—		4	32
Kanto region (Shinjuku Branch and other 22)		21	13	—		34	213
Chubu region (Nagoya Branch and other 6)		3	2	—		6	45
Kinki region (Nanba Branch and other 12)		7	5	—		13	104
Chugoku region (Hiroshima Branch and other 4)		3	2	—		5	39
Shikoku region (Shieki Branch and other 4)		4	2	—		7	42
Kyushu region (Fukuoka Branch and other 9)		5	5	—		10	74

Total	—	¥475	¥122	¥355		¥953	785
				(815.07)
				[409.51	]

Notes:	1)	The amounts in the brackets above represent the office space leased to third-parties, which amounts are included in the parenthesis.
	2)	The average number of temporary employees of NISSIN is 86 person for this fiscal year and is excluded from the numbers presented above.
	3)	Consumption taxes are excluded from the book values presented above.
	4)	In addition, major leased assets are as follows:

				Annual Lease	Balance of
			Lease Term	Payment	Lease Contracts
Business Segment	Description	Number	(years)	(in millions)	(in millions)
Integrated financial services	Operating system	1	4~5	¥743	¥1,911
Integrated financial services	Tele-meeting system	47	5~6	7	19
Integrated financial services	Vehicle	90	5	29	58

Total		—	—	¥781	¥1,989

Note: Consumption taxes are excluded from the amounts of lease payments presented above.

Annual Financial Report

(2)	NISSIN’S Subsidiaries

		Book Value (in millions except square meter)
		Buildings		Assets		Number of
Name of Subsidiary	Description	and		Held for		Employees
(Location)	(Business Segment)	Structure	Equipment	Leases	Total	(persons)
Nissin Servicer Co., Ltd. (Shinjuku-ku, Tokyo)	Head office (Loan servicing)	¥24	¥6	¥—	¥30	40

NIS Lease Co., Ltd. (Shinjuku-ku, Tokyo)	Head office (Integrated financial services)	0	0	—	1	23
	Assets held for leases (Integrated financial services)	—	—	309	309	—

Notes:	1)	The average number of temporary employees of Nissin Servicer Co., Ltd. is 5 person for this fiscal year and is excluded from the number presented above. In addition, NIS Lease Co., Ltd. does not have any temporary employee.
	2)	Consumption taxes are excluded from the book values presented above.
	3)	In addition, major leased assets are as follow:

				Annual Lease	Balance of
Name of Subsidiary			Lease Term	Payment	Lease Contracts
(Business Segment)	Description	Number	(years)	(in millions)	(in millions)
Nissin Servicer Co., Ltd. (Loan servicing)	Operating system	1	4 years	¥9	¥16

NIS Lease Co., Ltd. (Integrated financial services)	Operating system	1	4~5 years	0	18

Total	—	—	—	¥9	¥34

Note:	Consumption taxes are excluded from the amounts presented above.

Annual Financial Report

3.	Plans of Acquisitions and Disposals of Property and Equipment

(1)	Acquisitions of Major Property and Equipment

1.	Assets for Internal Use

The following major property and equipment will be acquired during the year ending March 31, 2005:

			Expenditure Plan (in millions)
					Amount		Expected
	Description		Total	Amount	Estimated	Date	Date of
Company’s Name	(Business Segment)	Purpose	Amount	Paid	to Pay	Started	Completion
NISSIN	Expansion of Tokyo Head Office (—)	To enhance management division	¥76	¥—	¥76	June 2004	June 2004

	Relocating 2 branches (Integrated financial services)	To enhance sales ability	55	—	55	July 2004	October 2004

Notes:	1)	All future capital expenditures above will be made without additional funding.
	2)	The amounts of expenditures include the amounts of security deposits for leased office.
	3)	The increase in the above equipment will have no significant effect on the financial position or result of operation.
	4)	The consumption taxes are excluded from the amounts of expenditures presented above.

2.	Assets Held for Leases

The following major property and equipment will be acquired during the year ending March 31, 2005:

Expenditure Plan (in millions)
Amount
	Description			Estimated
Company’s Name	(Business Segment)	Total Amount	Amount Paid	to Pay
NIS Lease Co., Ltd.	Assets held for leases (Integrated financial services)	¥ 4,888	¥ 115	¥ 4,773

Notes:	1)	All future capital expenditures above will be made without additional funding.
	2)	The consumption taxes are excluded from the amounts of expenditures presented above.

(2)	Disposals of Major Property and Equipment

The following major property and equipment will be disposed during the year ended March 31, 2005:

Book Value as of
	Description		March 31, 2004
Company’s Name	(Business Segment)	Purpose	(in millions)	Disposal Period
NISSIN	Closing 17 branches and loan offices (Integrated financial services)	To improve operational efficiency	¥ 17	May 2004 to October 2004

Notes:	1)	The disposal of above property and equipment will have no significant effect on the financial position or result of operation.
	2)	The consumption taxes are excluded from the book values presented above.

Annual Financial Report

ITEM 4.   OVERVIEW OF NISSIN

1.	Information on Capital Stock

(1)	The Total Number of Shares

1.	Total Number of Authorized Shares

Number of Shares
Type of Shares	(shares)
Common stock	480,000,000

Total	480,000,000

Note:	Upon approval at the annual shareholders’ meeting on June 22, 2004, the number of authorized shares has been changed to 960,000,000. However, the number will be decreased by the amount of stock retired.

2.	Total Number of Issued Shares

		June 23, 2004
	March 31, 2004	(filing date)
Type of Shares	(shares)	(shares)	Stock Exchange	Details
Common stock	134,726,192	269,639,363	Tokyo Stock Exchange (First Section) New York Stock Exchange	Share of NISSIN’s common stock with voting rights and without any restriction

Total	134,726,192	269,639,363	—	—

Notes:	1)	On May 20, 2004, NISSIN completed a two-for-one stock split.
	2)	The number of issued shares of common stock does not include the number of shares newly issued upon exercises of stock options, warrants and convertible bonds during the period from June 1, 2004 to the filing date of this annual financial report.

Annual Financial Report

(2)	Information on Stock Options, Warrants and Convertible Bonds

1.	Stock Options

(Approved at the Annual Shareholders’ Meeting on June 22, 2002)

	March 31, 2004	May 31, 2004

Number of shares subject to stock options (units):	8,874	8,179
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise (shares):	1,774,800 (Note 1)	3,271,600 (Note 1)
Amount to be paid in upon stock option exercise (in yen per share):	¥ 498 (Note 2)	¥ 249 (Note 2)
Exercise period:	October 1, 2002 ~ September 30, 2005	October 1, 2002 ~ September 30, 2005
Exercise price (in yen per share):	¥ 498	¥ 249
Amount to be credited to common stock (in yen per share):	¥ 249	¥ 124.5
Requirement for grantee:	Grantee must be a director, statutory auditor, employee or corporate advisor of NISSIN, including temporary employee with tenure of over one year, or a director, statutory auditor or employee of its subsidiaries at the time of the exercise of such new subscription rights. However, stock options may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
Other requirements for the grantee are defined in the stock option contract executed upon the approval by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors.

Notes:	1)	In the event of a split or consolidation on NISSIN’s stock, the number of shares issuable upon exercise per stock option unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share.

		Number of shares as adjusted = Number of shares before adjustment x Split or consolidation ratio

	2)	In the event of a split or consolidation on NISSIN’s stock, the paid-in amount of exercised shares per stock option unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen.

		Paid-in amount as adjusted = Paid-in amount before adjustment / Split or consolidation ratio

		In addition, in the event that NISSIN issues new shares or distributes shares of treasury stock of NISSIN at a price lower than the current market price after the issuance of the stock option, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

				Number of already issued shares		Number of newly issued (distributed) shares	x	Paid-in price per share
	=		x		+
Paid-in amount as adjusted		Paid-in amount before adjustment				Current market price per share

				Number of already issued shares		+	Number of newly issued (distributed) shares

3)	Each figure is adjusted accordingly, reflecting the two-for-one stock split exercised on May 20, 2003
4)	Each figure for May 31, 2004 is adjusted accordingly, reflecting the two-for-one stock split exercised on May 20, 2004.

Annual Financial Report

(Approved at the Annual Shareholders’ Meeting on June 24, 2003)

	March 31, 2004	May 31, 2004

Number of shares subject to stock options (units):	11,885	11,685
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise (shares):	1,188,500 (Note 1)	2,337,000 (Note 1)
Amount to be paid in upon stock option exercise (in yen per share):	¥ 532 (Note 2)	¥ 266 (Note 2)
Exercise period:	August 1, 2003 ~ July 31, 2006	August 1, 2003 ~ July 31, 2006
Exercise price (in yen per share):	¥ 532	¥ 266
Amount to be credited to common stock (in yen per share):	¥ 266	¥ 133
Requirement for grantee:	Grantee must be a director, statutory auditor, corporate advisor or employee of NISSIN or its wholly-owned subsidiary at the time of the exercise of such stock options. However, stock options may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
Other requirements for the grantee are defined in the stock option contract executed upon the approval by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors.

Notes:	1)	In the event of a split or consolidation on NISSIN’s stock, the number of shares issuable upon exercise per stock option unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share.

Number of shares as adjusted = Number of shares before adjustment x Split or consolidation ratio

In the event of a split or consolidation on NISSIN’s stock, the paid-in amount of exercised shares per stock option unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen.

Paid-in amount as adjusted = Paid-in amount before adjustment / Split or consolidation ratio

In addition, in the event that NISSIN issues new shares or distributes shares of treasury stock of NISSIN at a price lower than the current market price after the issuance of the stock option, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

				Number of already issued shares		Number of newly issued (distributed) shares	x	Paid-in price per share
	=		x		+
Paid-in amount as adjusted		Paid-in amount before adjustment				Current market price per share

				Number of already issued shares		+	Number of newly issued (distributed) shares

3)	Each figure for May 31, 2004 is adjusted accordingly, reflecting the two-for-one stock split exercised on May 20, 2004.

Annual Financial Report

2.	Convertible Bonds and Warrants (stipulated by the Commercial Code etc., Article 19-2)

The information with respect to the 3rd convertible bonds (“CBs”) issued on September 13, 2001 is as follows:

	March 31, 2004	May 31, 2004
Balance of CBs (in millions)	¥10,000	¥10,000
Conversion price (in yen)	785	392.5
Amount to be credited to common stock (in yen per share)	392.5	197

Note:	The conversion price and amount to be credited to common stock are adjusted to reflect the two-for-one stock split on May 20, 2004.

The information with respect to the detachable warrant portion of the 4th unsecured bonds issued on April 20, 2001 is as follows:

	March 31, 2004	May 31, 2004
Maximum exercisable amount of warrants (in millions)	¥58	¥—
Exercise price (in yen)	577.50	—
Amount to be credited to common stock (in yen per share)	289	—

Note:	The exercise period expired on April 19, 2004.

(3)	Changes in the Number of Issued Shares and Balance of Paid-in Capital

	Increase	Balance
	in Issued	of Issued
	Shares of	Shares of			Change in	Balance of
	Common Stock	Common Stock	Change in	Balance of	Additional	Additional
Date	(shares)	(shares)	Common Stock	Common Stock	Paid-in Capital	Paid-in Capital
			(in millions, except shares)
April 1, 1999 ~ March 31, 2000	113,353	10,780,578	¥224	¥5,912	¥233	¥8,225
April 1, 2000 ~ March 31, 2001	128,760	10,909,338	254	6,167	265	8,490
May 21, 2001	21,818,676	32,728,014	—	6,167	—	8,490
April 1, 2001 ~ March 31, 2002	428,000	33,156,014	443	6,610	443	8,933
May 21, 2002	33,156,014	66,312,028	—	6,610	—	8,933
May 20, 2003	66,312,028	132,624,056	—	6,610	—	8,933
April 1, 2003 ~ March 31, 2004	2,102,136	134,726,192	607	7,218	713	9,647

Notes:	1)	The increases in the number of issued shares of common stock and the balance of common stock and additional paid-in capital for the years ended March 31, 2000 and 2001 were due to the exercises of stock options (warrants).
	2)	The increase in the number of issued shares of common stock on May 21, 2001 was due to the three-for-one stock split.
	3)	The increase in the number of issued shares of common stock and the balance of common stock and additional paid-in capital for the year ended March 31, 2002 was due to the exercises of stock options (warrants).
	4)	The increase in the number of issued shares of common stock on May 21, 2002 was due to the two-for-one stock split.
	5)	The increase in the number of issued shares of common stock on May 20, 2003 was due to the two-for-one stock split.
	6)	The increase in the number of issued shares of common stock and the balance of common stock and additional paid-in capital for the year ended March 31, 2004 was due to the exercises of stock options (warrants).
	7)	For the period from April 1, 2004 through May 31, 2004, the number of issued shares of common stock increased by 186 thousand shares, balance of common stock increased by ¥27 million and balance of additional paid-in capital increased by ¥31 million due to the exercises of stock options (warrants).
	8)	On May 20, 2004, the number of issued shares of common stock increased by 134,726,192 shares due to the two-for-one stock split.

Annual Financial Report

(4)	Details of Shareholdings

The following table shows the details of shareholdings in units under Japanese Unit Share System. Each unit equals 100 shares of common stock. In addition, the total number of shares below 1 unit under Japanese Unit Share System is 37,392 shares.

		March 31, 2004
		Number of
	Number of	Shares Owned
Category	Shareholders	(units)	Percentage of Total
Governmental organizations	—	—	—%
Financial institutions	44	238,815	17.73
Brokerage firms	14	6,476	0.48
Other corporations	74	360,385	26.76
Foreign shareholders	117	255,287	18.95
Of which foreign individuals	4	287	0.02
Individuals and other	6,997	485,925	36.08

Total	7,246	1,346,888	100.00

Notes:	1)	With respect to 8,498,025 shares of treasury stock held by NISSIN, 84,980 units are included in “Individuals and other” and 25 shares are included in shares below 1 unit under Japanese Unit Share System.
	2)	124 units nominally owned by Japan Securities Depositary Center, Inc. are included in “Other corporation”.

(5)	Principal Shareholders

		March 31, 2004
		Shares of Common Stock Owned
		Number	Percentage
Name	Address	(thousand shares)	of Total
Nissin Building Co., Ltd. Shuho, Ltd.	7-6, Chifune-machi 5-chome, Matsuyama City, Ehime 7-6, Chifune-machi 5-chome, Matsuyama City,	17,484	12.98%
	Ehime	17,118	12.71
The Master Trust Bank of Japan, Ltd.	11-3, Hamamatsu-cho 2-chome, Minato-ku, Tokyo	8,699	6.46
Japan Trustee Services Bank, Ltd.	8-11, Harumi 1-chome, Chuo-ku, Tokyo	7,598	5.64
Kunihiko Sakioka	13-12, Kinuta 4-chome, Setagaya-ku, Tokyo	4,604	3.42
Hideo Sakioka	3-13, Minami-machi 1-chome, Matsuyama City, Ehime	4,070	3.02
The Chase Manhattan Bank, N.A. London (Standing agent: Mizuho Corporate Bank, Ltd.)	Woolgate House, Coleman Street, London, EC2P 2HD, United Kingdom (6-7, Nihonbashi-Kabuto-cho, Chuo-ku, Tokyo)	3,809	2.83
Goldman Sachs International (Standing agent: Goldman Sachs (Japan) Ltd.)	133 Fleet Street, London, EC4A 2BB, United Kingdom (10-1, Roppongi 6-chome, Minato-ku, Tokyo)	3,350	2.49
Midori Moriyama	10-12, Chuo 1-chome, Matsuyama City, Ehime	2,011	1.49
Michimasa Sakioka	593, Ikushi-machi, Matsuyama City, Ehime	1,888	1.40

Total		70,636	52.43%

Notes:	1)	8,498,025 shares of treasury stock, comprising 6.31% of total number of issued shares at March 31, 2004, are not accounted for in the above list of principal shareholders.
	2)	According to the Amendment Report on Large Shareholdings submitted on March 31, 2004, the following institutions owned NISSIN’s shares, but these are excluded from the above list of principal shareholders because the exact number of shares owned by these institutions as of March 31, 2004 could not be confirmed.

		March 31, 2004
		Shares of Common Stock Owned
		Number	Percentage
Name	Address	(thousand shares)	of Total
Schroder Investment Management (Japan) Ltd.	11-1, Marunouchi 1-chome, Chiyoda-ku, Tokyo	9,468	7.03%
Schroder Investment Management North America Ltd.	31 Gresham Street, London, EC2V 7QA, UK	1,892	1.40
Schroder Investment Management Limited	31 Gresham Street, London, EC2V 7QA, UK	716	0.53

Total		12,077	8.96%

Annual Financial Report

3)	According to the Report on Large Shareholdings submitted on May 31, 2003, Resona Trust & Banking Co., Ltd. owned 6,852 thousand shares of NISSIN, or 5.09% of total number of issued shares. Subsequently, according to the Amendment Report on Large Shareholdings submitted on August 31, 2003, Resona Trust & Banking Co., Ltd. owned 5,063 thousand shares of NISSIN, or 3.76% of total number of issued shares, but this is excluded from the above list of principal shareholders because the exact number of shares owned by this institution as of March 31, 2004 could not be confirmed.

4)	All the shares held by the following companies are related to trust businesses.

The Master Trust Bank of Japan, Ltd.	8,699 thousand shares
Japan Trustee Services Bank, Ltd.	7,598 thousand shares

(6)	Voting Rights of Capital Stock

1.	Issued Shares

The following table shows the number of issued shares and voting rights by type of such issued shares at March 31, 2004:

Number of
	Shares Issued	Number of
Type	(shares)	Voting Rights	Details
Non-voting capital stock	—	—	—
Capital stock with restricted voting rights (Treasury stock)	—	—	—
Capital stock with restricted voting rights (Others)	—	—	—
Capital stock with voting rights (Treasury stock)	(Treasury stock) Common stock 8,498,000	—	Share of NISSIN’s common stock without any restriction.
Capital stock with voting rights (Others)	Common stock 126,190,800	1,261,908	(same as above)
Capital stock below 1 unit under Japanese Unit Share System	Common stock 37,392	—	(same as above)
Total number of shares of capital stock issued	134,726,192	—	—
Total number of voting rights	—	1,261,908	—

Notes:	1)	12,400 shares (equivalent to 124 voting rights) nominally owned by Japan Securities Depositary Center, Inc., are included in the “Capital stock with voting rights (Others)”.
	2)	25 shares of treasury stock are included in the “Capital stock below 1 unit under Japanese Unit Share System”.

2.	Treasury Stock

The following table shows the details on treasury stock at March 31, 2004:

		Shares of Common Stock Owned
		Under NISSIN’s	Under Other		Percentage
Owner	Address	Name	Names	Total Number	of Total
		(shares except percentages)
(Treasury stock) Nissin Co., Ltd.	7-6, Chifune-machi 5-chome, Matsuyama City, Ehime	8,498,000	—	8,498,000	6.31%

Total	—	8,498,000	—	8,498,000	6.31%

Annual Financial Report

(7)	Information on Stock Option Plans

1.	Stock Options in the Form of New Shares Subscription Rights

(a)	Pursuant to Articles 280-20 and 280-21 of the Commercial Code of Japan (the “Code”), the 43rd Annual Shareholders’ Meeting held on June 22, 2002, approved a special resolution on issuance of new stock subscription rights to NISSIN’s directors, statutory auditors, employees, corporate advisers or temporary employees with tenure of over one year, or its subsidiaries’ directors, statutory auditors or employees.

The following is the content of the above-mentioned stock option plan:

Resolution date: June 22, 2002
Grant for:	NISSIN’s directors, statutory auditors, employees, corporate advisors or temporary employees with tenure of over one year, or its subsidiaries’ directors, statutory auditors and employees. (Note 1)
Type of shares:	Common stock
Number of shares of common stock issuable upon exercise:	Up to a maximum total of 1,500,000 shares (Note 2)
Amount to be paid in upon stock option exercise:	As presented in “(2) Information on Stock Options, Warrants and Convertible Bonds — 1. Stock Options”
Exercise period:	Same as above
Requirement for grantee:	Same as above
Transfer restriction item:	Same as above

Notes:	1)	The details regarding the number of grantees are determined upon approval by the Board of Directors.
	2)	The maximum number of new stock subscription rights is 15,000 units. 100 shares of common stock are subject to per unit stock option.

(b)	Pursuant to Articles 280-20 and 280-21 of the Code, the 44th Annual Shareholders’ Meeting held on June 24, 2003, approved a special resolution on issuance of new stock subscription rights to NISSIN’s or its wholly-owned subsidiaries’ directors, statutory auditors, corporate advisers or employees, including employees loaned to other companies, all of whom are designated by the Board of Directors.

The following is the content of the above-mentioned stock option plan:

Resolution date: June 24, 2003
Grant for:	NISSIN’s or its wholly-owned subsidiaries’ directors, statutory auditors, corporate advisors or employees, including employees loaned to other companies, all of whom are designated by the Board of Directors. (Note 1)
Type of shares:	Common stock
Number of shares of common stock issuable upon exercise:	Up to a maximum total of 1,500,000 shares (Note 2)
Amount to be paid in upon stock option exercise:	As presented in “(2) Information on Stock Options, Warrants and Convertible Bonds — 1. Stock Options”
Exercise period:	Same as above
Requirement for grantee:	Same as above
Transfer restriction item:	Same as above

Notes:	1)	The details regarding the number of grantees are determined upon approval by the Board of Directors.
	2)	The maximum number of new stock subscription rights is 15,000 units. 100 shares of common stock are subject to per unit stock option.

Annual Financial Report

(c)	Pursuant to Articles 280-20 and 280-21 of the Code, the 45th Annual Shareholders’ Meeting held on June 22, 2004, approved a special resolution on issuance of new stock subscription rights to NISSIN, its subsidiaries or its equity-method affiliates’ directors, statutory auditors, corporate advisors, person with consulting (shokutaku) agreements, employees, including employees of the Company loaned to other companies and employees of other companies loaned to the Company, or temporary employees with tenure of over one year, or NISSIN’s alliance company’s directors, statutory auditors or certain employees which are approved by the Board of Directors.

The following is the content of the above-mentioned stock option plan:

Resolution date: June 22, 2004
Grant for:	The Company’s directors, statutory auditors, corporate advisors, person with consulting (shokutaku) agreements, employees, including employees of the Company loaned to other companies and employees of other companies loaned to the Company, or temporary employees with tenure of over one year, or NISSIN’s alliance company’s directors, statutory auditors or certain employees which are approved by the Board of Directors. (Note 1)
Type of shares:	Common stock
Number of shares of common stock issuable upon exercise:	Up to a maximum total of 8,000,000 shares (Notes 2 and 3)
Amount to be paid in upon stock option exercise:	(Note 4)
Exercise period:	Over the three years from the first day of the month following the month of the approval date
Requirement for grantee:	Grantee must be a director, statutory auditor, corporate advisor, person with consulting (shokutaku) agreements, employee, including employee of the Company loaned to other companies and employee of other companies loaned to the Company, or temporary employee with tenure of over one year of the Company, or director, statutory auditor or employee of NISSIN’s alliance company at the time of the exercise of such new subscription rights. However, stock options may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
Other requirements for the grantee are defined in the stock option contract executed upon the approval by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors.

Notes:	1)	The details regarding the number of grantees are determined upon approval by the Board of Directors.
	2)	The maximum number of new stock subscription rights is 80,000 units. 100 shares of common stock are subject to per unit stock option.
	3)	In the event of a split or consolidation on NISSIN’s stock, the number of shares issuable upon exercise per stock option unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share.

		Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

4)	The exercise price was priced at 110% of the average daily closing price on the Tokyo Stock Exchange of the month immediately before the month of the issuance date of the stock option, with any fraction of ¥1 rounded upward to the nearest yen.
		In addition, in the event of a split or consolidation on NISSIN’s stock, the paid-in amount of exercised shares per stock option unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen.

		Paid-in amount as adjusted = Paid-in amount before adjustment/Split or consolidation ratio

		In addition, in the event that NISSIN issues new shares or distributes shares of treasury stock of NISSIN at a price lower than the current market price after the issuance of the stock option, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

				Number of already issued shares		Number of newly issued (distributed) shares	x	Paid-in price per share
	=		x		+
Paid-in amount as adjusted		Paid-in amount before adjustment				Current market price per share

				Number of already issued shares		+	Number of newly issued (distributed) shares

Annual Financial Report

2.	Acquisition of Treasury Stock

(1)	Acquisition of Treasury Stock in Accordance with the Resolution of Annual Shareholders’ Meeting or the Approval of Board of Directors

1.	Acquisition of Treasury Stock Pursuant to Resolution of Annual Shareholders’ Meeting Approved on June 24, 2003

(a)	Type of shares: Common stock

(i)	The number of shares of treasury stock acquired pursuant to the resolution of the Annual Shareholders’ Meeting held on June 24, 2003 is as follows:

	June 22, 2004
	Number of Shares	Purchased Cost
Description	(shares)	(in yen except percentages)
Approved acquisition amount at Annual Shareholders’ Meeting (Resolution on June 24, 2003)	3,000,000	¥2,000,000,000
Acquisition based on a resolution approved at last shareholders’ meeting	3,000,000	1,203,637,800
Balance of approved acquisition amount	—	796,362,200
Percentage of balance (%)	—%	39.82%

Note:	The ratio of the total number of shares of treasury stock approved for acquisition to the total number of issued shares of common stock is 2.3% as of June 24, 2003.

(ii)	Acquisition of treasury stock from subsidiaries

None

(iii)	Acquisition of treasury stock pursuant to the approval of Board of Directors

None

(iv)	Disposal, retirement and distribution of treasury stock

June 22, 2004
Number of Shares for Disposal,
	Retirement or Distribution	Total Price
Description	(shares)	(in yen)
Disposal under the procedure for new issuance	—	¥—
Retirement using paid-in capital or retained earnings	—	—
Distribution by merger, equity swap and spin-off	—	—

Note:	The numbers presented above do not reflect disposals under the procedure for new issuance from June 1, 2004 to the date of this year’s annual shareholders’ meeting.

(v)	Number of shares of remaining treasury stock

June 22, 2004
Description	Number of Shares
(shares)
Treasury stock	16,729,600

Notes:	1)	The number of shares of treasury stock increased by 8,364,800 shares due to the exercises of two-for-one stock split on May 20, 2004.
	2)	The number presented above does not reflect acquisitions or disposals from June 1, 2004 to the date of this year’s annual shareholders’ meeting.

Annual Financial Report

2.	Resolution for Acquisition of Treasury Stock at Annual Shareholders’ Meeting on June 22, 2004

June 22, 2004
		Number of Shares	Total Price
Description	Type of Stock	(shares)	(in yen)
Treasury stock	—	—	¥—

Note:	The Annual Shareholders’ Meeting held on June 22, 2004 approved a resolution on a partial amendment of NISSIN’s articles of incorporation which permits acquisition of shares of treasury stock by Board of Directors approval in accordance with Article 211-3-1-2 of the Code.

(2)	Acquisition of Treasury Stock for Capital Reduction, Retirement or Cancellation by Retained Earning Under Articles of Incorporation

1.	Acquisition of Treasury Stock Under Resolution of Annual Shareholders’ Meeting Approved on June 24, 2003

None

2.	Resolution for Acquisition of Treasury Stock at Annual Shareholders’ Meeting on June 22, 2004

None

3.	Dividend Policy

NISSIN’s basic policy concerning distribution of earnings is to affirmatively and continually return profits to our shareholders, based on consideration of economic and financial circumstances, industry trends and the Company’s profitability. NISSIN will continue to maintain a dividend payout ratio of 15% in the future as its target.

Based on the policy indicated above, for this fiscal year, NISSIN plans to pay an annual dividend of ¥8.50 per share. This includes a half-year dividend of ¥3.75 per share and a year-end dividend of ¥4.75 per share, which includes an increased dividend of ¥1 per share.

With regard to the use of retained earnings, the Company is using reserves to increase loans receivable, strengthen its financial position for the future including through the expansion of its sales network, and investments in venture businesses that the Company believes will have synergies with its principal businesses.

In addition, on November 4, 2003, The Board of Directors approved a half-year dividend for the six months ended September 30, 2003.

Annual Financial Report

4.	Market Price Information

(1)	The Fiscal Highest and Lowest Prices of the Shares of NISSIN’s Common Stock for the Years Ended March 31, 2000, 2001, 2002, 2003 and 2004

	For the Year Ended March 31,
	2000	2001	2002	2003	2004
			(in yen)
Highest	¥7,670	¥6,000	¥2,900	¥1,140	¥860
	8,950	[2,170]	[870]	[515]	[464]

Lowest	3,200	3,030	1,425	720	377
	3,870	[1,830]	[820]	[456]	[410]

Notes:	1)	On September 1, 1999, the listing of the shares of NISSIN was moved to the First Section of the Tokyo Stock Exchange and the First Section of the Osaka Securities Exchange from the Second Section of the Tokyo Stock Exchange and the Second Section of the Osaka Securities Exchange, respectively. The prices of the shares of NISSIN’s common stock for the year ended March 31, 2000 are those quoted on the Second Section of the Tokyo Stock Exchange, presented in the upper row, and those quoted on the First Section of the Tokyo Stock Exchange, presented in the lower row.
	2)	The prices of the shares of NISSIN’s common stock from the year ended March 31, 2001 onward are those quoted on the First Section of the Tokyo Stock Exchange, and the prices in brackets are the ex-right prices following May 20, 2004 two-for-one stock split.

(2)	The Monthly Highest and Lowest Prices of the Shares of NISSIN’s Common Stock for the Six Months Ended March 31, 2004

	October 2003	November 2003	December 2003	January 2004	February 2004	March 2004
			(in yen)
Highest	¥471	¥487	¥487	¥524	¥675	¥860
						[464]

Lowest	410	402	411	458	511	640
						[410]

Notes:	1)	These prices are those quoted on the First Section of the Tokyo Stock Exchange.
	2)	The prices in brackets are the ex-right prices following May 20, 2004 two-for-one stock split.

Annual Financial Report

5.	Members of the Boards of Directors and Statutory Auditors

The information on the current members of NISSIN’s Board of Directors and Statutory Auditors is as follows:

Current Directors						Number of
and Statutory	Current Executive					Shares Owned
Auditors Position	Officer Position	Name	Date of Birth		Business Career	(thousand shares)

Chairman and Representative Director	—	Hideo Sakioka	May 14, 1928	August, 1953 May, 1960	Started money lending business Founded Nissin Shoji Co., Ltd. (currently NISSIN),	8,140
President and Representative Director
				January, 1980	Founded Nissin Building Co., Ltd.
President and Representative Director
				March, 1989	Representative Director of Shuho Ltd.
				June, 2000	Chairman and Representative Director of NISSIN (current position)

President and Representative Director	General Manager of Sales and Marketing Control Division	Kunihiko Sakioka	January 10, 1962	April, 1986 September, 1988 March, 1989	Joined NISSIN Manager of Hiroshima Branch Director	9,209
				December, 1989	Director and General Manager of Finance Department
				February, 1991	Managing Director, Advice to Finance and System Information
				December, 1992	Senior Managing Director and General Manager of Sales and Marketing Control Division
				October, 1996	Representative Senior Managing Director and General Manager of Tokyo Branch Office, Advice to Sales and Marketing Control Department
				April, 1998	Representative Senior Managing Director and General Manager of Sales and Marketing Control Division
				June, 2000	President and Representative Director (current position)

Managing Director	General Manager of Operations Control Division	Hitoshi Higaki	December 14, 1959	November, 1983 March, 1994	Joined NISSIN General Manager of Accounting Department and General Manager of Finance Department	676
				June, 1994	Director and General Manager of General Affairs Department
				May, 1995	Director, General Manager of Corporate Planning Department and General Manager of Accounting Department
				June, 1996	Director and General Manager of Corporate Planning Department, Advice to Accounting Department
				June, 2000	Managing Director and General Manager of Corporate Planning Department
				April, 2003	Managing Director and General Manager of Operations Control Division (current position)

(continued)

Annual Financial Report

Current Directors						Number of
and Statutory	Current Executive					Shares Owned
Auditors Position	Officer Position	Name	Date of Birth		Business Career	(thousand shares)

(continued)
Director	General Manager of Credit Screening Department,	Hiroshi Akuta	January 3, 1962	October, 1992 October, 1995 June, 1996	Joined NISSIN Manager of Fukuoka Branch Director and General	233
	Advice to Eastern Japan Investigation Department and Western Japan Investigation Department			October, 1996 April, 1998	Manager of Business Audit Department Director and General Manager of Customer Service Department Director and General Manager of Western Japan Sales Department
				April, 2001	Director and General Manager of Investigation Department
				April, 2002	Director and General Manager of Corporate Planning Department
				April, 2003 July, 2003	Director and General Manager of Credit Screening Department Director and General Manager of Credit Screening Department, Advice to Eastern Japan Investigation Department and Western Japan Investigation Department (current position)

Director	General Manager of Osaka Branch Office	Hidenobu Sasaki	June 29, 1972	April, 1993 February, 1996	Joined NISSIN Manager of Mito Branch	98
	and Deputy General Manager			April, 2001	General Manager of Sales Department
	of Sales and Marketing Control Division			April, 2002 June, 2002	General Manager of Finance Department Director
				April, 2003	Director, General Manager of Western Japan Sales Department and Osaka Branch Office
				July, 2003	Director and General Manager of Osaka Branch Office and Deputy General Manager of Sales and Marketing Control Division (current position)

Director	General Manager of Business Development	Toshioki Otani	December 12, 1970	April, 1994 September, 1995	Joined NISSIN Manager of Kumamoto Branch	207
	Department			July, 2000	General Manager of Finance Department
				January, 2001	General Manager of Finance Department and General Manager of Business Development Department
				April, 2002	General Manager of Eastern Japan Sales Department
				June, 2002	Director
				April, 2003	Director and General Manager of Business Development Department (current position)

(continued)

Current Directors						Number of
and Statutory	Current Executive					Shares Owned
Auditors Position	Officer Position	Name	Date of Birth		Business Career	(thousand shares)

(continued)
Director	General Manager of Finance Department	Keishi Ishigaki	April 3, 1971	April, 1995 April, 1996	Joined NISSIN Manager of Koriyama Branch	171
				April, 2001	General Manager of Finance Department
				April, 2002	General Manager of Western Japan Sales Department and General Manager of Osaka Branch Office
				June, 2002	Director
				April, 2003	Director and General Manager of Finance Department (current position)

Director	General Manager of Investor Relations Department	Yunwei Chen	January 16, 1969	April, 1998 April, 2001	Joined NISSIN Manager of Corporate Planning Department 2nd Section	146
				September, 2002	Assistant General Manager of Corporate Planning Department
				April, 2003	General Manager of Investor Relations Department (current position)
				June, 2003	Director (current position)

Director	General Manager, Assistant to President	Akihiro Nojiri	November 15, 1968	April, 1991 August, 2003 August, 2003	Joined Ministry of Finance Joined NISSIN General Manager, Assistant to President (current position)	—
				June, 2004	Director (current position)

Director	General Manager of Real Estate Financial Department, Advice to Sales and Marketing Control Division	Yoshihiko Maki	October 18, 1951	April, 1975 October, 2001 October, 2003	Joined Tokai Bank (currently UFJ Bank Limited) Joined The Tokyo Star Bank, Limited Joined Nissin Credit Guarantee Co., Ltd., and loaned to NISSIN	50
				October, 2003	Advice to Sales and Marketing Control Division (current position)
				February, 2004	General Manager of Real Estate Financial Department (current position)
				June, 2004	Director (current position)

Statutory Auditor		Yoshiki Kishimura	August 25, 1944	May 1980	Joined Sanyo Shinpan Finance Co., Ltd.	123
				February, 2001	Joined NISSIN
				February, 2001	Corporate Adviser of Finance Department
				June, 2003	Statutory Auditor (current position)

Statutory Auditor		Akio Sakioka	September 22, 1950	March, 1971 January, 1976	Joined NISSIN Manager of Takamatsu Branch	2,503
				April, 1984	Director
				July, 1994	Managing Director and General Manager of Tokyo Office
				October, 1996	Managing Director and General Manager of Finance Department
				October, 2000	Managing Director and Advice to Business Audit Department
				June, 2002	Retired from Managing Director
				June, 2002	Statutory Auditor (current position)

(continued)

Current Directors						Number of
and Statutory	Current Executive					Shares Owned
Auditors Position	Officer Position	Name	Date of Birth		Business Career	(thousand shares)

(continued)
Statutory Auditor (Outside)		Isao Narimatsu	July 6, 1949	April, 1979 July, 1981 June, 2001	Joined Miyata Certified Public Tax Accountant Office Opened Isao Narimatsu Certified Public Tax Accountant Office Statutory Auditor (current position)	40

Statutory Auditor (Outside)		Katsuhiko Asada	February 10, 1955	October, 1979 September, 1985 December, 2001 June, 2004	Joined Arthur Andersen Tokyo Office (now KPMG AZSA & Co.) Opened Katsuhiko Asada Certified Public Accountant Firm Opened Konishi Asada Certified Public Accountant Firm Statutory Auditor (current position)	—

			Total			21,602

Notes:	1)	Isao Narimatsu and Katsuhiko Asada are Statutory Auditors assigned from outside the Company pursuant to Article 18-1 of the “Law for Special Exceptions to the Commercial Code Concerning Audits, etc. of Joint Stock Corporations.”
	2)	Kunihiko Sakioka, President and Representative Director, is the second son of Hideo Sakioka, Chairman and Representative Director.
	3)	The Annual Shareholders’ Meeting held on June 22, 2004 approved an amendment to NISSIN’s Articles of Incorporation concerning the establishment of substitute statutory auditors system pursuant to Article 1079 of the Mercantile Law issued by the Civil Affairs Bureau of the Ministry of Justice effective April 9, 2003. However, the substitute statutory auditor has not yet been elected.
	4)	The internal reassignment of directors approved by the Board of Directors on June 22, 2004 are as follows:

New Title	Current Title	Name	Date of Reassignment
Managing Director and General Manager of Operations Control Division and Corporate Planning Department	Managing Director and General Manager of Operations Control Division	Hitoshi Higaki	July 1, 2004

Director and Deputy General Manager of Sales and Marketing Control Division, General Manager of Business Development Department	Director and General Manager of Business Development Department	Toshioki Otani	July 1, 2004

Director and General Manager, Advice to Sales and Marketing Control Division	Director and General Manager of Finance Department	Keishi Ishigaki	July 1, 2004

Director and General Manager of Finance Department	Director and General Manager, Assistant to President	Akihiro Nojiri	July 1, 2004

Director and Deputy General Manager of Sales and Marketing Control Division, General Manager of Real Estate Financial Department	Director and General Manager of Real Estate Financial Department, Advice to Sales and Marketing Control Division	Yoshihiko Maki	July 1, 2004

6.	Information on Corporate Governance

1. The Basic View of Corporate Governance

The Company separates the duties of management decision making, operation supervising and business operating. To respond flexibly to the changes in the business environment, we recognize that the Company must seek to improve management efficiency, strengthen management audit systems and ensure that its audit system is effective. A major premise for such efforts is the soundness of its management organization based on transparent director elections and compensation decisions, as well as clearly defined responsibilities of directors.

Also, we recognize that compliance and risk management are essential to our sustainable growth, and we take action to upgrade our compliance program and system to remain effective.

2. Implementation of Corporate Governance Policies

I.	Overview of NISSIN’s Corporate Governance System, Including Management Organization

i. Whether NISSIN is a company governed by an audit committee system or statutory auditor system

NISSIN has adopted a statutory auditor system.

ii. Elections for outside directors and outside statutory auditors

NISSIN’s Board of Statutory Auditors is currently comprised of four individuals, including two outside statutory auditors. The Company has strengthened its system for supervising directors’ performances of their business responsibilities.

The Company does not have any outside directors.

iii. Summary of various committees

Although NISSIN is not considering at the present time the establishment of a Material Assets Committee or becoming an audit committee-based company as defined in the Commercial Code, NISSIN has established a Nomination and Compensation Committee to ensure that decisions on director nominations and compensation are transparent and objective. Furthermore, in line with the spirit of the Commercial Code, NISSIN has tapped individuals outside the Company to serve on the committee.

iv. Assignment of full-time staff for outside statutory auditor positions

NISSIN has not hired any full time staff at the present time, but the Corporate Planning Department will be responsible to correspond, if necessary.

v. Execution and supervision

NISSIN’s Board of Directors is composed of ten directors, and as a general rule convenes once a month. In addition to determining the Company’s management strategy and discussing matters of importance to the Company, the Board of Directors receives reports on operating results and the status of business operations. In addition, the Chief Executive Board is composed of directors and individuals in charge of each department, and as a general rule convenes once a month to examine matters such as current managerial analysis and management strategies in order to respond quickly to changes in the Company’s business environment.

The Company’s audit system, which is designed to review management decision-making and business operations, works to enhance the management audit function and ensure management transparency and objectivity, based on audits performed by the statutory auditors, among whom are outside statutory auditors, internal audits performed mainly by the Business Audit Department, and audits performed by the independent auditor firm.

II.	Internal Control Mechanisms

NISSIN has established an organization consisting of the Sales & Marketing Control Division, which is responsible for all sales departments, and the Operations Control Division, which is responsible for all activities in human resources and general affairs, accounting and finance, corporate planning, public relations and legal affairs, as well as corporate governance. NISSIN has created this organizational structure to control the authority transferred to each department and maintain appropriate supervision and control.

III.	Risk Management

Departments identify material risk factors and operate under the approval of the General Manager of the Operations Control Division. To improve risk management, we identified various risk items during the previous year, and are upgrading our system of assessment and control.

IV.	Compensation of Directors and Statutory Auditors, and Auditing Fee of Accounting Audit Firm

NISSIN has determined the remuneration to directors and statutory auditors considering the results of operation and other financial condition. For financial reporting purpose, NISSIN has engaged Sanyu & Co. as its independent accountant.

The compensation of directors and audit expense of the Company’s accounting firm for the year ended March 31, 2004 is as follows:

(in millions)
Directors and statutory auditors	¥137
Inside statutory auditors	29
Outside statutory auditors	5

Compensation of directors	172
Auditing fee for audit reports	39
Other	6

Auditing fee of the accounting audit firm	45

Note: The Company does not have any outside directors.

V.	Summary of Personnel Relationships, Capital or Business Relationships and Other Interests Between the Company and the Company’s Outside Directors and Outside Statutory Auditors

The Company does not have any outside directors. There are no special interests between the Company and the Company’s outside statutory auditors. The information on our outside statutory auditors is as follows:

Position	Name	Business Career
Statutory auditor	Isao Narimatsu	April 1979, employed by Miyata Certified Public Tax Accountant Office
June 2001, selected as outside statutory auditor (current position)

Statutory auditor	Katsuhiko Asada	December 2001, opened Konishi Asada Certified Public Accountant Firm as partner
June 2004, selected as outside statutory auditor (current position)

VI.	Status of Initiatives Taken During the Most Recent Year to Enhance Corporate Governance

The Company took the initiative to enhance its corporate governance. Furthermore, we modified its organizational structure as follows:

On April 1, 2003, NISSIN established the Operations Control Division, which is responsible for all activities related corporate governance, the Investor Relations Department to better public relations activity, and the Compliance Section in the Corporate Planning Department to handle legal and compliance issues with regard to the Company’s business activities.

Additionally, on October 1, 2003, NISSIN established the Information Management Section in the Corporate Planning Department to manage all important business and financial information of the Company as part of its efforts to reinforce internal controls.

Furthermore, with respect to our approach of corporate governance and risk management in response to the Sarbanes-Oxley Act following the listing of our shares on the New York Stock Exchange (“NYSE”), we collected a wide range of views from inside and outside the Company, studied them from different perspectives and reflected them in our business operation. We will continue to do our best to strengthen and enhance our corporate governance by establishing a compliance mechanism that ensures the transparency of management and speedy and appropriate disclosure.

Moreover, Compliance Section and Information Management Section established in the Corporate Planning Department will be moved to the Internal Control Department, and Business Audit Department will change its name to Internal Audit Department on July 1, 2004, to strengthen and promote efficiency in our internal control structure.

We will further ensure the transparency in our management and prompt and appropriate disclosures, in order to establish a system to maintain our compliance with laws and regulations, as well as to strengthen and enhance our corporate governance structure.

Annual Financial Report

ITEM 5. FINANCIAL STATEMENTS

1.	In respect of the requirements for the preparation of the consolidated and non-consolidated financial statements:

(1)	The preparation of the consolidated financial statements conforms to Regulations Concerning Terminology, Forms and Methods of Preparation of the Consolidated Financial Statements (the “CFS Regulation”), issued by the Ministry of Finance (MOF Ordinance No. 28, 1976).

In addition, the preparation of consolidated financial statements as of and for the year ended March 31, 2003 conforms to CFS Regulation before modification, and the preparation of consolidated financial statements as of and for the year ended March 31, 2004 conforms to CFS Regulation after modification.

(2)	The preparation of the non-consolidated financial statements conforms to Regulations Concerning Terminology, Forms and Methods of Preparation of the Financial Statements (the “FS Regulation”), issued by the Ministry of Finance (MOF Ordinance No. 59, 1963).

In addition, the preparation of non-consolidated financial statements as of and for the year ended March 31, 2003 conforms to FS Regulation before modification, and the preparation of non-consolidated financial statements as of and for the year ended March 31, 2004 conforms to FS Regulation after modification.

2.	In respect of the report of independent certified public accountants:

The Company’s consolidated financial statements and NISSIN’s non-consolidated financial statements as of and for the year ended March 31, 2003 and those as of and for the year ended March 31, 2004 were audited by Sanyu & Co. pursuant to Article 193 (2) of the Securities and Exchange Law.

Annual Financial Report

1.    Consolidated Financial Statements

(1)	Consolidated Financial Statements

1.	Consolidated Balance Sheets

	March 31,
	2003		2004
		Percentage		Percentage
	Amount	of Total	Amount	of Total
	(in millions except percentages)
ASSETS:
Current Assets:
Cash and deposits (Note 1)	¥23,612		¥20,252
Notes and loans receivable (Notes 1,2,7 and 8)	175,123		175,440
Purchased loans receivable (Note 1)	3,077		5,059
Deferred tax assets	1,547		1,582
Other	1,869		2,183
Allowance for loan losses	(9,949)		(11,142)

Total Current Assets	195,280	95.9	193,376	93.0

Fixed Assets:
Tangible fixed assets
Buildings and structures (Note 1)	1,349		1,093
Accumulated depreciation	(777)		(593)

	572		500
Equipment	436		369
Accumulated depreciation	(275)		(240)

	161		129
Assets held for leases	—		318
Accumulated depreciation	—		(8)

	—		309
Land (Note 1)	1,092		355

Total tangible fixed assets	1,825	0.9	1,294	0.6
Intangible fixed assets	617	0.3	1,085	0.5
Investments and other assets
Investment securities (Notes 1 and 3)	3,082		9,661
Bankrupt and delinquent loans receivable (Note 7)	2,628		3,850
Deferred tax assets	1,052		0
Other (Notes 1 and 3)	1,238		1,789
Allowance for loan losses	(2,010)		(3,103)

Total investments and other assets	5,991	2.9	12,198	5.9

Total Fixed Assets	8,434	4.1	14,579	7.0

Total Assets	¥203,714	100.0	¥207,955	100.0

(Continued)

Annual Financial Report

	March 31,
	2003		2004
		Percentage		Percentage
	Amount	of Total	Amount	of Total
	(in millions except percentages)
(Continued)
LIABILITIES:
Current Liabilities:
Accounts payable	¥—		¥95
Short-term borrowings (Note 1)	3,200		2,100
Current portion of long-term borrowings (Note 1)	49,984		52,247
Current portion of bonds	5,000		21,560
Commercial paper	2,400		3,200
Accrued income taxes	2,925		2,758
Accrued bonuses	88		619
Reserve for guarantee losses	9		108
Other (Note 5)	1,179		1,454

Total Current Liabilities	64,786	31.8	84,142	40.4

Long-term Liabilities:
Bonds	26,500		6,210
Convertible bond	10,000		10,000
Long-term borrowings (Note 1)	53,536		46,094
Asset backed commercial paper (Note 1)	3,574		6,465
Deferred tax liabilities	—		649
Accrued retirement benefits — directors and statutory auditors	335		333
Other	76		66

Total Long-term Liabilities	94,022	46.2	69,819	33.6

Total Liabilities	158,809	78.0	153,961	74.0

MINORITY INTERESTS:
Minority interests	—	—	161	0.1

SHAREHOLDERS’ EQUITY:
Common stock	6,610	3.2	7,218	3.5
Additional paid-in capital	8,934	4.4	9,691	4.7
Retained earnings	32,416	15.9	37,503	18.0
Unrealized (losses) gain on investment securities	(239)	(0.1)	3,147	1.5
Treasury stock (Note 6)	(2,816)	(1.4)	(3,727)	(1.8)

Total Shareholders’ Equity	44,905	22.0	53,832	25.9

Total Liabilities, Minority Interests and Shareholders’ Equity	¥203,714	100.0	¥207,955	100.0

Annual Financial Report

2.    Consolidated Statements of Income

	Year Ended March 31,
	2003		2004
		Percentage		Percentage
		of Total		of Total
		Operating		Operating
	Amount	Revenues	Amount	Revenues
	(in millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥39,073		¥38,623
Revenue from purchased loans collected	—		4,537
Other financial income	0		1
Other operating income	6,528		2,530

Total operating revenues	45,601	100.0	45,693	100.0
Operating Expenses:
Financial costs	3,675		3,389
Costs of purchased loans collected	—		2,468
Other operating expenses (Note 1)	30,885		28,276

Total operating expenses	34,560	75.8	34,134	74.7

Operating Income	11,041	24.2	11,559	25.3

Other Income:
Interest income from securities	0		0
Interest and dividends	28		24
Guarantee fees received	—		5
Dividends from insurance	14		6
Other	26		12

Total other income	69	0.2	49	0.1
Other Expenses:
Interest expense on borrowings (other usage)	20		74
Stock issuance costs	24		38
Bond issuance costs	61		20
ABCP issuance costs	126		83
Equity losses in affiliates	121		222
Other	40		56

Total other expenses	396	0.9	496	1.1

Ordinary Income	10,714	23.5	11,112	24.3

Special Gain:
Gain on sales of fixed assets (Note 2)	11		117
Gain on sales of investment securities	136		319
Gain on sales of subsidiaries and affiliates	69		314
Gain on change of equity interest	—		373
Other	2		—

Total special gain	220	0.5	1,125	2.5
Special Losses:
Losses on sales of fixed assets (Note 3)	16		5
Losses on disposal of fixed assets (Note 4)	45		42
Devaluation of fixed assets (Note 5)	357		—
Impairment of fixed assets (Note 6)	—		590
Losses on sales of investment securities	396		469
Impairment of investment securities	628		239
Losses on sales of a subsidiary	6		—
Impairment of equity interest in affiliates	224		89
Other	84		25

Total special losses	1,761	3.9	1,463	3.2

Income Before Income Taxes	9,173	20.1	10,774	23.6

(Continued)

Annual Financial Report

	Year Ended March 31,
	2003		2004
		Percentage		Percentage
		of Total		of Total
		Operating		Operating
	Amount	Revenues	Amount	Revenues
	(in millions except percentages)
(Continued)
Income Taxes:
Current	5,089		5,215
Deferred	(1,141)		(631)

Total income taxes	3,948	8.7	4,584	10.1
Minority Interests	15	0.0	4	0.0

Net Income	¥5,209	11.4	¥6,186	13.5

Annual Financial Report

3.    Consolidated Statements of Retained Earnings

	Year Ended March 31,
	2003	2004
	(in millions)
Additional Paid-in Capital:
General additional paid-in capital at beginning of year	¥8,933	¥8,934
Increase of additional paid-in capital:
Additional paid-in capital	—	713
Gain on sales of treasury stock	0	43

Total	0	757

Additional Paid-in Capital at End of Year	8,934	9,691

Retained Earnings:
Retained earnings at beginning of year	28,091	32,416
Increase of retained earnings:
Net income	5,209	6,186
Increase of retained earnings due to sales of consolidated subsidiaries	—	14

Total	5,209	6,200
Decrease of retained earnings:
Cash dividends	832	1,000
Directors’ and statutory auditors’ bonuses	48	76
Decrease of retained earnings due to sales of consolidated subsidiaries	3	36

Total	884	1,113

Retained Earnings at End of Year	¥32,416	¥37,503

Annual Financial Report

4.    Consolidated Statements of Cash Flows

	Year Ended March 31,
	2003	2004
	(in millions)
Operating Activities
Income before income taxes	¥9,173	¥10,774
Depreciation and amortization	193	112
Impairment of fixed assets	—	590
Amortization of consolidation account adjustments	4	—
Provision for loan losses	3,209	2,286
Provision for retirement benefits — directors and statutory auditors	(20)	(2)
Accrued bonuses	(157)	532
Interest income on deposits and dividends	(28)	(24)
Interest expenses	3,695	3,464
Gain on sales of fixed assets	(11)	(117)
Losses on sales of fixed assets	16	5
Losses on disposal of fixed assets	37	33
Devaluation of fixed assets	357	—
Gain on sales of investment securities	(136)	(319)
Gain on sales of subsidiaries and affiliates	(69)	(314)
Losses on sales of investment securities	396	469
Losses on sales of a subsidiary	6	—
Impairment of investment securities	628	239
Impairment of equity interest in affiliates	224	89
Charge-offs of loans receivable	10,350	11,833
Interest receivable	(44)	117
Advanced interest received	0	15
Directors’ and statutory auditors’ bonuses	(48)	(76)
Other	494	(133)

Sub-total	28,271	29,574
Interest on deposits and dividends received	34	24
Interest paid	(3,751)	(3,553)
Income taxes paid	(4,168)	(5,377)

Sub-total	20,385	20,668
Loan originations	(108,633)	(100,866)
Collections of loans receivable	76,616	87,286
Loans purchased	(4,854)	(4,501)
Collections of purchased loans	2,146	2,468
Payments for loans factored	(70)	(182)
Collections of loans factored	61	179

Net cash (used in) provided by operating activities	(14,347)	5,053

Investing Activities
Restricted deposits pledged as collaterals	—	(9)
Purchases of tangible fixed assets	(521)	(447)
Proceeds from sales of tangible fixed assets	43	366
Purchases of intangible fixed assets	(491)	(533)
Proceeds from sales of intangible fixed assets	4	38
Purchases of investment securities	(1,070)	(4,053)
Proceeds from sales of investment securities	1,057	2,676
Acquisition of minority interest	(2)	—
Cash increased upon sales of consolidated subsidiaries	—	78
Cash decreased upon sales of consolidated subsidiaries	(215)	—
Other	(266)	(300)

Net cash used in investing activities	(1,462)	(2,184)

(Continued)

Annual Financial Report

	Year Ended March 31,
	2003	2004
	(in millions)
(Continued)
Financing Activities
Proceeds from short-term borrowings	8,095	3,000
Repayment of short-term borrowings	(6,269)	(4,100)
Proceeds from commercial paper	8,600	13,000
Repayment of commercial paper	(6,200)	(12,200)
Proceeds from long-term borrowings	72,440	49,629
Repayment of long-term borrowings	(47,708)	(54,808)
Proceeds from bonds	4,938	1,279
Payment for redemption of bonds	(13,000)	(5,030)
Proceeds from issuance of asset backed commercial paper	4,719	5,655
Repayment of asset backed commercial paper	(1,421)	(2,847)
Increase of restricted deposits	(155)	(357)
Decrease of restricted deposits	1,582	154
Proceeds from exercise of stock warrants	—	1,213
Dividends paid	(831)	(1,000)
Purchases of treasury stock	(2,487)	(1,206)
Sales of treasury stock	19	338
Proceeds from issuance of new shares by subsidiaries	—	525
Other	(13)	514

Net cash provided by (used in) financing activities	22,306	(6,237)

Effect of exchange rate changes on cash and cash equivalents	—	—

Net increase (decrease) in cash and cash equivalents	6,496	(3,369)
Cash and cash equivalents at beginning of year	17,116	23,612

Cash and cash equivalents at end of year	¥23,612	¥20,243

Annual Financial Report

SIGNIFICANT ITEMS RELATING TO THE PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS

1.	Scope of Consolidation

All subsidiaries are consolidated as follows:

	Year Ended March 31,
	2003	2004
1. Number of consolidated subsidiaries	3 companies	6 companies

2. Names of consolidated subsidiaries	Nissin Servicer Co., Ltd. Big Apple Co., Ltd. Shiq Consulting Co., Ltd.	Nissin Servicer Co., Ltd. Nissin Credit Guarantee Co., Ltd. Nissin Insurance Co., Ltd. NIS Real Estate Co., Ltd. NIS Lease Co., Ltd. J One Investment Co., Ltd.
Webcashing.com Co., Ltd. was excluded from the consolidated subsidiaries as a result of an equity exchange, and became a wholly owned subsidiary of i-cf, Inc. Future Create Inc. was also excluded from the consolidated subsidiaries because NISSIN sold a portion of its interest in the company.	Big Apple Co., Ltd. was excluded from the consolidated subsidiaries because NISSIN sold a portion of its interest in the company.
		Nissin Insurance Co., Ltd., NIS Real Estate Co., Ltd., NIS Lease Co., Ltd. and J One Investment Co., Ltd. are newly established and became consolidated subsidiaries during the year ended March 31, 2004.

2.	Application of the Equity Method

Equity-method affiliates are as follows:

	Year Ended March 31,
	2003	2004
1. Number of equity-method affiliates	5 companies	4 companies

2. Names of equity-method affiliates	Ascot Co., Ltd. Swan Credit Co., Ltd. BB Net Corp. i-cf, Inc. Shinsei Business Finance Co., Ltd.	Ascot Co., Ltd. Shinsei Business Finance Co., Ltd. Webcashing.com Co., Ltd. CN Capital Co., Ltd.
April 1, 2002 was deemed as the acquisition date of BB Net Corp. October 1, 2002 was deemed as the acquisition date of i-cf, Inc. and Shinsei Business Finance Co., Ltd.	Swan Credit Co., Ltd. and BB Net Corp. completed allotments of shares to third parties, causing NISSIN’s equity interest in each company to fall below 20% of total shares. Because NISSIN has no ability to exercise significant influence over these companies, the equity method was not applied to these companies. The equity method was not applied to i-cf, Inc. because NISSIN sold its entire interest in i-cf, Inc.
		March 31, 2004 was deemed as the acquisition date of Webcashing.com Co., Ltd.

Annual Financial Report

3. Balance sheet dates of equity-method affiliates	The balance sheet date of an equity-method affiliate, BB Net Corp., differs from that of the Company’s consolidated financial statements. Therefore, equity income of BB Net Corp. for the year ended March 31, 2003 was recognized based on BB Net Corp.’s financial statements as of and for the fiscal year ended July 31, 2002 and BB Net Corp.’s financial statements as of and for the six months ended January 31, 2003	The balance sheet date of an equity-method affiliate is different from that of the Company’s consolidated financial statements. The Company’s consolidated financial statements hereof are prepared by using such equity-method affiliate’s financial statements for the relevant accounting period.

3.	Balance Sheet Dates of Consolidated Subsidiaries

(As of March 31, 2003) The balance sheet dates of all subsidiaries are the same as the Company’s consolidated balance sheet date as of and for the years ended March 31, 2003.

(As of March 31, 2004)
The fiscal year of J One Investment Co., Ltd. is the calendar year. The Company’s consolidated financial statements hereof are prepared by using J One Investment’s adjusted financial statements as of the Company’s consolidated balance sheet date.

4.	Significant Accounting Policies

(1)	Valuation and Computation of Assets

1.	Investment securities
Other securities:
Marketable securities
Market value is determined by the market price at period end.
(Marketable securities are carried at market value with unrealized gain and losses. The unrealized gain and losses, net of taxes, are reported in a separate component of shareholders’ equity. Cost of securities sold is computed using the moving average method.)

Private equity securities
Cost method, cost being determined by the moving average method

2.	Derivatives (not applicable as of March 31, 2003)
Market value method

(2)	Depreciation and Amortization of Fixed Assets

1.	Tangible fixed assets

Depreciation of tangible fixed assets other than buildings newly acquired after April 1, 1998, excluding building improvements, is computed using the declining-balance method by using rates based on the estimated useful lives of the respective assets, and depreciation of the newly acquired buildings is computed using the straight-line method.

Annual Financial Report

For the year ended March 31, 2004, depreciation of assets held for leases is computed using the straight-line method over the lease term with the estimated fair value of the leased property at the end of the lease term as residual value. In addition, additional depreciation expense is charged to provide for disposal losses of the assets held for leases that could occur due to uncollectible lease payments.

2.	Intangible fixed assets

Internal-use software costs are amortized using the straight-line method over 5 years, which is the estimated useful life.

3.	Long-term prepaid expenses

Long-term prepaid expenses are amortized using the straight-line method.

(3)	Allowance for Loan Losses and Accrued Expenses

1.	Allowance for loan losses

The allowance for loan losses is maintained at a level that, in management’s judgment, is adequate to provide for the amount of loan losses calculated by applying a percentage derived from collection experience in the past to the general loans, plus individually estimated uncollectible amounts with respect to doubtful loans.

2.	Accrued bonuses

Accrued bonuses are provided for the payment of employees’ bonuses based on estimated amounts of future payments attributed to the corresponding period.

3.	Reserve for guarantee losses

The reserve for guarantee losses is maintained at a level that, in management’s judgment, is adequate to provide for estimated probable losses from known and inherent risks in guarantee transactions.

4.	Accrued retirement benefits — directors and statutory auditors

Accrued retirement benefits of NISSIN’s directors and statutory auditors are provided at the amount which would have been required if all directors and statutory auditors had terminated their services at balance sheet date. These amounts are determined in accordance with NISSIN’s internal rules.

(4)	Accounting for Lease Transactions

Finance leases, except leases for which the ownership of the leased assets is considered to be transferred to the lessee, are accounted for in the same manner as operating leases.

(5)	Hedging Activities (not applicable as of March 31, 2003)

1.	Accounting for hedging activities

Deferred hedge accounting is adopted.

2.	Hedge instruments and hedge items

• Hedge instruments Interest rate swaps • Hedge items Cash flow hedge for interest on borrowing with variable rates

3.	Hedging policy

Annual Financial Report

In order to reduce its exposure to fluctuations in interest rates on variable rate borrowings, the Company utilizes derivative financial instruments such as interest rate swap contracts.

4.	Evaluation of hedge effectiveness

The Company determines the effectiveness of its hedging transactions based on the correlation between the indicated rates of the hedge instruments and those of the hedge items.

(6)	Other Significant Accounting Policies for the Preparation of Consolidated Financial Statements

1.	Interest income from loans receivable

Interest income from loans receivable is recognized on an accrual basis.

However, accrued interest income is recognized at the lower of the contractual interest rate or the restricted rate stipulated by the Interest Restriction Law in Japan.

2.	Revenue from purchased loans collected and costs of purchased loans collected

Revenue from purchased loans collected is recognized using the collection amount at the time of collection of such loans.

Costs of purchased loans collected is recognized using the level yield method for those purchased loans for which the Company can reasonably estimate the expected timing and amount of cash flows and, cost recovery method for inestimable purchased loans.

3.	Accounting treatment of consumption taxes

Consumption taxes are excluded from transaction amounts.

Consumption taxes not subject to the exclusion are treated as expense for the relevant period.

4.	Accounting Standard for Treasury Stock and Reversal of Additional Paid-in Capital and Legal Reserve, etc.

Effective April 1, 2002, the Company adopted ASB Statement No.1, “Accounting Standard for Treasury Stock and Reversal of Additional Paid-in Capital and Legal Reserve, etc.”, which was issued by ASBJ on February 21, 2002. The adoption of ASB Statement No. 1 did not have a material effect on Company’s consolidated financial position and results of operations.

Effective from the year ended March 31, 2003, Consolidated Statement of Retained Earnings and Shareholders’ Equity section in Consolidated Balance Sheet were prepared in accordance with the amended “Regulations Concerning Terminology, Forms and Methods of Preparation of the Consolidated Financial Statements”.

5.	Accounting Standard Concerning Net Income Per Share, etc.

Effective April 1, 2002, the Company adopted ASB Statement No. 2, “Accounting Standard Concerning Net Income Per Share” and ASB Guidance No. 4, “Guidance for Accounting Standard Concerning Net Income Per Share”, which was issued by ASBJ on September 25, 2002. The effects of the adoption of these accounting standards are stated in the notes on “Per Share Data”.

5.	Evaluation of Assets and Liabilities of Consolidated Subsidiaries

The fair market value method is used to reflect the acquisitions of consolidated subsidiaries.

6.	Amortization of Consolidation Account Adjustments

Consolidation account adjustments are amortized using the straight-line method (5 years) except adjustments that are considered immaterial which are subject to one time amortization.

Annual Financial Report

7.	Appropriation of Earnings

Appropriation of earnings and loss disposition are recognized for the fiscal year in which they are finalized.

8.	Cash and Cash Equivalents Stated in Consolidated Statements of Cash Flows

Cash and cash equivalents include cash on hand, highly liquid deposits in banks and short-term investments with negligible risk of fluctuation in value and maturities of three months or less.

CHANGES IN ACCOUNTING POLICIES

(April 1, 2002 ~ March 31, 2003)

     None

(April 1, 2003 ~ March 31, 2004)

Accounting Standard for Impairment of Fixed Assets

Effective April 1, 2003, the Company adopted accounting for impairment of fixed assets stipulated by “Statement of Opinion, Accounting for Impairment of Fixed Assets “, which was issued by Financial Services Agency’s Business Accounting Council (“BAC”) on August 9, 2002, and ASB Guidance No. 6, “Guidance for Accounting Standard for Impairment of Fixed Assets”, which was issued by ASBJ on October 31, 2003. The effects of the adoption of these accounting standards on income before income taxes are ¥590 million.

In addition, under the modification of the Regulations Concerning Terminology, Forms and Methods of Preparation of the Consolidated Financial Statements, the accumulated impairment amount is directly deducted from the amount of such fixed assets.

CHANGES IN PRESENTATION

(April 1, 2002 ~ March 31, 2003)

Consolidated Statements of Income

“Dividends from insurance”, which were included in “Other” of “Other income” for the year ended March 31, 2002, is classified separately from the year ended March 31, 2003, as the amount of “Dividends from insurance” became more than one-tenth of the total of “Other income”. The amount of “Dividends from insurance” for the year ended March 31, 2002 was ¥1 million.

(April 1, 2003 ~ March 31, 2004)

Consolidated Statements of Income

1.	With respect to the loan servicing business, “Revenues from purchased loans collected”, which was included in “Other operating income” of “Operating revenues” and “Costs of purchased loans collected”, which was included in “Other operating expenses” of “Operating expenses” for the year ended March 31, 2003, are classified separately from the year ended March 31, 2004, as the amount of “Revenues from purchased loans collected” and “Costs of purchased loans collected” became significant.

Annual Financial Report

The presentation of operating revenues and operating expenses for the year ended March 31, 2003, reflecting the change in presentation is as follows:

	Year Ended March 31,
	2003
		Percentage of Total
	Amount	Operating Revenues
	(in millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥39,073
Revenue from purchased loans collected	2,858
Other financial income	0
Other operating income	3,669

Total operating revenues	45,601	100.0
Operating Expenses:
Financial costs	3,675
Costs of purchased loans collected	2,146
Other operating expenses (Note 1)	28,738

Total operating expenses	34,560	75.8

2.	“Gain on change of equity interest”, which was included in “Other” of “Special Gain” for the year ended March 31, 2003, is classified separately from the year ended March 31, 2004, as the amount of “Gain on change of equity interest” became more than one-tenth of the total of “Special Gain”. The amount of “Gain on change of equity interest” for the year ended March 31, 2003 was ¥2 million.

Annual Financial Report

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets

Note 1.	Assets pledged for short and long-term borrowings as collateral at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004
	(in millions)
Cash and deposits	¥—	¥9
Notes and loans receivable	38,858	28,295
Purchased loans	—	679
Buildings and structures	377	356
Land	262	262
Investment securities	33	—
Investments and other assets (other)	30	9

Total	¥39,563	¥29,611

Corresponding borrowings secured by the above collateral at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004
	(in millions)
Short-term borrowings	¥3,100	¥2,100
Current portion of long-term borrowings	19,732	14,200
Long-term borrowings	14,310	9,820

Total	¥37,142	¥26,121

Notes and loans receivable, other than the above, that will be transferred pursuant to forward contracts and the corresponding long-term borrowings including current portion at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004
	(in millions)
Notes and loans receivable	¥9,096	¥5,557
Long-term borrowings	8,075	4,967
Of which current portion	4,355	3,575

In addition, during the years ended March 31, 2003 and 2004, NISSIN entrusted certain loans outstanding to a trust bank. In order to raise funds, NISSIN sold its senior beneficiary interest in these loans outstanding in trust to a third party. These transactions constitute a legal sale under Japanese law. Since NISSIN reserves an option to repurchase the senior beneficiary interest, NISSIN does not recognize the extinguishment of the aforementioned interest in the financial statements herein, and the funds are recognized as long-term liability related interest. There is no control over the interest by NISSIN except through the above option. Entrusted loans outstanding included in “Notes and loans receivable”, and the related long-term liability recorded in “Asset backed commercial paper” at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004
	(in millions)
Notes and loans receivable	¥4,573	¥9,593
Asset backed commercial paper	3,574	6,465

Note 2.	Unsecured consumer loans included in loans receivable at March 31, 2003 and 2004 are ¥40,938 million and ¥35,604 million, respectively.

Annual Financial Report

Note 3.	Balances related to affiliates at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004
	(in millions)
Investment securities	¥852	¥494
Investments and other assets (other)	—	1

Note 4.   Commitments and contingencies

	March 31,
	2003	2004
	(in millions)
Guarantees for loans outstanding of other alliance companies	¥1,495	¥3,511
Guarantees for borrowings of a non-consolidated company (Shinsei Business Finance Co., Ltd.)	—	1,200

Note 5.	Rediscounted notes at March 31, 2004 are ¥262 million.

Note 6.	The numbers of issued shares of common stock and treasury stock held by NISSIN at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004
	(thousand shares)
Issued shares	66,312	134,726
Treasury stock	3,082	8,498

Note 7.	According to the requirement of the Nonbank Bond Issuing Law, bankrupt and delinquent loans receivable are classified as follows:

	March 31,
	2003	2004
	(in millions)
(1) Bankrupt loans receivable	¥619	¥998
(2) Delinquent loans receivable	2,010	2,851
(3) Delinquent loans receivable (three months or more)	—	—
(4) Restructured loans receivable	10,929	14,418

Total	¥13,560	¥18,268

Notes:	(1)	“Bankrupt loans receivable”, for which unreceived interest is not accrued, are loans delinquent for a considerable period of time and for which the principal or interest on such loans is unlikely to be recovered due to the occurrence of events defined in the Japanese Corporation Tax Law (Government Ordinance No. 97, 1965), Regulation 96-1(3) and Regulation 96-1(4).

	(2)	“Delinquent loans receivable” are loans receivable for which unreceived interest is not accrued due to customers’ delinquency, excluding loans receivables mentioned in (1), (4).

	(3)	“Delinquent loans receivable (three months or more)” are loans receivable for which the payments of principal and interest have been delayed for three months or more, excluding loans receivables mentioned in (1), (2).

	(4)	“Restructured loans receivable” are loans receivable for which the Company reached agreement with the debtors on favorable treatments for the debtors such as reduction and exemption of the interest, grace of principal and interest payments, desertion of receivables, among others, in order to reorganize the borrowing company and support their financial conditions, excluding loans receivables mentioned in (1), (2), (3).

Annual Financial Report

Note 8.	The balances of loans outstanding under credit line agreements, including revolving contracts, included in notes and loans receivable at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004
	(in millions)
Loans outstanding under revolving contracts	¥58,240	¥54,294

Under the terms and conditions of the Company’s credit line agreements, the Company may, but is not committed to, lend funds to customers up to a maximum total amount of ¥95,895 million at March 31, 2004. The Company reviews credit lines based on account usage and customer creditworthiness.

The Company’s unfunded credit lines at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004
	(in millions)
Total unfunded credit lines	¥35,927	¥41,601
Of which unfunded credit lines without loans outstanding	28,705	34,624

Certain portions of these agreements lapse without ever being used. Therefore, the amount of unfunded credit lines will not necessarily affect future cash flows of the Company.

Under these agreements, the Company also may discontinue or reduce the credit lines of customers based on the deterioration of their credit status and other substantial reason. In addition, the Company examines the agreements regularly in order to take measures for credit conservation.

Annual Financial Report

Consolidated Statements of Income

Note 1.	Significant components of other operating expenses for the years ended March 31, 2003 and 2004 are as follows:

	Year Ended March 31,
	2003	2004
	(in millions)
Other operating expenses:
Costs of purchased loans collected	¥2,146	¥—
Costs of real estate leases and other	576	—
Costs of other	—	162
Advertising expenses	458	217
Loan charge-offs	2,091	681
Provision for loan losses	11,467	13,417
Provision for guarantee losses	51	108
Salaries for directors and statutory auditors	230	223
Salaries for employees	5,152	5,317
Bonuses	930	436
Provision for bonuses	97	621
Depreciation and amortization	130	108
Taxes and duties	515	429
Lease and rental expenses	2,090	1,966
Commission fees	697	646

Note 2.	Details of gain on sales of fixed assets for the years ended March 31, 2003 and 2004 are as follows:

	Year Ended March 31,
	2003	2004
	(in millions)
Gain on sales of fixed assets:
Buildings and structures	¥1	¥0
Equipment	0	0
Land	9	116
Intangible fixed assets	—	0

Total	¥11	¥117

Note 3.	Details of losses on sales of fixed assets for the years ended March 31, 2003 and 2004 are as follows:

	Year Ended March 31,
	2003	2004
	(in millions)
Losses on sales of fixed assets:
Buildings and structures	¥16	¥1
Equipment	0	0
Land	—	3

Total	¥16	¥5

Note 4.	Details of losses on disposal of fixed assets for the years ended March 31, 2003 and 2004 are as follows:

	Year Ended March 31,
	2003	2004
	(in millions)
Losses on disposal of fixed assets:
Buildings and structures	¥33	¥36
Equipment	11	6

Total	¥45	¥42

Annual Financial Report

Note 5.	Details of devaluation of fixed assets for the year ended March 31, 2003 are as follows:

Year Ended March 31,
2003
(in millions)
Devaluation of fixed assets:
Buildings and structures	¥73
Equipment	0
Land	284

Total	¥357

Note 6.	Details of impairment of fixed assets for the year ended March 31, 2004 are as follows:

Location:	Matsuyama City, Ehime
Classification of fixed assets:	Real estate for lease (parking space)
Type of fixed asset:	Land

For the purpose of grouping its fixed assets, the Company classified each of its real estate properties for lease and its branches and loan offices as an independent cash flow generating base unit, and its principal office equipment and fixtures as common property.

In respect of the above mentioned parking space which is classified as real estate for lease, due to a significant decline in the market value of the asset, its carrying value was reduced to its fair value. As a result, the Company incurred special losses of ¥590 million as an impairment loss equal to the excess amount of the carrying value over the fair value.

Additionally, the fair value of such fixed assets group is measured based on the net salable price, and is computed and evaluated based on the amount appraised from land assessments and the assessed value for tax purposes that the Company believes appropriately reflects the market price of the assets.

Annual Financial Report

Consolidated Statements of Cash Flows

Note 1.	Cash and cash equivalents consist of cash and deposits, and the balances at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004
	(in millions)
Cash and deposits	¥23,612	¥20,252
Restricted deposits pledged as collateral	—	(9)

Cash and cash equivalents	¥23,612	¥20,243

Note 2.	Significant components of the assets and liabilities of Future Create Inc., which have been excluded from the consolidated balance sheet at March 31, 2003, are as follows:

As of February 28, 2003
(in millions)
Current assets	¥534
Fixed assets	798

Total assets	¥1,332

Current liabilities	¥589
Long-term liabilities	414

Total liabilities	¥1,004

Significant components of the assets and liabilities of Big Apple Co., Ltd., which have been excluded from the consolidated balance sheet at March 31, 2004, are as follows:

As of March 31, 2004
(in millions)
Current assets	¥51
Fixed assets	0

Total assets	¥52

Current liabilities	¥12
Long-term liabilities	—

Total liabilities	¥12

Annual Financial Report

Lease

Finance leases, except leases for which the ownership of the leased assets is transferred to the lessee, are as follows:

Lessee

1.	Equivalents of acquisition costs, accumulated amortization and book value at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004
	(in millions)
Equipment:
Acquisition costs equivalent	¥1,572	¥2,002
Accumulated amortization equivalent	(633)	(710)

Book value equivalent	939	1,291
Software:
Acquisition costs equivalent	1,622	1,450
Accumulated amortization equivalent	(759)	(804)

Book value equivalent	863	645
Other:
Acquisition costs equivalent	4	4
Accumulated amortization equivalent	(0)	(1)

Book value equivalent	3	2

Total:
Acquisition costs equivalent	¥3,199	¥3,457
Accumulated amortization equivalent	(1,393)	(1,517)

Book value equivalent	1,806	1,940

2.	The amounts of outstanding future lease payments at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004
	(in millions)
Due within one year	¥627	¥660
Due after one year	1,204	1,305

Total	¥1,832	¥1,965

3.	Lease payments, amortization expense equivalent, interest expense equivalent for the years ended March 31, 2003 and 2004 are as follows:

	Year Ended March 31,
	2003	2004
	(in millions)
Lease payments	¥850	¥758
Amortization expense equivalent	799	723
Interest expense equivalent	43	36

4.	The method used to calculate amortization expense equivalent and interest expense equivalent of leased property is as follows:

•	Amortization expense equivalent is calculated by using the straight-line method over the respective lease terms with no residual value.

•	Interest expense equivalent of a lease obligation is calculated as the difference between the total lease payments and the acquisition cost equivalent of the leased property, with the amount allocated to each relevant accounting period using the interest method.

Annual Financial Report

Lessor

1.	Acquisition costs, accumulated depreciation and book value of leased assets at March 31, 2003 and 2004 included in assets held for leases are as follows:

	March 31,
	2003	2004
	(in millions)
Equipment:
Acquisition costs	¥—	¥54
Accumulated depreciation	(—)	(1)

Book value	¥—	¥53

2.	The amounts of outstanding future lease payments to be received at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004
	(in millions)
Due within one year	¥—	¥8
Due after one year	—	45

Total	¥—	¥53

3.	Lease income, depreciation expense, interest income equivalent for the years ended March 31, 2003 and 2004 are as follows:

	Year Ended March 31,
	2003	2004
	(in millions)
Lease income	¥—	¥1
Depreciation expense	—	1
Interest income equivalent	—	0

4.	The method used to calculate interest income equivalent of leased assets is as follows:

•	Interest income equivalent of leased assets is calculated as the amount of total lease payments plus estimated residual value less acquisition costs of the leased assets, with the amount allocated to each relevant accounting period using the interest method.

Impairment of Fixed Assets

The itemized presentation is omitted, as there is no impairment loss allocated to leased assets.

Annual Financial Report

Investment Securities

1.	Marketable securities included in other securities at March 31, 2003 and 2004 are as follows:

	March 31,
	2003			2004
		Carrying			Carrying
Other securities	Cost	Value	Difference	Cost	Value	Difference
	(in millions)
Carrying value exceeding its cost Equity securities	¥315	¥421	¥105	¥997	¥6,673	¥5,676
Carrying value not exceeding its cost Equity securities	1,594	1,085	(508)	2,005	1,609	(395)

Total	¥1,909	¥1,507	¥(402)	¥3,002	¥8,282	¥5,280

2.	Other securities sold during the years ended March 31, 2003 and 2004 are as follows:

	Year Ended March 31,
	2003			2004
	Sales	Gain on	Losses on	Sales	Gain on	Losses on
Other securities	Proceeds	Sales	Sales	Proceeds	Sales	Sales
	(in millions)
Equity securities	¥1,057	¥136	¥396	¥2,242	¥319	¥469

3.	Other securities that have no market price, excluding held-to-maturity debt securities with market value, are as follows:

	March 31,
	2003	2004
	Carrying Value	Carrying Value
	(in millions)
Other securities:
Non-marketable equity securities	¥681	¥325
Bonds	6	24
Other	35	534

Total	¥722	¥884

4.	Investment securities impaired for the years ended March 31, 2003 and 2004 are as follows:

	Year Ended March 31,
	2003	2004
	Impairment Amount	Impairment Amount
	(in millions)
Other securities	¥628	¥239

Note:	Impairment was recognized for investment securities for which the fair value declined by more than 50% or those for which the average market price at month-end declined by more than 30% or more but less than 50% for the last two fiscal years.

Annual Financial Report

Derivative Transactions

(April 1, 2002 ~ March 31, 2003)

     None

(April 1, 2003 ~ March 31, 2004)

1.	Details of derivatives

(1)	Details of transactions

In order to effectively manage and reduce its exposure to fluctuations in interest rates while conducting regular operations, the Company utilizes derivative instruments such as interest rate swap contracts.

(2)	Derivative transactions policies

The Company does not enter into derivative contracts for trading or speculative purposes.

(3)	The purpose of derivative transactions

In order to avoid adverse influences in the Company’s funding costs (interest payments) caused by fluctuations in market interest rates, the Company utilizes interest rate swap contracts to set up a fixed interest on variable rate borrowings.

(4)	Details of risks on derivative transactions

i. Market risks

Market risks are risks caused by changes in the market condition that expose a transaction’s position to gains and losses, and interest rate derivative transactions are exposed to interest rate risks.

However, these risks are inconsequential as the Company only utilizes derivative transactions in the range of its debts and credits.

ii. Credit risks

Credit risks are risks caused by non-performing counterparties that deny the Company of future benefits from the transactions.

The Company’s counterparties to these transactions are limited to major financial institutions such as banks or securities firms with favorable credit ratings. Therefore, the management of the Company does not anticipate realization of any credit risk from its derivative transactions. In addition, there is no credit risk concentration as the Company diversifies its counterparties.

(5)	Risk management of derivative transactions

Derivative transactions are executed and managed by the Company’s principal department in accordance with the Company’s internal rules approved by the Board of Directors.

In addition, the Company’s internal rules on derivative transactions consist of criteria and policies with respect to derivative transactions to be implemented, appropriate risk management stipulated by its Regulation of Derivative Operations, and management and supervision of derivative transactions stipulated by its Regulation of Derivative Transactions.

Furthermore, the principal departments of NISSIN and its consolidated subsidiaries report to the monthly held Board of Directors meetings about the positions of the transactions for the purpose of risk management, so that in the case of any large scale fluctuation in a market that can cause the Company to suffer significant losses, a management system to execute prompt action is readily available. Significant transactions made by consolidated subsidiaries are verified by NISSIN.

2.	Market values of derivative transactions

Annual Financial Report

The details for market value of derivative transaction are omitted as all derivative transactions are treated under the hedge accounting principle.

Retirement Benefits

     None

Deferred Income Taxes

1.	Significant components of deferred tax assets and liabilities at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004
	(in millions)
Deferred tax assets:
Loan charge-offs	¥69	¥43
Allowance for loan losses	1,727	2,023
Accrued local taxes	258	234
Accrued retirement benefits — directors and statutory auditors	135	135
Accrued bonuses	15	249
Devaluation of fixed assets	149	—
Impairment of fixed assets	—	239
Unrealized losses on investment securities	162	—
Other	80	140

Total deferred tax assets	2,600	3,066

Deferred tax liabilities:
Unrealized gain on investment securities	—	(2,133)

Total deferred tax liabilities	—	(2,133)

Net deferred tax assets	¥2,600	¥933

2.	The reconciliations of the differences between the statutory tax rate and the effective income tax rate for the years ended March 31, 2003 and 2004 are omitted as these differences are less than 5% of statutory tax rate.

3.	In conjunction with the promulgation of “Law Concerning an Amendment of Local Tax Law etc., (Article 9, 2003)” on March 31, 2003, it has been determined that pro forma standard taxation will be adopted on corporate income taxes from the fiscal year beginning on April 1, 2004. Therefore, the Company reviewed its calculation for deferred tax assets, etc., using the statutory income tax rate after the implementation of the new law.

The effects from this modification are as follows:

Deferred tax assets (net):	A decrease of ¥36 million
Income taxes (deferred):	An increase of ¥30 million
Unrealized losses on investment securities:	An increase of ¥5 million

Annual Financial Report

Segment Information

The segment information for the years ended March 31, 2003 and 2004 is as follows:

1.	Business segment information

Business segment information is omitted for the year ended March 31, 2003, as more than 90% of the Company’s business consists of providing integrated financial services.

Business segment information for the year ended March 31, 2004 is as follows:

	Year Ended March 31,
	2004
	Integrated				Elimination
	Financial	Loan	Other		or Overall
	Services	Servicing	Businesses	Total	Amount	Consolidated
	(in millions)
I. Operating revenues and operating income
Operating revenues:
(1) Operating revenues from third parties	¥40,863	¥4,599	¥230	¥45,693	¥—	¥45,693
(2) Operating revenues from intercompany sales or transfers	33	—	2	36	(36)	—

Total operating revenues	40,897	4,599	233	45,730	(36)	45,693

Operating expenses	30,326	3,699	145	34,171	(37)	34,134

Operating income	10,570	899	87	11,558	0	11,559

II. Assets, depreciation and amortization, impairment of fixed assets and capital expenditures
Assets	202,463	6,684	160	209,308	(1,353)	207,955
Depreciation and amortization	108	3	0	112	—	112
Impairment of fixed assets	590	—	—	590	—	590
Capital expenditures	967	10	2	981	—	981

Notes:	1.	Classification of business segments Business segments are classified by taking into consideration the similarity of the nature and essence of businesses and the operating transactions.

	2.	Main description of each business segment

(1)	Integrated financial services:	Provision of loan products to individuals, including consumers, small business owners and sole proprietors Provision of lease and guarantee services
(2)	Loan servicing:	Management, collection, acquisition and investment of specific money claims
(3)	Other businesses:	Real estate related business Agent for life or non-life insurance

3.	Business segment information is omitted for the year ended March 31, 2003, as more than 90% of the Company’s business consisted of providing integrated financial services. For the year ended March 31, 2004, since the ratio of integrated financial services fell below 90%, presentation of business segment is required.

Annual Financial Report

With respect to the business segment information for the year ended March 31, 2004, business segment information for the year ended March 31, 2003 is as follows:

	Year Ended March 31,
	2003
	Integrated				Elimination
	Financial	Loan	Other		or Overall
	Services	Servicing	Businesses	Total	Amount	Consolidated
	(in millions)
I. Operating revenues and operating income Operating revenues:
(1) Operating revenues from third parties	¥41,373	¥2,858	¥1,369	¥45,601	¥—	¥45,601
(2) Operating revenues from intercompany sales or transfers	242	—	0	243	(243)	—

Total operating revenues	41,616	2,858	1,370	45,844	(243)	45,601

Operating expenses	31,088	2,517	1,093	34,700	(140)	34,560

Operating income	10,527	340	276	11,144	(103)	11,041

II. Assets, depreciation and amortization and capital expenditures
Assets	201,972	3,337	1,379	206,689	(2,974)	203,714
Depreciation and amortization	118	1	66	186	—	186
Capital expenditures	548	3	461	1,013	—	1,013

Notes:	1.	Classification of business segments Business segments are classified by taking into consideration the similarity of the nature and essence of businesses and the operating transactions.

	2.	Main description of each business segment
(1)	Integrated financial services:	Provision of loan products to individuals, including consumers, small business owners and sole proprietors Provision of guarantee services
(2)	Loan servicing:	Management, collection and acquisition of specific money claims
(3)	Other businesses:	Small business owner support services Bridal services Financial consulting business

2.	Geographical segment information

Geographical segment information is omitted, as the Company has no subsidiary or office outside Japan.

3.	Overseas operating revenues

Overseas operating revenues information is omitted, as the Company has no overseas operating revenues.

Annual Financial Report

Related Party Transactions

(April 1, 2002 ~ March 31, 2003)

1.	Directors and key individual shareholders

Attribution:	Relatives of directors and principle individual shareholders	Entities majority of which interests are owned by directors and principle individual shareholders
Name / Entity name:	Michimasa Sakioka	Shuho, Ltd.	Nissin Building Co., Ltd.
Address:	Matsuyama, Ehime	Matsuyama, Ehime	Matsuyama, Ehime
Capital or investment in capital (in millions):	—	¥100	¥30
Description of business: Interest of the Company owned: Description of relationship — interlocking director	Medical doctor 1.5% directly owned	Life and non-life insurance agency 13.5% directly owned	Real estate rental and agency 13.8% directly owned 2 directors
and / or statutory auditor:	—	None	Real estate rental and agency 13.8% directly owned 2 directors
Description of relationship — business relationship:	—	Office leases, non-life insurance transactions	Office and parking space leases
Transaction and amount (in millions):	Advance for real property sale: ¥8 (Note 2)	Insurance payments: ¥45 (Note 3)	Office and parking space leases: ¥4 (Note 3)
Account and balance at year-end (in millions):	Other current liabilities: ¥8	—	Other current liabilities: ¥0
Transaction and amount (in millions):	—	Office leases: ¥1 (Note 3)	—
Account and balance at year-end (in millions):	—	—	—

Notes:	1)	Consumption taxes are excluded from the amounts presented above.
	2)	The decision for the sales price of real property is made based on an appraiser’s appraisal value.
	3)	Business terms and related decision-making policies:
(I)	Contract terms related to insurance fee payments are the same as those available to unrelated parties.
(II)	Contract terms related to office and parking space leases are set in reference to those in lease agreements with unrelated parties and contain prices that are equivalent to those for such lease agreements.

2.	Subsidiaries and other

Attribution:	An affiliate	An affiliate
Entity name:	Ascot Co., Ltd.	Shinsei Business Finance Co., Ltd.
Address:	Chiyoda-ku, Tokyo	Chuo-ku, Tokyo
Capital or investment in capital (in millions):	¥450	¥734
Description of business:	Acquiring customers through the Internet	Provision of loans to businesses
The Company’s interest:	25.0%	25.0%
Description of relationship — interlocking director and / or statutory auditor:	1 director	1 director
Description of relationship — business relationship:	Referral of customers	Referral of customers, Loan guarantee transactions to customers
Transaction and amount (in millions):	Commission payments: ¥33 (Note 2)	Commission payments: ¥1 (Note 2)
Account and balance at year-end (in millions):	Other current liabilities: ¥2	Other current liabilities: ¥1
Transaction and amount (in millions):	—	Commission received: ¥0 (Note 2)
Account and balance at year-end (in millions):	—	Other current assets: ¥0
Transaction and amount (in millions):	—	Loan guarantee commission: ¥3 (Note 2)
Account and balance at year-end (in millions):	—	Other current assets: ¥1

Notes:	1)	Consumption taxes are excluded from the amounts presented above.
	2)	Business terms and related decision-making policies:
(I)	Contract terms related to commission payments are set in reference to those in referral agreements with unrelated parties and contain prices that are equivalent to those for such referral agreements.
(II)	Contract terms related to loan guarantee commissions are set in reference to those available to unrelated parties and are decided upon agreement of both companies.

Annual Financial Report

(April 1, 2003 ~ March 31, 2004)

1.	Directors and key individual shareholders

Attribution:	Relatives of directors and principle		Entities majority of which interests are owned by
	individual shareholders		directors and principle individual shareholders
Name / Entity name:	Michimasa Sakioka	Susumu Sakioka	Shuho, Ltd.	Nissin Building Co., Ltd.
Address:	Matsuyama, Ehime	Matsuyama, Ehime	Matsuyama, Ehime	Matsuyama, Ehime
Capital or investment in capital (in	—	—	¥100	¥30
millions):	Medical doctor	Corporate officer	Life and non-life	Real estate rental and
Description of business:			insurance agency	agency
	1.5% directly owned	0.8% directly owned	13.6% directly owned	13.9% directly owned
Interest of the Company owned:	—	—	2 directors	2 directors
Description of relationship —	—	—	Office leases, non-life
interlocking director and / or statutory	Sale of real property:	Sale of equity interest	insurance transactions	Office and parking
auditor:	¥85	in a subsidiary: ¥117	Insurance payments: ¥1	space leases
Description of relationship — business				Office and parking
relationship:				space leases: ¥1
Transaction and amount (in millions):
	(Note 2)	(Note 3)	(Note 4)	(Note 4)
Account and balance at year-end (in millions):	—	—	—	Other current liabilities: ¥0
Transaction and amount (in millions):	—	—	Office leases: ¥1 (Note 4)	—
Account and balance at year-end (in millions):	—	—	Other current liabilities: ¥0	—

Notes:	1)	Consumption taxes are excluded from the amounts presented above.
	2)	The decision for the sales price of real property is made based on an appraiser’s appraisal value.
	3)	The decision for the sales price of equity interest in a subsidiary is made based on market value assessment by a third party.
	4)	Business terms and related decision-making policies:
(I)	Contract terms related to insurance fee payments are the same as those available to unrelated parties.
(II)	Contract terms related to office and parking space leases are set in reference to those in lease agreements with unrelated parties and contain prices that are equivalent to those for such lease agreements.

2.	Subsidiaries and other

Attribution:	An affiliate	An affiliate
Entity name:	Ascot Co., Ltd.	Shinsei Business Finance Co., Ltd.
Address:	Chiyoda-ku, Tokyo	Chuo-ku, Tokyo
Capital or investment in capital (in millions):	¥450	¥984
Description of business:	Acquiring customers through the Internet	Provision of loans to businesses
The Company’s interest:	25.0%	25.0%
Description of relationship — interlocking director and / or statutory auditor:	1 director	1 director
Description of relationship — business relationship:	Referral of customers	Referral of customers, Loan guarantee transactions to customers, Guarantees for borrowings from banks
Transaction and amount (in millions):	Commission payments: ¥35 (Note 2)	Commission payments: ¥10 (Note 2)
Account and balance at year-end (in millions):	Other current liabilities: ¥3	Other current liabilities: ¥1
Transaction and amount (in millions):	—	Commission received: ¥15 (Note 2)
Account and balance at year-end (in millions):	—	Other current assets: ¥0
Transaction and amount (in millions):	—	Loan guarantee commission: ¥89 (Note 2)
Account and balance at year-end (in millions):	—	Other current assets: ¥16
Transaction and amount (in millions):	—	Bank loan guarantee commission: ¥5 (Note 2)
Account and balance at year-end (in millions):	—	Other current assets: ¥1

Notes:	1)	Consumption taxes are excluded from the amounts presented above.
	2)	Business terms and related decision-making policies:
(I)	Contract terms related to commission payments are set in reference to those in referral agreements with unrelated parties and contain prices that are equivalent to those for such referral agreements.
(II)	Contract terms related to loan guarantee commissions are set in reference to those available to unrelated parties and are decided upon agreement of both companies.

Annual Financial Report

Per Share Data

Per share data for year ended March 31, 2003 and 2004 are as follows:

	Year Ended March 31,
Per Share Data	2003	2004
	(in yen)
Consolidated:
Shareholders’ equity per share	¥708.98	¥425.90
Net income per share:
Basic	79.63	49.04
Diluted	—	45.21

The diluted net income per share for the year ended March 31, 2003 was not presented, as there was no dilutive effect for the fiscal year.

ASB Statement No. 2, “Accounting Standard Concerning Net Income Per Share”, and ASB Guidance No.4, “Guidance for Accounting Standard Concerning Net Income Per Share”, issued by ASBJ on September 25, 2002, were adopted from the year ended March 31, 2003.

In addition, per share data for the year ended March 31, 2002 are as follow as if ASB Statement No.2 and ASB Guidance No.4 were adopted on April 1, 2001.

Shareholders’ equity per share (in yen)	¥1,309.17
Net income per share (in yen):
Basic	144.67
Diluted	144.67

Notes:	1)	The basis for computation of basic and diluted net income per share presented above is as follows:

	Year Ended March 31,
	2003	2004
	(in millions)
Net income	¥5,209	¥6,186
Net income attributable to common stock	5,133	6,114
Amounts not attributable to common shareholders:
Directors and statutory auditors bonuses	76	72
Adjustment to net income for the calculation of diluted net income per share:
Interest payments, net of tax	—	101

	Year Ended March 31,
	2003	2004
	(thousand shares)
Weighted-average number of outstanding shares	64,460	124,679
Securities with dilutive effect:
Convertible bond	—	12,738
Stock options	—	46

In addition, securities without dilutive effect which are not reflected in the calculation for diluted net income per share for the years ended March 31, 2003 and 2004 are as follow:

Year Ended March 31,
2003	2004
Stock options	Stock options:
Special resolution date: June 24, 2003
Warrants	Number of stock options: 11,855 units
Warrants:
Convertible bonds	4th unsecured bonds with warrants
Face amount: ¥1,500 million

The details of all these securities mentioned are stated in “ITEM. 4 — 1 — (2) OVERVIEW OF NISSIN — Information on Capital Stock — Information on Stock Options, Warrants and Convertible Bonds” and “ITEM 5 — 1 — 5 FINANCIAL STATEMENTS — Consolidated Financial Statements — Consolidated Supplementary Statements — Details of Bonds and Convertible Bonds”).

Annual Financial Report

2)	On May 21, 2002, NISSIN completed a two-for-one stock split. If the stock split is deemed to have occurred on April 1, 2001, per share data for the year ended March 31, 2002 are adjusted retrospectively as follow:

Shareholders’ equity per share (in yen)	¥654.58
Net income per share (in yen):
Basic	72.34
Diluted	72.33

On May 20, 2003, NISSIN completed a two-for-one stock split. If the stock split is deemed to have occurred on April 1, 2002, per share data for the year ended March 31, 2003 are adjusted retrospectively as follow:

Shareholders’ equity per share (in yen)	¥354.49
Net income per share (in yen):
Basic	39.82
The diluted net income per share was not presented, as there was no dilutive effect for the fiscal year.

Annual Financial Report

Significant Subsequent Events

(April 1, 2002 ~ March 31, 2003)

1.	On March 10, 2003, the Board of Directors approved a stock split as follows:

1) Stock split method:	Two-for-one stock split for all shares owned by the shareholders of record on March 31, 2003
2) Type of newly issued shares subject to the stock split:	Common stock
3) Increase in the number of shares due to the stock split:	66,312,028 shares
4) Stock split date:	May 20, 2003
5) Dividend paid for the year from:	April 1, 2003

If the stock split is deemed to have occurred on April 1, 2001, per share data are adjusted retrospectively as follows:

	Year Ended March 31,
	2002	2003
	(in yen)
Shareholders’ equity per share	¥327.29	¥354.49
Net income per share:
Basic	36.17	39.82
Diluted	36.17	—

The diluted net income per share for the year ended March 31, 2003 is not presented, as there was no dilutive effect for the fiscal year.

2.	The Board of Directors on May 12, 2003, and subsequently the Annual Shareholders’ Meeting held on June 24, 2003, approved a special resolution on the issuance of new stock subscription rights for incentive purposes as described below, based upon the provisions of Article 280-20 and Article 280-21 of the Commercial Code.

The purpose of the issuance of stock options is to further increase the desire and motivation of individuals to improve operating results, as well as to attract and retain superior human resources.

(1) Grant for:	NISSIN’s or its wholly-owned subsidiaries’ directors, statutory auditors, corporate advisors or employees, including employees loaned to other companies, at the time of the issuance of such new stock subscription rights.
(2) Type of shares:	Common stock
(3) Number of shares of common stock:	Up to a maximum total of 1,500,000 shares
(4) Amount to be paid in upon stock option exercise:	The amount to be paid in upon exercise of a stock option shall be an amount obtained by multiplying the average daily price of a share of common stock of NISSIN on the Tokyo Stock Exchange for the month immediately before the month of the issuance date of new stock subscription rights by 1.10 and the number of shares to be issued or transferred upon exercise of each new share subscription right, with any fraction of one yen rounded upward to the nearest yen.
(5) Exercise period:	Over the three years from the first day of the month following the month of the approval date.

Annual Financial Report

(April 1, 2003 ~ March 31, 2004)

1.	On February 5, 2004, the Board of Directors approved a stock split as follows:

1) Stock split method:	Two-for-one stock split for all shares owned by the shareholders of record on March 31, 2004
2) Type of newly issued shares subject to the stock split:	Common stock
3) Increase in the number of shares due to the stock split:	134,726,192 shares
4) Stock split date:	May 20, 2004
5) Dividend paid for the year from:	April 1, 2004

If the stock split is deemed to have occurred on April 1, 2002, per share data are adjusted retrospectively as follows:

	Year Ended March 31,
	2003	2004
	(in yen)
Shareholders’ equity per share	¥177.25	¥212.95
Net income per share:
Basic	19.91	24.52
Diluted	—	22.61

The diluted net income per share for the year ended March 31, 2003 is not presented, as there was no dilutive effect for the fiscal year.

2.	On May 6, 2004, NISSIN and Orient Credit Co., Ltd. signed an agreement concerning the sale of unsecured and un-guaranteed consumer loans receivable to Orient Credit Co., Ltd. This decision has been made pursuant to the Company’s basic strategy of concentrating on the markets for both small business owner loans and Wide loans in order to achieve an even higher level of enterprise value.

The details of the sales agreement are as follows:

1)	Sales amount:

The amount is the total balance of consumer loans outstanding and interest receivable as of May 31, 2004. The total sales price is ¥32, 942 million, which is equivalent to the balance of these consumer loans.

2)	Schedule:

May 6, 2004:	Board of Directors’ approval on sales agreement Conclusion of sales agreement
May 31, 2004:	Determination of total sales price
June 1, 2004:	Date of sale (distribution of sales notice)

3)	Information on counterpart company:

Company name:	Orient Credit Co., Ltd.
Location:	6-3, Iwamotocho 1-chome, Chiyoda-ku, Tokyo
Chief executive officer:	Yoshifumi Nakano
Date of establishment:	November 1971
Common stock:	¥6,498 million
Description of business:	Personal finance services
Number of employees:	393 person
Number of offices:	2 offices

Annual Financial Report

3.	The Board of Directors on May 18, 2004, and subsequently the Annual Shareholders’ Meeting held on June 22, 2004, approved a special resolution on the issuance of new stock subscription rights for incentive purposes as described below, based upon the provisions of Article 280-20 and Article 280-21 of the Commercial Code.

The purpose of the issuance of stock options is to further increase the desire and motivation of individuals to improve operating results, as well as to attract and retain superior human resources.

(1) Grant for:	NISSIN, its subsidiaries or its equity-method affiliates’ directors, statutory auditors, corporate advisors, person with consulting (shokutaku) agreements, employees, including employees of the Company loaned to other companies and employees of other companies loaned to the Company, or temporary employees with tenure of over one year, or NISSIN’s alliance company’s directors, statutory auditors or certain employees which are approved by the Board of Directors at the time of the issuance of such new stock subscription rights.
(2) Type of shares:	Common stock
(3) Number of shares of common stock:	Up to a maximum total of 8,000,000 shares
(4) Amount to be paid in upon stock option exercise:	The amount to be paid in upon exercise of a stock option shall be an amount of the average daily closing price of a share of common stock of NISSIN on the Tokyo Stock Exchange for the month immediately before the month of the issuance date of new stock subscription rights multiplying by 1.10 and the number of shares to be issued or transferred upon exercise of each new share subscription right, with any fraction of one yen rounded upward to the nearest yen.
(5) Exercise period:	Over the three years from the first day of the month following the month of the approval date.

Annual Financial Report

5.	Consolidated Supplementary Statements

Details of Bonds and Convertible Bonds

			March 31,
			2003	2004
Company	Descriptions	Issued	(in millions)		Rate (%)	Collateral	Maturity
NISSIN	2nd unsecured bonds	April 20, 2000	¥10,000	¥10,000 (10,000)	3.00	None	April 20, 2004
NISSIN	Euro-yen unsecured bonds due 2003	April 28, 2000	5,000	—	3.32	None	April 11, 2003
NISSIN	3rd unsecured bonds	March 28, 2001	10,000	10,000 (10,000)	2.45	None	March 28, 2005
NISSIN	4th unsecured bonds with warrants	April 20, 2001	1,500	1,500 (1,500)	2.30	None	April 20, 2004
NISSIN	3rd unsecured convertible bonds	September 13, 2001	10,000	10,000	1.70	None	September 29, 2006
NISSIN	5th unsecured bonds	November 1, 2002	5,000	5,000	2.35	None	November 1, 2005
NISSIN	1st unsecured bonds (private placement)	July 31, 2003	—	500	1.90	None	July 31, 2006
NISSIN	2nd unsecured bonds (private placement)	March 26, 2004	—	500	0.64	None	March 26, 2007
Nissin Servicer Co., Ltd.	1st unsecured bonds	September 19, 2003	—	270 (60)	0.75	None	September 19, 2008

Total	—	—	¥41,500	¥37,770 (21,560)	—	—	—

Notes:	1)	The amounts in parentheses represent the amounts scheduled to be redeemed within one year.

	2)	Information for the convertible bonds is as follow:

	Conversion Price
Type of Shares Convertible	(in yen)	Conversion Period
		From September 14, 2001
Common Stock Shares of NISSIN	¥785	To September 28, 2006

In addition, the conversion price is adjusted to ¥392.5 due to the two-for-one stock split completed on May 20, 2004.

3)	Information for the bonds with warrants is as follow:

		Total Price	Total Price
Type of Shares	Exercise Price	Exercisable	Exercised			Item to
Exercisable	(in yen)	(in millions)	(in millions)	Ratio of Grant	Exercise Period	Transfer
Common Stock Shares of NISSIN	¥577.5	¥1,500	¥1,214	100%	From July 2, 2001 To April 19, 2004	Can be transferred detachable

In addition, the exercise price of the warrant is adjusted to ¥288.8 due to the two-for-one stock split completed on May 20, 2004.

4)	The redemption schedule of bonds for five years subsequent to March 31, 2004 is summarized as follows:

(in millions)
Year Ending March 31,
2005	¥21,560
2006	5,060
2007	11,060
2008	60
2009	30

Annual Financial Report

Details of Borrowings

	March 31,
	2003	2004	Average Interest Rate
	(in millions)		(%)	Maturity
Short-term borrowings	¥3,200	¥2,100	1.99	—
Current potion of long-term borrowings	49,984	52,247	2.35	—
Long-term borrowings				From April 27, 2005
(excluding current portion)	53,536	46,094	2.32	To June 25, 2009
Other liabilities with interest
Commercial paper (short-term)	2,400	3,200	0.78	—
Asset backed commercial paper	3,574	6,465	2.41	—

Total	¥112,694	¥110,107	—	—

Notes:	1)	The average interest rate represents the fiscal year-end weighted average rate.

	2)	The redemption schedule of long-term borrowings, excluding current portion, in the five year period subsequent to March 31, 2004 is summarized as follows:

(in millions)
Year Ending March 31,
2006	¥33,672
2007	9,455
2008	2,872
2009	82

(2)	Other

None

Annual Financial Report

2.	Non-consolidated Financial Statements

(1)	Non-consolidated Financial Statements

1.	Non-consolidated Balance Sheets

	March 31,
	2003		2004
		Percentage		Percentage
	Amount	of Total	Amount	of Total
		(in millions except percentages)
ASSETS:
Current Assets:
Cash and deposits	¥23,336		¥18,362
Notes receivable	15		396
Loans receivable (Notes 1, 2, 9 and 10)	175,108		175,044
Factoring loans	17		19
Compensation of loans receivable	2		70
Interest receivable	1,177		1,060
Prepaid expenses	375		395
Deferred tax assets	1,477		1,252
Accrued income	4		38
Other	252		239
Allowance for loan losses	(9,818)		(10,424)

Total Current Assets	191,949	95.2	186,454	92.4

Fixed Assets:
Tangible fixed assets
Buildings (Note 1)	1,288		1,031
Accumulated depreciation	(737)		(563)

	550		467
Structures	52		37
Accumulated depreciation	(39)		(29)

	13		7
Equipment	429		361
Accumulated depreciation	(273)		(238)

	155		122
Land (Note 1)	1,092		355

Total tangible fixed assets	1,812	0.9	953	0.5
Intangible fixed assets
Software	138		95
Telephone rights	130		130
Other	348		858

Total intangible fixed assets	616	0.3	1,085	0.5

(Continued)

Annual Financial Report

	March 31,
	2003		2004
		Percentage		Percentage
	Amount	of Total	Amount	of Total
		(in millions except percentages)
(Continued)

Investments and other assets
Investment securities (Note 1)	2,230		9,167
Investment in subsidiaries and affiliates	1,498		1,671
Capital contribution	100		128
Loans to subsidiaries	700		142
Loans to employees	—		73
Bankrupt and delinquent loans receivable (Notes 3 and 9)	2,628		3,850
Long-term prepaid expenses	33		54
Deferred tax assets	1,052		—
Deposit of restricted cash	222		425
Other (Note 1)	846		830
Allowance for loan losses	(2,010)		(3,103)

Total investments and other assets	7,301	3.6	13,240	6.6

Total Fixed Assets	9,731	4.8	15,278	7.6

Total Assets	¥201,680	100.0	¥201,733	100.0

Annual Financial Report

	March 31,
	2003		2004
		Percentage		Percentage
	Amount	of Total	Amount	of Total
		(in millions except percentages)
LIABILITIES:
Current Liabilities:
Short-term borrowings (Note 1)	¥3,100		¥2,100
Current portion of long-term borrowings (Note 1)	49,666		50,423
Current portion of bonds	5,000		21,500
Commercial paper	2,400		3,200
Other payable	419		380
Accrued expenses	454		492
Accrued income taxes	2,750		2,231
Deposit received	115		56
Unearned revenue	1		17
Accrued bonuses	87		617
Reserve for guarantee losses	9		108
Warrants	119		5
Other (Note 5)	34		262

Total Current Liabilities	64,157	31.8	81,395	40.3

Long-term Liabilities:
Bonds	26,500		6,000
Convertible bond	10,000		10,000
Long-term borrowings (Note 1)	52,154		43,677
Asset backed commercial paper (Note 1)	3,574		6,465
Deferred tax liabilities	—		649
Accrued retirement benefits — directors and statutory auditors	335		333
Other	76		61

Total Long-term Liabilities	92,640	45.9	67,188	33.3

Total Liabilities	156,797	77.7	148,583	73.6

SHAREHOLDERS’ EQUITY:
Common stock (Note 6)	6,610	3.3	7,218	3.6
Additional paid-in capital
General	8,933		9,647
Other
Gain on sales of treasury stock	0		44

Total additional paid-in capital	8,934	4.4	9,691	4.8
Retained earnings
Legal reserve	400		400
General reserves
Dividend reserve	1,000		1,000
Other	25,800		29,800

Total general reserves	26,800		30,800
Unappropriated retained earnings	5,193		5,620

Total retained earnings	32,394	16.1	36,821	18.3
Unrealized (losses) gain on investment securities (Note 7)	(239)	(0.1)	3,147	1.6
Treasury stock (Note 8)	(2,816)	(1.4)	(3,727)	(1.9)

Total Shareholders’ Equity	44,883	22.3	53,150	26.4

Total Liabilities and Shareholders’ Equity	¥201,680	100.0	¥201,733	100.0

Annual Financial Report

2.	Non-consolidated Statements of Income

	Year Ended March 31,
	2003		2004
		Percentage		Percentage
		of Total		of Total
		Operating		Operating
	Amount	Revenues	Amount	Revenues
		(in millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥39,073		¥38,623
Other financial income (Note 1)	0		1
Other operating income (Note 2)	2,307		2,170

Total operating revenues	41,381	100.0	40,795	100.0

Operating Expenses:
Financial costs (Note 3)	3,675		3,389
Other operating expenses
Costs of real estate leases and other	32		21
Advertising expenses	409		144
Loan charge-offs	2,079		656
Provision for loan losses	11,254		12,805
Provision for guarantee losses	9		108
Salaries for directors and statutory auditors	173		172
Salaries for employees	4,910		5,058
Bonuses	875		393
Provision for bonuses	87		617
Depreciation and amortization	106		101
Taxes and duties	488		407
Lease and rental expenses	2,026		1,908
Commission fees	803		648
Other	3,986		3,693

Total operating expenses	30,918	74.7	30,126	73.8

Operating Income	10,463	25.3	10,668	26.2

Other Income: (Note 4)
Interest income from loans to subsidiaries	26		10
Interest income from securities	0		0
Dividends received	27		22
Dividends from insurance	14		6
Guarantee fees received	9		41
Other	13		13

Total other income	90	0.2	94	0.2
Other Expenses:
Stock issuance costs	24		35
Bond issuance costs	61		14
ABCP issuance costs	126		83
Penalty for cancellation of real estate lease contracts	—		23
Other	36		10

Total other expenses	249	0.6	166	0.4

Ordinary Income	10,304	24.9	10,596	26.0

(Continued)

Annual Financial Report

	Year Ended March 31,
	2003		2004
		Percentage		Percentage
		of Total		of Total
		Operating		Operating
	Amount	Revenues	Amount	Revenues
		(in millions except percentages)
(Continued)

Special Gain:
Gain on sales of fixed assets (Note 5)	10		117
Gain on sales of investment securities	136		343
Gain on sales of subsidiaries and affiliates	—		244

Total special gain	146	0.4	705	1.7
Special Losses:
Losses on sales of fixed assets (Note 6)	—		5
Losses on disposal of fixed assets (Note 7)	42		42
Devaluation of fixed assets (Note 8)	357		—
Impairment of fixed assets (Note 9)	—		590
Losses on sales of investment securities	396		469
Impairment of investment securities	619		239
Impairment of equity interest in affiliates	280		249
Penalty for cancellation of lease contracts	23		—

Total special losses	1,720	4.2	1,597	3.9

Income Before Income Taxes	8,730	21.1	9,705	23.8

Income Taxes:
Current	4,795		4,590
Deferred	(1,010)		(369)

Total income taxes	3,785	9.1	4,221	10.4

Net Income	4,945	12.0	5,483	13.4
Retained earnings at beginning of year	669		600
Half-year dividend paid	420		463

Unappropriated Retained Earnings at End of Year	¥5,193		¥5,620

Annual Financial Report

3.	Non-consolidated Statements of Appropriation of Earnings

	Year Ended March 31,
	2003	2004
	Amount	Amount
	(in millions)
Unappropriated Retained Earnings at End of Year	¥5,193	¥5,620
Appropriations:
Cash dividends	537	599
Directors’ and statutory auditors’ bonuses	56	61
General reserves	4,000	4,300

Total appropriations	4,593	4,960

Unappropriated Retained Earnings Carried Forward	¥600	¥660

Notes:	1)	The approval dates of the appropriation of earnings at the annual shareholders’ meeting for the years ended March 31, 2003 and 2004 are June 24, 2003 and June 22, 2004, respectively.

	2)	On December 10, 2002, NISSIN paid a half-year dividend in a total amount of ¥420 million at ¥6.50 per share.

	3)	On December 10, 2003, NISSIN paid a half-year dividend in a total amount of ¥463 million at ¥3.75 per share.

	4)	Dividends in the year ended March 31, 2003 were not paid for the 3,082,258 shares of treasury stock.

	5)	Dividends in the year ended March 31, 2004 were not paid for the 8,498,025 shares of treasury stock.

	6)	The amount of statutory auditors’ bonuses included in “Directors’ and statutory auditors’ bonuses” above for the year ended March 31, 2003 and 2004 were ¥6 million and ¥3 million, respectively.

Annual Financial Report

SIGNIFICANT ACCOUNTING POLICIES

1.	Valuation and Computation of Investment Securities

(1)	Investment in subsidiaries and affiliates

Cost method, cost being determined by the moving average method.

(2)	Other securities:

Marketable securities

Market value is determined by the quoted price at period end.
(Marketable securities are carried at market value with unrealized gain and losses. The unrealized gain and losses, net of taxes, are reported in a separate component of shareholders’ equity. Cost of securities sold is computed using the moving average method.)

Private equity securities

Cost method, cost being determined by the moving average method.

2.	Depreciation and Amortization of Fixed Assets

(1)	Tangible fixed assets

Depreciation of tangible fixed assets other than buildings newly acquired after April 1, 1998, excluding building improvements, is computed using the declining-balance method by using rates based on the estimated useful lives of the respective assets, and depreciation of the newly acquired buildings is computed using the straight-line method.

(2)	Intangible fixed assets

Internal-use software costs are amortized using the straight-line method over 5 years, which is the estimated useful life.

(3)	Long-term prepaid expenses

Long-term prepaid expenses are amortized using the straight-line method.

3.	Deferred Assets

The entire amounts of stock issuance costs and bonds issuance costs are treated as expenses for the relevant fiscal year.

4.	Allowance for Loan Losses and Accrued Expenses

(1)	Allowance for loan losses

The allowance for loan losses is maintained at a level that, in management’s judgment, is adequate to provide for the amount of loan losses calculated by applying a percentage derived from collection experience in the past to the general loans, plus individually estimated uncollectible amounts with respect to doubtful loans.

(2)	Accrued bonuses

Accrued bonuses are provided for the payment of employees’ bonuses based on estimated amounts of future payments attributed to the corresponding period.

(3)	Reserve for guarantee losses

Annual Financial Report

The reserve for guarantee losses is maintained at a level that, in management’s judgment, is adequate to provide for estimated probable losses from known and inherent risks in guarantee transactions.

(4)	Accrued retirement benefits — directors and statutory auditors

Accrued retirement benefits of NISSIN’s directors and statutory auditors are provided at the amount which would have been required if all directors and statutory auditors had terminated their services at the balance sheet date. These amounts are determined in accordance with NISSIN’s internal rules.

5.	Basis for Revenue Recognition

Interest income from loans receivable:

Interest income from loans receivable is recognized on an accrual basis.

However, accrued interest income is recognized at the lower of the contractual interest rate or the restricted rate stipulated by the Interest Restriction Law in Japan.

6.	Accounting for Lease Transactions

Finance leases, except leases for which the ownership of the leased assets is considered to be transferred to the lessee, are accounted for in the same manner as operating leases.

7.	Other Significant Accounting Policies for the Preparation of Non-consolidated Financial Statements

(1)	Accounting treatment of consumption taxes

Consumption taxes are excluded from transaction amounts.

Consumption taxes not subject to the exclusion are treated as expense for the relevant period.

(2)	Accounting Standard for Treasury Stock and Reversal of Additional Paid-in Capital and Legal Reserve, etc.

Effective April 1, 2002, NISSIN adopted ASB Statement No.1, “Accounting Standard for Treasury Stock and Reversal of Additional Paid-in Capital and Legal Reserve, etc.”, which was issued by ASBJ on February 21, 2002. The adoption of ASB Statement No. 1 did not have a material effect on NISSIN’s financial position and results of operations.

Effective from the year ended March 31, 2003, Shareholders’ Equity section in Non-consolidated Balance Sheet were prepared in accordance with the amended “Regulations Concerning Terminology, Forms and Methods of Preparation of the Financial Statements”.

(3)	Accounting Standard Concerning Net Income Per Share, etc.

Effective April 1, 2002, NISSIN adopted ASB Statement No. 2, “Accounting Standard Concerning Net Income Per Share” and ASB Guidance No. 4, “Guidance for Accounting Standard Concerning Net Income Per Share”, which was issued by ASBJ on September 25, 2002. The effects of the adoption of these accounting standards are stated in the notes on “Per Share Data”.

Annual Financial Report

CHANGES IN ACCOUNTING POLICIES

(April 1, 2002 ~ March 31, 2003)

None

(April 1, 2003 ~ March 31, 2004)

Accounting Standard for Impairment of Fixed Assets

Effective April 1, 2003, NISSIN adopted accounting for impairment of fixed assets stipulated by “Statement of Opinion, Accounting for Impairment of Fixed Assets”, which was issued by Financial Services Agency’s BAC on August 9, 2002, and ASB Guidance No. 6, “Guidance for Accounting Standard for Impairment of Fixed Assets”, which was issued by ASBJ on October 31, 2003. The effects of the adoption of these accounting standards on income before income taxes are ¥590 million.

In addition, under the modification of the Regulations Concerning Terminology, Forms and Methods of Preparation of the Financial Statements, the accumulated impairment amount is directly deducted from the amount of such fixed assets.

CHANGES IN PRESENTATION

(April 1, 2002 ~ March 31, 2003)

None

(April 1, 2003 ~ March 31, 2004)

Non-consolidated Statements of Income

“Penalty for cancellation of real estate lease contracts”, which was included in “Other” of “Other Expenses” for the year ended March 31, 2003, is classified separately from the year ended March 31, 2004, as the amount of “Penalty for cancellation of real estate lease contracts” became more than one-tenth of the total of “Other Expenses”. The amount of “Penalty for cancellation of real estate lease contracts” for the year ended March 31, 2003 was ¥21 million.

Annual Financial Report

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS

Non-consolidated Balance Sheets

Note 1.	Assets pledged for short and long-term borrowings as collateral at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004
	(in millions)
Loans receivable	¥38,858	¥28,295
Buildings	377	356
Land	262	262
Investment securities	33	—
Investments and other assets (other)	30	9

Total	¥39,563	¥28,923

Corresponding borrowings secured by the above collateral at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004
	(in millions)
Short-term borrowings	¥3,100	¥2,100
Current portion of long-term borrowings	19,732	14,080
Long-term borrowings	14,310	8,857

Total	¥37,142	¥25,038

Loans receivable, other than the above, that will be transferred pursuant to forward contracts and the corresponding long-term borrowings including current portion at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004
	(in millions)
Loans receivable	¥9,096	¥5,557
Long-term borrowings	8,075	4,967
Of which current portion	4,355	3,575

In addition, beginning for the year ended March 31, 2003, NISSIN has entrusted certain loans outstanding to a trust bank. In order to raise funds, NISSIN sold its senior beneficiary interest in these loans outstanding in trust to a third party. These transactions constitute a legal sale under Japanese law. Since NISSIN reserves an option to repurchase the senior beneficiary interest, NISSIN does not recognize the extinguishment of the aforementioned interest in the financial statements and the funds are recognized as a long-term liability related interest. There is no control over the interest by NISSIN except through the above option. Entrusted loans outstanding included in “Loans receivable”, and the related long-term liability recorded in “Asset backed commercial paper” at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004
	(in millions)
Loans receivable	¥4,573	¥9,593
Asset backed commercial paper	3,574	6,465

Note 2.	Unsecured consumer loans included in loans receivable at March 31, 2003 and 2004 are ¥40,938 million and ¥35,604 million, respectively.

Annual Financial Report

Note 3.	Bankrupt and delinquent loans receivable

Loans receivable, with respect to which it is doubtful that all principal can be collected, are recognized as bankrupt loans receivable. Bankrupt loans receivable included in bankrupt and delinquent loans receivable at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004
	(in millions)
Bankrupt loans receivable	¥619	¥998

Note 4.	Commitments and contingencies

	March 31,
	2003	2004
	(in millions)
Guarantees for loans outstanding of other alliance companies	¥1,495	¥3,508
Guarantees for borrowings of subsidiaries and affiliates:
Nissin Servicer Co., Ltd.	1,700	2,096
Shinsei Business Finance Co., Ltd.	—	1,200

Note 5.	Rediscounted notes at March 31, 2004 are ¥262 million.

Note 6.	The number of authorized shares and issued shares

The number of authorized shares at March 31, 2003 and 2004 are as follows:

	March 31,
Type of shares	2003	2004
	(shares)
Common stock	240,000,000	480,000,000

Total number of authorized shares	240,000,000	480,000,000

However, as stipulated by the Articles of Incorporation, when redemption of stock is executed, the corresponding number of shares must be reduced.

The number of issued shares at March 31, 2003 and 2004 are as follows:

	March 31,
Type of shares	2003	2004
	(shares)
Common stock	66,312,028	134,726,192

Total number of issued shares	66,312,028	134,726,192

Note 7.	Dividend restriction

Total assets increased by ¥3,147 million due to changes in fair value of securities at March 31, 2004. Pursuant to the Article 124-3 of the Commercial Code, these amounts are restricted from appropriations of dividends.

Annual Financial Report

Note 8.	Treasury stock

The number of shares of common stock held by NISSIN as treasury stock at March 31, 2003 and 2004 are as follows:

	March 31,
Type of shares	2003	2004
	(shares)
Common stock	3,082,258	8,498,025

Total number of shares of treasury stock	3,082,258	8,498,025

Note 9.	According to the requirement of the Nonbank Bond Issuing Law, bankrupt and delinquent loans receivable are classified as follows:

	March 31,
	2003	2004
	(in millions)
(1) Bankrupt loans receivable	¥619	¥998
(2) Delinquent loans receivable	2,010	2,851
(3) Delinquent loans receivable (three months or more)	—	—
(4) Restructured loans receivable	10,929	14,418

Total	¥13,560	¥18,268

Notes:	(1)	“Bankrupt loans receivable”, for which unreceived interest is not accrued, are loans delinquent for a considerable period of time and for which the principal or interest on such loans is unlikely to be recovered due to the occurrence of events defined in the Japanese Corporation Tax Law (Government Ordinance No. 97, 1965), Regulation 96-1(3) and Regulation 96-1(4).

	(2)	“Delinquent loans receivable” are loans receivable for which unreceived interest is not accrued due to customers’ delinquency, excluding loans receivables mentioned in (1), (4).

	(3)	“Delinquent loans receivable (three months or more)” are loans receivable for which the payments of principal and interest have been delayed for three months or more, excluding loans receivables mentioned in (1), (2).

	(4)	“Restructured loans receivable” are loans receivable for which the Company reached an agreement with the debtors on favorable treatments for the debtors such as reduction and exemption of the interest, grace of principal and interest payments, desertion of receivables, among others, in order to reorganize the borrowing company and support their financial conditions, excluding loans receivables mentioned in (1), (2), (3).

Note 10.	The balances of loans outstanding under credit line agreements, including revolving contracts, included in loans receivable at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004
	(in millions)
Loans outstanding under revolving contracts	¥58,240	¥54,294

Under the terms and conditions of NISSIN’s credit line agreements, NISSIN may, but is not committed to, lend funds to customers up to a maximum total amount of ¥95,895 million at March 31, 2004. NISSIN reviews credit lines based on account usage and customer creditworthiness. NISSIN’s unfunded credit lines at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004
	(in millions)
Total unfunded credit lines	¥35,927	¥41,601
Of which unfunded credit lines without loans outstanding	28,705	34,624

Annual Financial Report

Certain portions of these agreements lapse without ever being used. Therefore, the amount of unfunded credit lines will not necessarily affect future cash flows of NISSIN.

Under these agreements, NISSIN also may discontinue or reduce the credit lines of customers based on the deterioration of their credit status and other substantial reason. In addition, NISSIN examines the agreements regularly in order to take measures for credit conservation.

Annual Financial Report

Non-consolidated Statements of Income

Note 1.	Details of other financial income for the years ended March 31, 2003 and 2004 are as follows:

	Year Ended March 31,
	2003	2004
	(in millions)
Other financial income:
Interest on deposits	¥0	¥0
Other	—	0

Total	¥0	¥1

Note 2.	Details of other operating income for the years ended March 31, 2003 and 2004 are as follows:

	Year Ended March 31,
	2003	2004
	(in millions)
Other operating income:
Loan origination fee	¥1,175	¥926
Recovery from loans previously charged-off	978	795
Guarantee fees received	93	367
Rent revenue from real estate leases	56	37
Other	3	44

Total	¥2,307	¥2,170

Note 3.	Details of financial costs for the years ended March 31, 2003 and 2004 are as follows:

	Year Ended March 31,
	2003	2004
	(in millions)
Financial costs:
Interest expense on borrowings	¥2,540	¥2,511
Interest expense on bonds	1,134	878

Total	¥3,675	¥3,389

Note 4.	Interests and dividends received from investment securities are recognized in other income for the years ended March 31, 2003 and 2004.

Note 5.	Details of gain on sales of fixed assets for the years ended March 31, 2003 and 2004 are as follows:

	Year Ended March 31,
	2003	2004
	(in millions)
Gain on sales of fixed assets:
Building	¥0	¥0
Structures	0	—
Equipment	0	0
Software	—	0
Land	9	116

Total	¥10	¥117

Annual Financial Report

Note 6.	Details of losses on sales of fixed assets for the years ended March 31, 2003 and 2004 are as follows:

	Year Ended March 31,
	2003	2004
	(in millions)
Losses on sales of fixed assets:
Building	¥—	¥1
Structures	—	0
Equipment	—	0
Land	—	3

Total	¥—	¥5

Note 7.	Details of losses on disposal of fixed assets for the years ended March 31, 2003 and 2004 are as follows:

	Year Ended March 31,
	2003	2004
	(in millions)
Losses on disposal of fixed assets:
Building	¥23	¥31
Structures	8	4
Equipment	11	6

Total	¥42	¥42

Note 8.	Details of devaluation of fixed assets for the year ended March 31, 2003 are as follows:

Year Ended March 31,
2003
(in millions)
Devaluation of fixed assets:
Buildings	¥73
Structures	0
Equipment	0
Land	284

Total	¥357

Note 9.	Details of impairment of fixed assets for the year ended March 31, 2004 are as follows:

Location:	Matsuyama City, Ehime
Classification of fixed assets:	Real estate for lease (parking space)
Type of fixed asset:	Land

For the purpose of grouping its fixed assets, NISSIN classified each of its real estate properties for lease and its branches and loan offices as an independent cash flow generating base unit, and its principal office equipment and fixtures as common property.

In respect of the above mentioned parking space which is classified as real estate for lease, due to a significant decline in the market value of the asset, its carrying value was reduced to its fair value. As a result, NISSIN incurred special losses of ¥590 million as an impairment loss equal to the excess amount of the carrying value over the fair value.

Additionally, the fair value of such fixed assets group is measured based on the net salable price, and is computed and evaluated based on the amount appraised from land assessments and the assessed value for tax purposes that NISSIN believes appropriately reflects the market price of the assets.

Annual Financial Report

Lease

Finance leases, except leases for which the ownership of the leased assets is transferred to the lessee, are as follows:

Lessee

1.	Equivalents of acquisition costs, accumulated amortization and book value at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004
	(in millions)
Equipment:
Acquisition cost equivalent	¥1,563	¥1,993
Accumulated amortization equivalent	(630)	(705)

Book value equivalent	932	1,287
Software:
Acquisition cost equivalent	1,593	1,392
Accumulated amortization equivalent	(750)	(787)

Book value equivalent	843	605
Other:
Acquisition cost equivalent	4	4
Accumulated amortization equivalent	(0)	(1)

Book value equivalent	3	2

Total:
Acquisition cost equivalent	3,162	3,390
Accumulated amortization equivalent	(1,381)	(1,494)

Book value equivalent	¥1,780	¥1,895

2.	The amounts of outstanding future lease payments at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004
	(in millions)
Due within one year	¥618	¥645
Due after one year	1,187	1,275

Total	¥1,806	¥1,920

3.	Lease payments, amortization expense equivalent, interest expense equivalent for the years ended March 31, 2003 and 2004 are as follows:

	Year Ended March 31,
	2003	2004
	(in millions)
Lease payments	¥840	¥747
Amortization expense equivalent	789	712
Interest expense equivalent	42	36

4.	The method to calculate amortization expense equivalent and interest expense equivalent of leased property is as follows:

•	Amortization expense equivalent is calculated by using the straight-line method over the respective lease terms with no residual value.

•	Interest expense equivalent of a lease obligation is calculated as the difference between the total lease payments and the acquisition cost equivalent of the leased property, with the amount allocated to each relevant accounting period using the interest method.

Annual Financial Report

Impairment of Fixed Assets

The itemized presentation is omitted, as there is no impairment loss allocated to leased assets.

Investment Securities

Information regarding investments in subsidiaries and affiliates with market quotation available at March 31, 2003 and 2004 is as follows:

	Year Ended March 31,
	2003			2004
	Carrying	Market		Carrying	Market
	Value	Value	Differences	Value	Value	Differences
			(in millions)
Investment in affiliates	¥532	¥542	¥9	¥—	¥—	¥—

Total	¥532	¥542	¥9	¥—	¥—	¥—

Annual Financial Report

Deferred Income Taxes

1.	Significant components of deferred tax assets and liabilities at March 31, 2003 and 2004 are as follows:

	March 31,
	2003	2004
	(in millions)
Deferred tax assets:
Loan charge-offs	¥69	¥43
Allowance for loan losses	1,674	1,739
Accrued local taxes	242	191
Accrued retirement benefits — directors and statutory auditors	135	135
Accrued bonuses	14	249
Devaluation of fixed assets	149	—
Impairment of fixed assets	—	239
Unrealized losses on investment securities	162	—
Other	79	137

Total deferred tax assets	2,529	2,736

Deferred tax liabilities:
Unrealized gain on investment securities	—	(2,133)

Total deferred tax liabilities	—	(2,133)

Net deferred tax assets	¥2,529	¥602

2.	The reconciliations of the differences between statutory tax rate and the effective income tax rate for the year ended March 31, 2003 and 2004 are omitted as these differences are less than 5% of statutory tax rate.

3.	In conjunction with the promulgation of “Law Concerning an Amendment of Local Tax Law etc., (Article 9, 2003)” on March 31, 2003, it has been determined that pro forma standard taxation will be adopted on corporate income taxes from the fiscal year beginning on April 1, 2004. Therefore, the Company reviewed its calculation for deferred tax assets, etc., using the statutory income tax rate after the implementation of the new law.

The effects from this modification are as follows:

Deferred tax assets (net):	A decrease of ¥36 million
Income taxes (deferred):	An increase of ¥30 million
Unrealized losses on investment securities:	An increase of ¥5 million

Annual Financial Report

Per Share Data

Per share data for year ended March 31, 2003 and 2004 are as follows:

	Year Ended March 31,
Per Share Data	2003	2004
	(in yen)
Shareholders’ equity per share	¥708.95	¥420.58
Net income per share:
Basic	75.85	43.49
Diluted	—	40.19

The diluted net income per share for the year ended March 31, 2003 was not presented, as there was no dilutive effect for the fiscal year.

ASB Statement No. 2, “Accounting Standard Concerning Net Income Per Share”, and ASB Guidance No.4, “Guidance for Accounting Standard Concerning Net Income Per Share”, issued by ASBJ on September 25, 2002, were adopted from the year ended March 31, 2003.

In addition, per share data for the year ended March 31, 2002 are as follow as if ASB Statement No.2 and ASB Guidance No.4 were adopted on April 1, 2001.

Shareholders’ equity per share (in yen)	¥1,316.41
Net income per share (in yen):
Basic	149.57
Diluted	149.56

Notes:	1)	The basis for computation of basic and diluted net income per share presented above is as follows:

	Year Ended March 31,
	2003	2004
	(in millions)
Net income	¥4,945	¥5,483
Net income attributable to common stock	4,889	5,422
Amounts not attributable to common shareholders:
Directors and statutory auditors bonuses	56	61
Adjustment to net income for the calculation of diluted net income per share:
Interest payments, net of tax	—	101

	Year Ended March 31,
	2003	2004
	(thousand shares)
Weighted-average number of outstanding shares	64,460	124,679
Securities with dilutive effect
Convertible bond	—	12,738
Stock options	—	46

In addition, securities without dilutive effect which are not reflected in the calculation for diluted net income per share for the years ended March 31, 2003 and 2004 are as follow:

Year Ended March 31,
2003	2004
Stock options	Stock options:
Special resolution date: June 24, 2003
Warrants	Number of stock options: 11,885 units
Warrants:
Convertible bonds	4th unsecured bonds with warrants
Face amount: ¥1,500 million

The details of all these securities mentioned are stated in “ITEM. 4 — 1 — (2) OVERVIEW OF NISSIN — Information on Capital Stock — Information on Stock Options, Warrants and Convertible Bonds” and “ITEM 5 — 1 — 5 FINANCIAL STATEMENTS — Consolidated Financial Statements — Consolidated Supplementary Statements — Details of Bonds and Convertible Bonds”).

Annual Financial Report

2)	On May 21, 2002, NISSIN completed a two-for-one stock split. If the stock split is deemed to have occurred on April 1, 2001, per share data for the year ended March 31, 2002 are adjusted retrospectively as follow:

Shareholders’ equity per share (in yen)	¥658.20
Net income per share (in yen):
Basic	74.78
Diluted	74.78

On May 20, 2003, NISSIN completed a two-for-one stock split. If the stock split is deemed to have occurred on April 1, 2002, per share data for the year ended March 31, 2003 are adjusted retrospectively as follow:

Shareholders’ equity per share (in yen)	¥354.48
Net income per share (in yen):
Basic	37.92

The diluted net income per share was not presented, as there was no dilutive effect for the fiscal year.

Annual Financial Report

Significant Subsequent Events

(April 1, 2002 ~ March 31, 2003)

1.	On March 10, 2003, the Board of Directors approved a stock split as follows:

1) Stock split method:	Two-for-one stock split for all shares owned by the shareholders of record on March 31, 2003
2) Type of newly issued shares subject to the stock split:	Common stock
3) Increase in the number of shares due to the stock split:	66,312,028 shares
4) Stock split date:	May 20, 2003
5) Dividend paid for the year from:	April 1, 2003

If the stock split is deemed to have occurred on April 1, 2001, per share data are adjusted retrospectively as follows:

	Year Ended March 31,
	2002	2003
	(in yen)
Shareholders’ equity per share	¥329.10	¥354.48
Net income per share:
Basic	37.39	37.92
Diluted	37.39	—

The diluted net income per share for the year ended March 31, 2003 is not presented, as there was no dilutive effect for the fiscal year.

2.	The Board of Directors on May 12, 2003, and subsequently the Annual Shareholders’ Meeting held on June 24, 2003, approved a special resolution on the issuance of new stock subscription rights for incentive purposes as described below, based upon the provisions of Article 280-20 and Article 280-21 of the Commercial Code.

The purpose of the issuance of stock options is to further increase the desire and motivation of individuals to improve operating results, as well as to attract and retain superior human resources.

(1) Grant for:	NISSIN’s or its wholly-owned subsidiaries’ directors, statutory auditors, corporate advisors or employees, including employees loaned to other companies, at the time of the issuance of such new stock subscription rights.
(2) Type of shares:	Common stock
(3) Number of shares of common stock:	Up to a maximum total of 1,500,000 shares
(4) Amount to be paid in upon stock option exercise:	The amount to be paid in upon exercise of a stock option shall be an amount of the average daily closing price of a share of common stock of NISSIN on the Tokyo Stock Exchange for the month immediately before the month of the issuance date of new stock subscription rights multiplying by 1.10 and the number of shares to be issued or transferred upon exercise of each new share subscription right, with any fraction of one yen rounded upward to the nearest yen.
(5) Exercise period:	Over the three years from the first day of the month following the month of the approval date.

Annual Financial Report

(April 1, 2003 ~ March 31, 2004)

1.	On February 5, 2004, the Board of Directors approved a stock split as follows:

1) Stock split method:	Two-for-one stock split for all shares owned by the shareholders of record on March 31, 2004
2) Type of newly issued shares subject to the stock split:	Common stock
3) Increase in the number of shares due to the stock split:	134,726,192 shares
4) Stock split date:	May 20, 2004
5) Dividend paid for the year from:	April 1, 2004

If the stock split is deemed to have occurred on April 1, 2002, per share data are adjusted retrospectively as follows:

	Year Ended March 31,
	2003	2004
	(in yen)
Shareholders’ equity per share	¥177.24	¥210.29
Net income per share:
Basic	18.96	21.75
Diluted	—	20.09

The diluted net income per share for the year ended March 31, 2003 is not presented, as there was no dilutive effect for the fiscal year.

2.	On May 6, 2004, NISSIN and Orient Credit Co., Ltd. signed an agreement concerning the sale of unsecured and un-guaranteed consumer loans receivable to Orient Credit Co., Ltd. This decision has been made pursuant to the Company’s basic strategy of concentrating on the markets for both small business owner loans and Wide loans in order to achieve an even higher level of enterprise value.

The details of the sales agreement are as follows:

1)	Sales amount:

The amount is the total balance of consumer loans outstanding and interest receivable as of May 31, 2004. The total sales price is ¥32,942 million, which is equivalent to the balance of these consumer loans.

2)	Schedule:

May 6, 2004:	Board of Directors’ approval on sales agreement Conclusion of sales agreement
May 31, 2004:	Determination of total sales price
June 1, 2004:	Date of sale (distribution of sales notice)

3)	Information on counterpart company:

Company name:	Orient Credit Co., Ltd.
Location:	6-3, Iwamotocho 1-chome, Chiyoda-ku, Tokyo
Chief executive officer:	Yoshifumi Nakano
Date of establishment:	November 1971
Common stock:	¥6,498 million
Description of business:	Personal finance services
Number of employees:	393 person
Number of offices:	2 offices

Annual Financial Report

3.	The Board of Directors on May 18, 2004, and subsequently the Annual Shareholders’ Meeting held on June 22, 2004, approved a special resolution on the issuance of new stock subscription rights for incentive purposes as described below, based upon the provisions of Article 280-20 and Article 280-21 of the Commercial Code.

The purpose of the issuance of stock options is to further increase the desire and motivation of individuals to improve operating results, as well as to attract and retain superior human resources.

(1) Grant for:	NISSIN, its subsidiaries or its equity-method affiliates’ directors, statutory auditors, corporate advisors, person with consulting (shokutaku) agreements, employees, including employees of the Company loaned to other companies and employees of other companies loaned to the Company, or temporary employees with tenure of over one year, or NISSIN’s alliance company’s directors, statutory auditors or certain employees which are approved by the Board of Directors at the time of the issuance of such new stock subscription rights.
(2) Type of shares:	Common stock
(3) Number of shares of common stock:	Up to a maximum total of 8,000,000 shares
(4) Amount to be paid in upon stock option exercise:	The amount to be paid in upon exercise of a stock option shall be an amount of the average daily closing price of a share of common stock of NISSIN on the Tokyo Stock Exchange for the month immediately before the month of the issuance date of new stock subscription rights multiplying by 1.10 and the number of shares to be issued or transferred upon exercise of each new share subscription right, with any fraction of one yen rounded upward to the nearest yen.
(5) Exercise period:	Over the three years from the first day of the month following the month of the approval date.

Annual Financial Report

4.	Supplementary Statements

Details of Investment Securities

(Equity Stocks)

	March 31, 2004
	Number of Shares	Book Value
	(shares)	(in millions)
(Investment securities)
(Other securities)
For-side.com Co., Ltd.	10,000	¥4,600
Venture Link Co., Ltd.	4,878,000	1,604
BB Net Corp.	4,725	883
MOC Corporation	400	504
Axell Corporation	300	230
Tenpos Busters Co., Ltd.	248	106
Gulliver International Co., Ltd.	10,000	98
Tokushima Bank	122,971	88
Shinsei Bank, Limited	100,000	82
cyber communications Inc.	250	53
Other 32 companies	178,679	356

Total	5,305,573	¥8,608

(Bonds)

	March 31, 2004
	Face Value	Book Value
	(in millions)
(Investment securities)
(Other securities)
Bonds with warrants (3 companies)	¥90	¥24

Total	¥90	¥24

(Other)

	March 31, 2004
	Number of Units	Book Value
	(in millions except units)
(Investment securities)
(Other securities)
Real Estate Investment Trust (REIT) securities (1 company)	1,333	¥499
Warrant securities (1 company)	9	35

Total	1,342	¥534

Annual Financial Report

Details of Fixed Assets

					Accumulated
	Balance			Balance	Depreciation and
	at March 31,			at March 31,	Amortization at	Depreciation and
	2003	Increase	Decrease	2004	March 31, 2004	Amortization	Balance (Net)
				(in millions)
Tangible fixed assets:
Buildings	¥—	¥—	¥—	¥1,031	¥563	¥41	¥467
Structures	—	—	—	37	29	1	7
Equipment	—	—	—	361	238	31	122
Land	—	—	—	355	—	—	355

Total tangible fixed assets	—	—	—	1,785	832	73	953
Intangible fixed assets:
Software	—	—	—	129	33	26	95
Telephone rights	—	—	—	130	—	—	130
Other	—	—	—	858	—	—	858

Total intangible fixed assets	—	—	—	1,118	33	26	1,085
Long-term prepaid expenses	50	44	22	71			54
	(5)	(19)	(4)	(20)	17	10	(20)
Deferred assets	—	—	—	—	—	—	—

Notes:	1)	The amounts of depreciation and amortization for the year ended March 31, 2004 are allocated to the following accounts presented as operating expenses in the statement of income:
•	Costs of real estate leases and other: ¥9 million
•	Depreciation and amortization: ¥101 million
Notes:	2)	The amount of tangible fixed assets and intangible fixed assets is omitted in “Balance at March 31, 2003”, “Increase” and “Decrease” as the amount is less than 1% of total assets.
Notes:	3)	The amounts presented in parentheses are the amounts of amortization for insurance expense and deferred interest expense. These amounts are not included in the amounts of “Depreciation and Amortization” because they are different in substance.

Annual Financial Report

Details of Shareholders’ Equity

The numbers of issued shares of common stock at March 31, 2003 and 2004 were as follow.

	Balance at			Balance at
	March 31, 2003	Increase	Decrease	March 31, 2004
	(in shares)
Number of issued shares of common stock	66,312,028	68,414,164	—	134,726,192

Notes:	1)	The number of shares of treasury stock was 8,498,025 shares at March 31, 2004.
	2)	The number of issued shares of common stock increased by 66,312,028 shares due to the two-for-one stock split and 2,102,136 shares due to exercises of warrants.

The details of shareholders’ equity are as follows:

		Balance at			Balance at
		March 31, 2003	Increase	Decrease	March 31, 2004
			(in millions)
Common stock		¥6,610	¥607	¥—	¥7,218

Additional paid-in capital	General:
	Additional paid-in capital	8,912	606	—	9,518
	Warrants	21	106	—	128
	Other:
	Gain on sales of treasury stock	0	43	—	44

	Total	8,934	757	—	9,691

Legal reserve and general reserves	Legal reserve	400	—	—	400

	General reserves:
	Dividend reserve	1,000	—	—	1,000
	Other	25,800	4,000	—	29,800

	Total	¥27,200	¥4,000	¥—	¥31,200

Notes:	1)	The amount of “Common stock” and “General additional paid-in capital” increased due to exercises of warrants.
	2)	The amount of “Gain on sales of treasury stock” increased by sale of treasury stock due to exercises of stock options.
	3)	The amount of “General reserves — Other” increased by the appropriation of earnings for the previous fiscal year.

Details of Allowance for Loan Losses and Other Reserves

	Balance at		Decrease		Balance at
	March 31, 2003	Increase	(purpose usage)	Decrease (other)	March 31, 2004
	(in millions)
Allowance for loan losses	¥11,828	¥13,527	¥11,105	¥722	¥13,528
Accrued bonuses	87	617	87	—	617
Reserve for guarantee losses	9	108	9	—	108
Accrued retirement benefits
-directors and statutory auditors	335	—	2	—	333

Note:	The amount of “Decrease (other)” in “Allowance for loan losses” represents the total of the amount recovered by collection of ¥243 million and the adjustment amount of ¥478 million for the restatement of the allowance for general and individual loans based on actual results.

Annual Financial Report

(2)	Details of Major Assets and Liabilities

1.	Cash and Deposits

March 31, 2004
(in millions)
Cash	¥280
Deposits:
Checking account	0
Ordinary deposit	18,082

Total deposits	18,082

Total	¥18,362

2.	Notes Receivable

          The summary of promissory notes receivable originated from commercial bills discounting is presented below.

(a)	By industry

March 31, 2004
(in millions)
Manufacturing	¥118
Wholesale / retail / restaurants	88
Construction	49
Other	140

Total	¥396

(b)	By maturity

March 31, 2004
(in millions)
April 2004	¥131
May 2004	130
June 2004	106
July 2004	24
August 2004	3

Total	¥396

3.	Loans Receivable

          The amounts of loan originations and collections for the year ended March 31, 2004 are as follow:

Balance at								Turnover
Beginning					Balance	Collection		Ratio (times)
of Fiscal	Amount of	Amount of	Amount	Loans	at End of	Ratio (%)		(B)
Year	Origination	Collection	Transferred	Charged-off	Fiscal Year	(C)	x100	(A)+(D)
(A)	(B)	(C)			(D)	(A)+(B)		2
	(in millions except percentages and times)
¥ 175,108	¥99,940	¥86,793	¥2,820	¥10,390	¥175,044	31.56		0.57

Note:	The amount transferred refers to the amount transferred from “Notes and loans receivable” to “Bankrupt and delinquent loans receivable”.

Annual Financial Report

4.	Factoring Loans

March 31, 2004
(in millions)
Importation entrepreneurs (4 persons)	¥18
Food manufacturing and wholesale distributors (3 persons)	1

Total	¥19

5.	Current Portion of Long-term Borrowings

March 31, 2004
(in millions)
Regional banks	¥28,023
Trust banks	428
Long-term credit banks	1,068
Foreign banks	1,000
Credit bank and credit cooperative banks	3,952
Life insurance companies	70
Non-life insurance companies	1,090
Business corporations	14,791

Total	¥50,423

6.	Long-term Borrowings

March 31, 2004
(in millions)
Regional banks	¥22,324
Long-term credit banks	1,284
Credit bank and credit cooperative banks	4,591
Life insurance companies	30
Non-life insurance companies	1,316
Business corporations	14,131

Total	¥43,677

(3)	Other

          None

Annual Financial Report

ITEM 6.     ADMINISTRATIVE MATTERS REGARDING NISSIN’S STOCK

Ending date of fiscal year:	March 31 of each year
Annual shareholders’ meeting:	During June in each year
Closing period for shareholders of record:	—
Record date:	March 31 of each year
The type of shares certificate:	100 shares, 1,000 shares, and 10,000 shares
Record date for half-year dividend:	September 30 of each year
Number of shares to constitute one unit of share:	100 shares
Stock transfer;
Place of business handling:	Stock Transfer Agency Division, The Mitsubishi Trust and Banking Corporation 4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo
Transfer agent:	The Mitsubishi Trust and Banking Corporation 4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo
Intermediary offices:	Head office and branches of The Mitsubishi Trust and Banking Corporation
Fee for stock transferring:	Free of charge
Fee for issuing share certificate:	Free of charge
Purchase of shares below 1 unit (under Japanese Unit Share System);
Place of business handling:	Stock Transfer Agency Division, The Mitsubishi Trust and Banking Corporation 4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo
Agent:	The Mitsubishi Trust and Banking Corporation 4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo
Intermediary offices:	Head office and branches of The Mitsubishi Trust and Banking Corporation
Purchase commission:	Amount computed from the ratio of number of stock below 1 unit purchased to the brokerage commission of 1 unit stipulated by the Securities Exchange.
Newspaper in which public notice is inserted:	The Nihon Keizai Shimbun
Special privileges for the shareholders:	None

Note:	NISSIN’s home page address of which the balance sheets and statements of income could be viewed is as follow: http://www.nissin-f.co.jp

Annual Financial Report

ITEM 7. REFERENCE INFORMATION FOR NISSIN

The following documents were submitted to Director of Kanto Local Finance Bureau from April 1, 2003 to the filing date of the current annual financial report.
(1)	Annual Financial Report and Attachment for the year ended March 31, 2003 was submitted on June 25, 2003.
(2)	Semi-annual Financial Report for the six months ended September 30, 2003 was submitted on December 9, 2003.
(3)	Security Registration Statement for Stock Option and Attachment was submitted on July 7, 2003.
(4)	Amendment Security Registration Statement for Stock Option was submitted on July 16, 2003.
(5)	Amendment Security Issuance Registration Statements for Bond was submitted on June 26, 2003.
(6)	Purchase Report of Treasury Stock for period from March 1, 2003 to March 31, 2003 was submitted on April 7, 2003.
Purchase Report of Treasury Stock for period from April 1, 2003 to April 30, 2003 was submitted on May 9, 2003.
Purchase Report of Treasury Stock for period from May 1, 2003 to May 31, 2003 was submitted on June 6, 2003.
Purchase Report of Treasury Stock for period from June 1, 2003 to June 24, 2003 was submitted on July 8, 2003.
Purchase Report of Treasury Stock for period from June 25, 2003 to June 30, 2003 was submitted on July 8, 2003.
Purchase Report of Treasury Stock for period from July 1, 2003 to July 31, 2003 was submitted on August 8, 2003.
Purchase Report of Treasury Stock for period from August 1, 2003 to August 31, 2003 was submitted on September 5, 2003.
Purchase Report of Treasury Stock for period from September 1, 2003 to September 30, 2003 was submitted on October 8, 2003.
Purchase Report of Treasury Stock for period from October 1, 2003 to October 31, 2003 was submitted on November 7, 2003.
Purchase Report of Treasury Stock for period from November 1, 2003 to November 30, 2003 was submitted on December 10, 2003.
Purchase Report of Treasury Stock for period from December 1, 2003 to December 31, 2003 was submitted on January 9, 2004.
Purchase Report of Treasury Stock for period from January 1, 2004 to January 31, 2004 was submitted on February 10, 2004.
Purchase Report of Treasury Stock for period from February 1, 2004 to February 29, 2004 was submitted on March 8, 2004.
Purchase Report of Treasury Stock for period from March 1, 2004 to March 31, 2004 was submitted on April 6, 2004.
Purchase Report of Treasury Stock for period from April 1, 2004 to April 30, 2004 was submitted on May 11, 2004.
Purchase Report of Treasury Stock for period from May 1, 2004 to May 31, 2004 was submitted on June 4, 2004.

Annual Financial Report

SECOND SECTION: GUARANTOR COMPANY OF NISSIN

None

Annual Financial Report

Report of Independent Certified Public Accountants

June 24, 2003

Board of Directors of
NISSIN CO., LTD.

Sanyu & Co.
Representative Partner: Keisuke Takase
Engagement Partner: Tomohiro Koto

Pursuant to Article 193-2 of “Securities and Exchange Law,” we have audited the consolidated balance sheet, the consolidated statement of income, the consolidated statement of retained earnings, the consolidated statement of cash flows and the consolidated supplementary statements of NISSIN CO., LTD. included in “Financial Statements” as of and for the year ended March 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2003, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in Japan.

We have no interest in NISSIN CO., LTD. and its consolidated subsidiaries, which should be disclosed pursuant to the provision of the Certified Public Accountants Law.

Annual Financial Report

Report of Independent Certified Public Accountants

June 22, 2004

Board of Directors of
NISSIN CO., LTD.

Sanyu & Co.
Representative Partner: Keisuke Takase
Engagement Partner: Tomohiro Koto

Pursuant to Article 193-2 of “Securities and Exchange Law,” we have audited the consolidated balance sheet, the consolidated statement of income, the consolidated statement of retained earnings, the consolidated statement of cash flows and the consolidated supplementary statements of NISSIN CO., LTD. included in “Financial Statements” as of and for the year ended March 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2004, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in Japan.

As discussed in “Changes in Accounting Policies”, the Company has adopted the accounting policies for impairment of fixed assets in the preparation its consolidated financial statements. In addition, as discussed in “Significant Subsequent Events”, NISSIN CO., LTD. and Orient Credit Co., Ltd. signed an agreement concerning the sale of unsecured and un-guaranteed consumer loans receivable from NISSIN CO., LTD. to Orient Credit Co., Ltd. on May 6, 2004.

We have no interest in NISSIN CO., LTD. and its consolidated subsidiaries, which should be disclosed pursuant to the provision of the Certified Public Accountants Law.

Annual Financial Report

Report of Independent Certified Public Accountants

June 24, 2003

Board of Directors of
NISSIN CO., LTD.

Sanyu & Co.
Representative Partner: Keisuke Takase
Engagement Partner: Tomohiro Koto

Pursuant to Article 193-2 of “Securities and Exchange Law,” we have audited the balance sheet, the statement of income, the statement of appropriation of earnings, the supplementary statements of NISSIN CO., LTD. included in “Financial Statements” as of and for the year ended March 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2003, and the results of its operations for the year then ended, in conformity with accounting principles generally accepted in Japan.

We have no interest in NISSIN CO., LTD., which should be disclosed pursuant to the provision of the Certified Public Accountants Law.

Annual Financial Report

Report of Independent Certified Public Accountants

June 22, 2004

Board of Directors of
NISSIN CO., LTD.

Sanyu & Co.
Representative Partner: Keisuke Takase
Engagement Partner: Tomohiro Koto

Pursuant to Article 193-2 of “Securities and Exchange Law,” we have audited the balance sheet, the statement of income, the statement of appropriation of earnings, the supplementary statements of NISSIN CO., LTD. included in “Financial Statements” as of and for the year ended March 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2004, and the results of its operations for the year then ended, in conformity with accounting principles generally accepted in Japan.

As discussed in “Changes in Accounting Policies”, the Company has adopted the accounting policies for impairment of fixed assets in the preparation of its financial statements. In addition, as discussed in “Significant Subsequent Events”, NISSIN CO., LTD. and Orient Credit Co., Ltd. signed an agreement concerning the sale of unsecured and un-guaranteed consumer loans receivable from NISSIN CO., LTD. to Orient Credit Co., Ltd. on May 6, 2004.

We have no interest in NISSIN CO., LTD., which should be disclosed pursuant to the provision of the Certified Public Accountants Law.